Exhibit 10.21

EXECUTION COPY

OMNIBUS AMENDMENT
AND CONSENT
(FERGUSON RECEIVABLES, LLC)

This Omnibus Amendment and Consent (this “Amendment”) is entered into by the undersigned parties as of June 23, 2023, and amends the Receivables Purchase Agreement dated as of July 31, 2013, as previously amended, supplemented or modified prior to the date hereof (the “Existing Receivables Purchase Agreement”), among FERGUSON RECEIVABLES, LLC, a Delaware limited liability company (the “Seller”), FERGUSON ENTERPRISES, LLC (“Ferguson”), a Virginia limited liability company (in such capacity, the “Servicer”), the Originators party thereto from time to time, the Conduit Purchasers listed on Schedule I thereto from time to time, the Committed Purchasers listed on Schedule I thereto from time to time, the LC Banks listed on Schedule III thereto from time to time, the Facility Agents listed on Schedule I thereto from time to time, ROYAL BANK OF CANADA, as the administrative agent (in such capacity, the “Administrative Agent”), and FERGUSON PLC (formerly Wolseley plc), a company incorporated in Jersey and having registration number 128484 (the “Parent”) and the Purchase and Contribution Agreement dated as of July 31, 2013, as previously amended, supplemented or modified prior to the date hereof (the “Existing Purchase and Contribution Agreement”), between the Seller, Ferguson and the other Originators.
Preliminary Statements
(1)    Ferguson Fire Design, LLC (“FFD”), a subsidiary of Ferguson, has notified the Seller, the Administrative Agent and the Facility Agents that it desires as of the date hereof (i) to be added as an Originator party to the Existing Purchase and Contribution Agreement (as amended and modified on the date hereof pursuant to the terms herein, the “Purchase and Contribution Agreement”) and the Existing Receivables Purchase Agreement (as amended and modified on the date hereof pursuant to the terms herein, the “Receivables Purchase Agreement”), and (ii) for its Receivables to no longer be treated as Excluded Receivables (as defined in the Existing Receivables Purchase Agreement);
(2)    FFD and Ferguson have requested that the Seller, the Administrative Agent and the Facility Agents hereby consent to the addition of FFD as an Originator party to the Purchase and Contribution Agreement and the Receivables Purchase Agreement, and the Seller, the Administrative Agent and the Facility Agents are willing to so consent on the terms set forth herein;
(3)    The Seller and Ferguson have also requested certain other amendments to the Existing Receivables Purchase Agreement and to the Existing Purchase and Contribution Agreement, and the Facility Agents are willing to consent to such amendments; and

(4)    The parties hereto desire to amend (a) the Existing Receivables Purchase Agreement to (i) increase the permissible Delinquency Ratio and Dilution Ratio, (ii) add FFD as an Originator and to no longer treat the Receivables of FFD as Excluded Receivables (as defined in the Existing Receivables Purchase Agreement) and (iii) make certain other amendments, (b) the Existing Purchase and Contribution Agreement to add FFD as an Originator and make certain other changes and (c) the Subordinated Notes delivered by the Seller to each of the Originators (other than FFD) (the “Subordinated Notes”) to make some modifications to the relating to the LIBOR transition.
Therefore, the parties hereto agree as follows:
Defined Terms; References. Unless otherwise defined in this Amendment or set forth herein, each capitalized term used but not otherwise defined herein has the meaning given such term in the Receivables Purchase Agreement, as amended by this Amendment. The Receivables Purchase Agreement, the Purchase and Contribution Agreement and the Subordinated Notes are sometimes collectively referred to herein as the “Amendment Documents”. Unless the context of this Amendment otherwise clearly requires, references to the plural include the singular, references to the part include the whole and the words “include”, “including” and “includes” shall be deemed to be followed by “without limitation”. Each reference to “hereof”, “hereunder”, “herein” and “hereby”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. All references to an Amendment Document in any other document or instrument shall be deemed to mean the applicable Amendment Document, as amended by this Amendment. This Amendment shall not constitute a novation of either any Amendment Document, but shall constitute an amendment to each of them. The parties hereto agree to be bound by the terms and obligations of the Amendment, as amended by this Amendment, as though the terms and obligations of each Agreement were set forth herein.
    1.     Joinder of Additional Originator; Eligibility of FFD’s Receivables.
    (a)    By executing and delivering this Amendment, FFD agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Contribution Agreement, the Receivables Purchase Agreement and each of the other relevant Transaction Documents. From and after the Amendment Effective Date (defined below), FFD shall be an Originator for all purposes of the Purchase and Contribution Agreement, the Receivables Purchase Agreement and all other Transaction Documents. FFD hereby acknowledges that it has received copies of the Purchase and Contribution Agreement, the Receivables Purchase Agreement and the other Transaction Documents.
    (b)    FFD hereby makes all of the representations and warranties set forth in Article VI (to the extent applicable and as to itself) of the Purchase and Contribution Agreement and Section 6.01 of Receivables Purchase Agreement as of the Amendment Effective Date (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein.

    (c)     Schedule I to the Purchase and Contribution Agreement is hereby updated to set forth information about FFD after giving effect to the joinder in this Section 1.
    (d)    The Parent hereby acknowledges that the Obligations of FFD are and will be guaranteed by it pursuant to the provisions of Article V of the Receivables Purchase Agreement.
    (e)    The parties hereto acknowledge and agree that the joinder described in this Section 1 shall satisfy any and all of the requirements in Section 3.02 of the Purchase and Contribution Agreement and Section 3.04 of the Receivables Purchase Agreement applicable to the addition of an Originator and hereby consent to the joinder of FFD as an Originator under the Purchase and Contribution Agreement and the Receivables Purchase Agreement and.
(f)    On and after the Amendment Effective Date, the Receivables of FFD shall cease to be treated as Excluded Receivables.
    2.    Amendments to Receivables Purchase Agreement. The parties to the Receivables Purchase Agreement (after giving effect to the actions provided in Section 1 of this Amendment) hereby amend the Receivables Purchase Agreement by making the additions which appear with computer generated underscoring and making the deletions which appear with computer generated strike-throughs, in each case, in the composite copy of the Receivables Purchase Agreement attached hereto as Annex A. The amendments to the Receivables Purchase Agreement provided for in this Amendment constitute the sixteenth amendment to the Receivables Purchase Agreement.
    3.    Amendments to Purchase and Contribution Agreement; Consent. The parties to the Purchase and Contribution Agreement (after giving effect to the actions provided in Section 1 of this Amendment) hereby amend the Purchase and Contribution Agreement by making the additions which appear with computer generated underscoring and making the deletions which appear with computer generated strike-throughs, in each case, in the composite copy of the Purchase and Contribution Agreement attached hereto as Annex B. The amendments to the Purchase and Contribution Agreement provided for in this Amendment constitute the eighth amendment to the Purchase and Contribution Agreement. In accordance with Section 9.02 of the Purchase and Contribution Agreement, each of the Facility Agents hereby consents to the amendment of the Purchase and Contribution Agreement.
    4.    Amendment of Subordinated Notes; Consent. The Seller and each Originator (other than FFD) hereby consent to the following amendments to each of their respective Subordinated Notes:
(a)    The following new definitions are hereby added to Section 2 of each Subordinated Note:
“Term SOFR”: The meaning set forth in the Receivables Purchase Agreement.

“Term SOFR Replacement Event”: The meaning set forth in the Receivables Purchase Agreement.
(b)    The definitions of “Benchmark Transition Event” and “Eurodollar Rate” in Section 2 of each Subordinated Note are hereby deleted.
(c) The first sentence of Section 3. of each Subordinated Note is hereby deleted in its entirety and replaced with the following:
The aggregate unpaid Purchase Price owing to the Originator under the Purchase and Contribution Agreement from time to time outstanding shall bear interest at a rate per annum equal to (i) Term SOFR plus 2.00% or (ii) on and after a Term SOFR Replacement Event, the Benchmark Replacement.
As required by Section 10(a) of each Subordinated Note, each of the Facility Agents hereby consents to the amendment of each Subordinated Note.
    5.    Conditions to Effectiveness. The effectiveness of this Amendment shall occur on the date (the “Amendment Effective Date”) when the Administrative Agent and the Facility Agents shall have received (i) duly executed counterparts of this Amendment from each party hereto, (ii) all other documents and instruments (duly executed, if applicable) listed on the Closing Index attached hereto as Annex C and (iii) all necessary credit approvals of their respective Purchase Groups.
Upon the effectiveness of this Amendment, each of Seller, the Administrative Agent, each of the current Originators and FFD, as applicable, authorizes the filing by the Administrative Agent (or its designee) of the UCC-1 and UCC-3 financing statements described on the Closing Index attached hereto as Annex C. The fees and expenses incurred in connection with all such filings shall be paid by the Seller or Ferguson, as appropriate.
    6.        Representations and Warranties. In order to induce the Facility Agents, the Purchasers and the Administrative Agent to execute, deliver and perform this Amendment, each of the Ferguson Parties, as to itself (and, if so specified, its Subsidiaries) hereby represents and warrants to the other parties to this Amendment as of the Amendment Effective Date that:
    (a)    prior to and after giving effect to this Amendment, the representations and warranties of such Person (other than those representations and warranties that were made only on and as of a specified date and then as of such specified date)) set forth in the Receivables Purchase Agreement and the Purchase and Contribution Agreement are true and correct in all material respects;
    (b)    this Amendment has been duly authorized, executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person enforceable in accordance with its terms (subject to usual and customary bankruptcy exceptions); and

    (c)    prior to and immediately after giving effect to this Amendment, no Termination Event or Potential Termination Event exists on and as of the date hereof.
    7.    Affirmation and Ratification. The Parent hereby (a) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall not in any way release, diminish, impair, reduce, or, except as expressly stated herein, otherwise affect its obligations under the Transaction Documents to which it is a party, which Transactions Documents shall remain in full force and effect, (b) ratifies and affirms its obligations under the Receivables Purchase Agreement as amended hereby and the other Transaction Documents to which it is a party (including by the addition of FFD as an Originator), and (c) acknowledges, renews and extends its continued liability under the Receivables Purchase Agreement as amended hereby and the other Transaction Documents to which it is a party.
    8.    Scope of Amendment. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. Except as expressly amended hereby, each Amendment Document remains in full force and effect in accordance with its terms and this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Amendment Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
9.    Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Section 11.17 (Governing Law; Submission to Jurisdiction) of the Receivables Purchase Agreement are hereby incorporated by reference.
    10.    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by emailed pdf, facsimile transmission or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The parties acknowledge and agree that they may execute this Amendment and any Transaction Document and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment and any Transaction Document shall have the same validity and legal effect as the use of a signature affixed by hand (to the extent permitted by applicable law) and is made with the intention of authenticating this Amendment and any such Transaction Document, applicable and evidencing the parties’ intention to be bound by the terms and conditions contained herein and therein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

FERGUSON RECEIVABLES, LLC, as Seller

By: /s/ Brenda L. Crowder
    Name: Brenda L. Crowder
    Title: Treasurer

FERGUSON ENTERPRISES, LLC, as an     Originator and Servicer

By: /s/ Brenda L. Crowder
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

ENERGY & PROCESS CORPORATION, as an Originator

By: /s/ Brenda L. Crowder
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

FERGUSON FIRE & FABRICATION, INC., as an Originator

By: /s/ Brenda L. Crowder
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

[Signature Page – Ferguson Omnibus Amendment June 2023]

DBS HOLDINGS, INC., as an Originator

By: /s/ Brenda L. Crowder
     Name: Brenda L. Crowder
     Title: Assistant Treasurer

HP PRODUCTS CORPORATION, as an Originator

By: /s/ Brenda L. Crowder
    Name: Brenda L. Crowder
    Title: Assistant Treasurer
FERGUSON FIRE DESIGN, LLC, as an Originator

By: /s/ Brenda L. Crowder
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

FERGUSON PLC, as Parent

By: /s/ William S. Brundage
    Name: William S. Brundage
    Title: Chief Financial Officer

[Signature Page – Ferguson Omnibus Amendment June 2023]

ROYAL BANK OF CANADA, as a Committed Purchaser, a Facility Agent and Administrative Agent

By: /s/ Veronica L. Gallagher
    Name: Veronica L. Gallagher
    Title: Authorized Signatory

THUNDER BAY FUNDING, LLC, as a Conduit
Purchaser
By: Royal Bank of Canada, is Attorney-in-Fact

By: /s/ Veronica L. Gallagher
    Name: Veronica L. Gallagher
    Title: Authorized Signatory

[Signature Page – Ferguson Omnibus Amendment June 2023]

TRUIST BANK, as a Committed Purchaser and a Facility Agent

By: /s/ Jason Meyer
     Name: Jason Meyer
     Title: Managing Director
[Signature Page – Ferguson Omnibus Amendment June 2023]

GTA FUNDING LLC, as a Conduit Purchaser

By: /s/ Kevin J. Corrigan
    Name: Kevin J. Corrigan
    Title: Vice President

RELIANT TRUST, as a Conduit Purchaser
By: Computershare Trust Company of Canada, in its capacity as trustee of Reliant Trust, by its U.S. Financial Services Agent,
The Toronto-Dominion Bank

By: /s/ Luna Mills
    Name: Luna Mills
    Title: Managing Director

THE TORONTO-DOMINION BANK, as a Committed Purchaser and a Facility Agent

By: /s/ Luna Mills
    Name: Luna Mills
    Title: Managing Director

[Signature Page – Ferguson Omnibus Amendment June 2023]

SMBC NIKKO SECURITIES AMERICA, INC., as a Facility Agent

By: /s/ Yukimi Konno
    Name: Yukimi Konno
    Title: Managing Director

SUMITOMO MITSUI BANKING CORPORATION, as a Committed Purchaser

By: /s/ Jun Ashley
    Name: Jun Ashley
    Title: Director

[Signature Page – Ferguson Omnibus Amendment June 2023]

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, the Swingline Purchaser and a Facility Agent

By: /s/ Eric Bruno
    Name: Eric Bruno
    Title: Senior Vice President
[Signature Page – Ferguson Omnibus Amendment June 2023]

STARBIRD FUNDING CORPORATION, as a Conduit Purchaser

By:    /s/ David V. DeAngelis
    Name: David V. DeAngelis
    Title: Vice President

BNP PARIBAS, as a Committed Purchaser and a Facility Agent

By:    /s/ Advait Joshi
    Name: Advait Joshi
    Title: Director

By:    /s/ Chris Fukuoka
    Name: Chris Fukuoka
    Title: Director
[Signature Page – Ferguson Omnibus Amendment June 2023]

Showing Changes from Conformed Copy
as of February 10, 2023

ANNEX A TO OMNIBUS AMENDMENT AND CONSENT DATED AS OF JUNE 23, 2023

RECEIVABLES PURCHASE AGREEMENT
dated as of July 31, 2013
among
FERGUSON RECEIVABLES, LLC,
as Seller,
FERGUSON ENTERPRISES, LLC,
as Servicer,
THE ORIGINATORS PARTY HERETO FROM TIME TO TIME,
THE CONDUIT PURCHASERS LISTED ON SCHEDULE I FROM TIME TO TIME,
THE COMMITTED PURCHASERS LISTED ON SCHEDULE I FROM TIME TO TIME,
THE LC BANKS LISTED ON SCHEDULE III FROM TIME TO TIME,
THE FACILITY AGENTS LISTED ON SCHEDULE I FROM TIME TO TIME,
ROYAL BANK OF CANADA,
as Administrative Agent,
and
FERGUSON PLC,
as Parent

    1

TABLE OF CONTENTS

		PAGE

ARTICLE I	DEFINITIONS; CONSTRUCTION		2
Section 1.01.	Certain Definitions		2
Section 1.02.	Interpretation and Construction		36
Section 1.03.	[Reserved]		36
Section 1.04.	Use of Historical Data		36

ARTICLE II	PURCHASES AND SETTLEMENTS		36
Section 2.01.	General Assignment and Conveyance; Intent of the Parties.		36
Section 2.01A.	Certain Reconveyances.		38
Section ~~2.01B.Reconveyance of FFD Receivables.~~			~~38~~
~~Section~~ 2.02.	Incremental Purchases	~~39~~	38
Section 2.03.	Purchase Price		39
Section 2.04.	Payments to Seller		40
Section 2.05.	Reinvestment Purchases		40
SECTION 2.06.	BENCHMARK REPLACEMENT\F C\L	~~41~~	40
Section 2.07.	Yield, Fees and Costs	~~42~~	41
Section 2.08.	Settlements and Other Payment Procedures	~~43~~	42
Section 2.09.	Mandatory Reduction of Aggregate Exposure Amount	45
Section 2.10.	Letters of Credit	~~46~~	45
Section 2.11.	Letter of Credit Reimbursements; Payments	~~49~~	48
Section 2.12.	Defaulting Purchasers	51
Section 2.13.	Payments and Computations, Etc.	~~52~~	51
Section 2.14.	Increased Costs	52
Section 2.15.	Optional Reduction of Maximum Net Investment; Optional Reduction of Aggregate Net Investment	~~53~~	52
Section 2.16.	Increase in Maximum Net Investment	53
Section 2.16.	Procedures for Extension of Scheduled Termination Date; Non-Extending Purchase Groups	53
Section 2.17.	Facility Termination	~~55~~	54
Section 2.19.	Swingline Purchases	~~55~~	54
ARTICLE III	CLOSING PROCEDURES	56
Section 3.01.	Purchase and Sale Procedures	56
Section 3.02.	Conditions to Closing	~~57~~	56
Section 3.02A.	Conditions to Amendment Effectiveness; Post-Effectiveness Covenants	59
Section 3.03.	Conditions to Purchases and Letter of Credit Usage	~~60~~	59
Section 3.04.	Conditions to Purchase/Acceptance of Assignment of Receivables of Additional Originator; Release and Reconveyance of Certain Receivables	~~61~~	60
    -i-

ARTICLE IV	PROTECTION OF THE OWNERS; ADMINISTRATION AND SERVICING OF RECEIVABLES; COLLECTIONS	62
Section 4.01.	Acceptance of Appointment and Other Matters Relating to the Servicer	62
Section 4.02.	Maintenance of Information and Marking of Computer Records	63
Section 4.03.	Protection of the Interests of the Purchasers and LC Banks	~~64~~	63
Section 4.04.	Maintenance of Writings and Records	64
Section 4.05.	Information	~~65~~	64
Section 4.06.	Audits; Agreed-Upon Procedures	~~65~~	64
Section 4.07.	No Impairment	65
Section 4.08.	Administration and Collections	65
Section 4.09.	Complete Servicing Transfer	66
Section 4.10.	Lockboxes; Lockbox Accounts; Depositary Accounts	~~68~~	67
Section 4.11.	Reports	~~70~~	69
Section 4.11A.	Transition Receivables	70
Section 4.13.	Servicer Indemnification of Indemnified Parties	~~72~~	71
Section 4.13.	Servicing Fee	~~73~~	72
ARTICLE V	PARENT UNDERTAKING	~~73~~	72
Section 5.01.	Guaranty	~~73~~	72
Section 5.02.	Guaranty Absolute	73
Section 5.03.	Waiver	~~75~~	74
Section 5.04.	Subrogation	~~75~~	74
ARTICLE VI	REPRESENTATIONS AND WARRANTIES	~~76~~	75
ARTICLE VII	COVENANTS	~~81~~	80
Section 7.01.	Affirmative Covenants of the Ferguson Parties	~~81~~	80
Section 7.02.	Negative Covenants of the Ferguson Parties	~~88~~	87
Section 7.06.	Separateness Covenants	~~91~~	90
ARTICLE VIII	TERMINATION	~~93~~	92
Section 8.01.	Termination Events	~~93~~	92
Section 8.02.	Consequences of a Termination Event	~~96~~	95
ARTICLE IX	THE ADMINISTRATIVE AGENT AND THE FACILITY AGENTS	~~96~~	95
Section 9.01.	Authorization and Action	~~96~~	95
Section 9.02.	UCC Filings	~~98~~	97
Section 9.03.	Administrative Agent’s and Facility Agents’ Reliance, Etc.	~~98~~	97
Section 9.04.	Non-Reliance on the Administrative Agent and the Facility Agents	~~99~~	98
Section 9.05.	Administrative Agent, Facility Agents and Affiliates	100
Section 9.06.	Indemnification	~~101~~	100
Section 9.07.	Successor Administrative Agent	101
Section 9.08.	Erroneous Payments	~~102~~	101
ARTICLE X	INDEMNIFICATION; EXPENSES	~~104~~	103
    -ii-

Section 10.01.	Indemnity by Seller	~~104~~	103
Section 10.02.	Indemnity for Taxes	106
Section 10.03.	Indemnity by Originators.	~~108~~	107
Section 10.04.	Expenses	108
ARTICLE XI	MISCELLANEOUS	~~109~~	108
Section 11.01.	Amendments and Waivers	~~109~~	108
Section 11.02.	Successors and Assigns; Assignments; Participations	~~110~~	109
Section 11.03.	No Implied Waiver; Cumulative Remedies	~~112~~	111
Section 11.04.	No Discharge	112
Section 11.05.	[Reserved]	~~113~~	112
Section 11.06.	Payments Set Aside	~~113~~	112
Section 11.07.	Tax Forms and Status	~~113~~	112
Section 11.08.	Replacement of Purchase Groups	~~114~~	113
Section 11.09.	No Petition	114
Section 11.10.	No Recourse	~~115~~	114
Section 11.11.	Holidays	~~115~~	114
Section 11.12.	Records	~~115~~	114
Section 11.13.	Term of Agreement	~~115~~	114
Section 11.14.	Notices	115
Section 11.15.	Severability	~~116~~	115
Section 11.16.	Prior Understandings	~~116~~	115
Section 11.17.	Governing Law; Submission to Jurisdiction	~~116~~	115
Section 11.18.	Counterparts; Electronic Signature	~~116~~	115
Section 11.19.	Confidentiality	~~117~~	116
Section 11.20.	USA Patriot Act	~~117~~	116
Section 11.21.	Acquisitions	~~118~~	117
Section 11.22.	Waiver of Jury Trial	~~118~~	117
Section 11.23.	Designated Excluded Receivables	~~118~~	117
Section 11.24.	Acknowledgement and Consent to Bail-In of EEA Financial Institution	~~120~~	119

    -iii-

EXHIBIT A    —    Credit and Collection Policy

EXHIBIT B    —    Form of Monthly Report

EXHIBIT C    —    Form of Assumption Agreement

EXHIBIT D        Form of Addendum/Amendment (Extension of Scheduled Termination Date)

EXHIBIT E    —    Form of Purchase Notice/Letter of Credit Request

EXHIBIT F    —    Form of Optional Reduction Notice

EXHIBIT G    --    Form of Notice of Designated Excluded Receivables
SCHEDULE I    —    Schedule of Purchase Groups, Purchase Group Maximum Net Investments, Purpose Group Percentages, Notice Addresses and Funds Transfer Address)
SCHEDULE II    —    Schedule of Depositary Banks, Lockboxes, and Accounts
SCHEDULE III    —    Schedule of LC Banks, LC Bank Sublimits, Notice Addresses and Funds Transfer Information
SCHEDULE IV    --    Schedule of Designated Excluded Receivables
    -iv-

RECEIVABLES PURCHASE AGREEMENT
Receivables Purchase Agreement, dated as of July 31, 2013 (this “Agreement”), among Ferguson Receivables, LLC, a Delaware limited liability company (the “Seller”), Ferguson Enterprises, LLC, a Virginia limited liability company (“Ferguson”), as servicer (in such capacity, the “Servicer”), Ferguson and the Other Originators (as defined herein) party hereto from time to time (the “Originators”), the conduit Purchasers (as defined herein) party hereto from time to time and listed on Schedule I hereto, the Committed Purchasers (as defined herein) party hereto from time to time and listed on Schedule I hereto, the LC Banks (as defined herein) party hereto from time to time and listed on Schedule III hereto, the Facility Agents (as defined herein) party hereto from time to time and listed on Schedule I hereto, Royal Bank of Canada, as administrative agent for the Conduit Purchasers, the Committed Purchasers, the LC Banks and the Facility Agents (together with its successors and assigns, in such capacity, the “Administrative Agent”) and Ferguson plc, a company incorporated in Jersey under registered number 128484 (the “Parent”).
RECITALS
Whereas, the Seller intends to purchase from the Originators receivables generated by the Originators from time to time, and certain rights and interests related thereto;
Whereas, the Facility Agents, on behalf of their respective Purchase Groups (as defined herein), will from time to time purchase from the Seller undivided percentage ownership interests in such receivables pursuant to and in accordance with the terms hereof;
Whereas, PNC Bank, National Association, in its capacity as Swingline Purchaser, will from time to time purchase, on a same-day basis, from the Seller undivided percentage ownership interests in such receivables pursuant to and in accordance with the terms hereof;
Whereas, the LC Banks, if any, will from time to time issue letters of credit at the request of the Seller, and the Seller will assign an undivided percentage interest in such receivables to secure its reimbursement obligations with respect to such letters of credit pursuant to and in accordance with the terms hereof;
Whereas, the Parent has agreed to provide a performance guaranty with respect to the obligations of the Servicer and the Originators contained herein and in the Purchase and Contribution Agreement (as defined herein); and
Whereas, the Administrative Agent will act in such capacity on behalf of the Facility Agents and the Purchase Groups hereunder.
Now, Therefore, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION
    Section 1.01.    Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Account” shall mean any Lockbox Account, any Depositary Account, any Blocked Local Account, the Concentration Account or the Collection Account.
“Acquisition Receivable” shall have the meaning specified in Section 11.21 hereof.
“Administrative Agent” shall mean Royal Bank of Canada, and its successors and assigns.
“Administrative Agent Fee Letter” shall mean the agreement between the Seller and the Administrative Agent, setting forth the fees payable by the Seller to the Administrative Agent, as the same may be from time to time amended, restated, supplemented or otherwise modified from time to time.
“Affected Financial Institution” shall mean any (i) EFA Financial Institution or (b) any UK Financial Institution.
“Affected Person” shall have the meaning specified in Section 2.14 hereof.
“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Obligor” shall mean any Obligor that is an Affiliate or Subsidiary of another Obligor.
“Aggregate Exposure Amount” shall mean, at any time, the sum of (i) the Aggregate Net Investment, (ii) the undrawn Stated Amount of all Letters of Credit outstanding and (iii) Reimbursement Obligations.
“Aggregate Net Investment” shall mean, at any time, the sum of (i) each Purchase Group’s Net Investment (other than the Net Investment attributable to a Swingline Purchase) at such time and (ii) the Swingline Purchaser’s Net Investment attributable to a Swingline Purchase at such time.
“Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Yield on the Aggregate Net Investment and the Reimbursement Obligations at such time, (ii) the Aggregate Net Investment at such time, (iii) the aggregate amount of Reimbursement Obligations at such time; (iv) all fees accrued and unpaid hereunder or under the Transaction Fee Letters at such time and (v) all other amounts owed (whether due or accrued) hereunder by the Seller to the Purchasers (including the Swingline Purchaser), the Facility Agents, the LC Banks and the Administrative Agent or the Support Providers at such time.
“Agreement” shall mean this Receivables Purchase Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified from time to time.
“Alternate Base Rate” shall mean, for any Purchase Group, on any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of (i) the prime rate announced from time to time by the related Facility Agent, Swingline Purchaser or LC Bank, as applicable, in effect on such day, (ii) the Federal Funds Rate and (iii) the Term SOFR of a tenor of one month plus the sum of the Benchmark Margin and one percent (1%) per annum.
“Amendment Effective Date” shall mean October 7, 2022.
    “Anti-Terrorism Law” shall mean the OFAC Laws and Regulations, the Executive Order, the USA Patriot Act, the BSA and any other applicable requirements of law and governmental guidance for the prevention of terrorism, terrorist financing and drug trafficking or the prevention and detection of money laundering violations, in each case, of the United States or any member state of the European Union.
“Annual Gross Write-off Ratio” shall mean the ratio (expressed as a percentage) calculated for each fiscal year ended July 31 and reported in the Monthly Report delivered to the Facility Agents on the Monthly Report Date immediately following such fiscal year of (i) the gross write-offs of Receivables during such fiscal year to (ii) the aggregate Outstanding Balance of Receivables generated during such fiscal year.
“Approved Data Reporting System” shall mean any of the following: (i) for the Receivables of any branch or location of an Originator or any Acquisition Receivables related to a particular acquisition by an Originator, the Trilogie system; and (ii) for the Transition Receivables of a branch or location of an Originator or any Acquisition Receivables related to a particular acquisition by an Originator, Oracle, at such time as the Servicer can accurately report, to the reasonable satisfaction of the Administrative Agent, all data required to be reported hereunder, for such Transition Receivables or Acquisition Receivables, as the case may be.
“Assumption Agreement” shall mean an agreement in the form of Exhibit C hereto (with such changes as may be appropriate under the specific circumstances) executed and delivered in accordance with Sections 2.16, 2.17, 11.02, and 11.08 hereof.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” shall mean~~, (i) before the Amendment Effective Date, LIBOR, and (ii) beginning on the Amendment Effective Date,~~ Term SOFR, provided that if a Term SOFR Replacement Event has occurred with respect to Term SOFR, then the “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.06.
“Benchmark Margin” shall mean (i) initially, 0.10% per annum and (ii) with respect to a Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Required Facility Agents and the Seller in accordance with Section 2.06.
“Benchmark Replacement” shall mean ~~(i) with respect to the Benchmark Transition Event that is deemed to occur on the Amendment Effective Date, Term SOFR, and (ii) with respect to any Benchmark Transition Event on and after the Amendment Effective Date,~~ a benchmark rate which is:
(a)formally designated, nominated or recommended as the replacement for Term SOFR by:
(i)the administrator of Term SOFR (provided that the market or economic reality that such benchmark rate measures is the same as that measured by Term SOFR); or
(ii)any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Benchmark Replacement” will be the replacement under paragraph (ii) above;
(b)in the opinion of the Required Facility Agents and the Seller, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to Term SOFR; or
(c)in the opinion of the Required Facility Agents and the Seller, an appropriate successor to Term SOFR;
provided that, if such Benchmark Replacement as so determined would be less than 0.00%, such Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Transaction Documents.

~~“Benchmark Transition Event” shall mean, with respect to (i) LIBOR, the event which is deemed to have occurred on the Amendment Effective Date and (ii) Term SOFR, the occurrence of the Term SOFR Replacement Event.~~
“Beneficiaries” shall mean the Administrative Agent, for the benefit of itself, the Facility Agents, the Purchasers and the LC Banks.
“Beneficial Ownership Certificate” shall mean a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation, in substantially the form prescribed in the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Bill and Hold Receivable” shall mean a Receivable originated as a “billed but not shipped” or as a “bill and hold”.
“Blocked Account Agreement” shall mean the “control” agreement related to each Lockbox Account, Depositary Account, Blocked Local Account (other than as specified in the proviso in the definition of “Blocked Local Account”) and the Concentration Account, in form and substance reasonably acceptable to the Administrative Agent, by and among the Seller, the Servicer, the Administrative Agent and the applicable Depositary Bank.
“Blocked Local Account” shall mean, with respect to an Originator, an account established and maintained at a Depositary Bank by the Seller into which Obligor payments with respect to Receivables, as well as payments on cash sales, in each case, generated by such Originator are deposited~~; provided, however, that during the period from May 19, 2021 to September 1, 2021, Account # 1059629166 established and maintained at PNC by Ferguson shall be deemed a Blocked Local Account for all purposes under this Agreement and the other Transaction Documents~~.
“BSA” shall mean the United States Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq.
“Business Day” shall mean any day on which (i) banks are not authorized or required to close under the Laws of New York, (ii) a bond market holiday is not recommended by the Securities Industry and Financial Markets Association and (iii) if used in connection with SOFR, such day shall also be a U.S. Government Securities Business Day.
“Calculation Period” shall mean a calendar month.
“Carrying Cost Reserve Amount” shall mean, on any day, the product of (i) the Carrying Cost Reserve Ratio and (ii) the Net Receivables Balance on such day.
“Carrying Cost Reserve Ratio” shall mean, on any day, calculated for the preceding Calculation Period, the product of (i) the Stress Factor, (ii) the Default Rate and (iii) a fraction, the numerator of which is the highest Days Sales Outstanding for the prior 12 Calculation Periods and the denominator of which is 360.

“Change of Control” shall mean (i) with respect to the Seller, Ferguson shall cease to own directly or indirectly 100% of the issued and outstanding Equity Interests therein, (ii) with respect to Ferguson, the Parent shall cease to own directly or indirectly 100% of the issued and outstanding Equity Interests therein, (iii) with respect to any Originator other than Ferguson, Ferguson shall cease to own directly or indirectly 100% of the issued and outstanding Equity Interests therein, or (iv) with respect to the Parent, any Person (whether acting alone or in concert) gains Control (directly or indirectly) of the management and policies of the Parent, whether through the ownership of its Voting Stock, by contract or otherwise.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall have the meaning specified in Section 2.01(b) hereof.
“Collection Account” shall mean the account, if any, established and maintained by, and in the name of, the Administrative Agent (for the benefit of the Purchase Groups), in accordance with Section 4.10(e) hereof.
“Collections” shall mean, for any Receivable as of any date, all cash collections and other cash proceeds (whether in the form of cash, wire transfer, or checks) of that Receivable, including, without limitation, all finance charges, if any, and cash proceeds of the related property with respect to such Receivable, any Deemed Collections of such Receivable and any amounts received with respect to a Participation Interest in such Receivable.
“Commercial Paper” shall mean the commercial paper notes which fund the purchase of Receivables by each Conduit Purchaser and which are issued in the commercial paper market by such Conduit Purchaser or an entity sponsored by the same financial institution to provide funding to the related Conduit Purchaser.
“Committed Purchaser” shall mean each entity which is or becomes a party to this Agreement in such capacity by executing this Agreement or an Assumption Agreement and that is identified as such from time to time on Schedule I to this Agreement, and any of its successors and assigns. Unless the context herein requires otherwise, the Swingline Purchaser is a Committed Purchaser.
“Complete Servicing Transfer” shall have the meaning specified in Section 4.09(a) hereof.
“Concentration Account” shall mean the deposit account established and maintained at Bank of America, N.A., account number 4427713552, in the name of the Seller, into which account Collections are received or deposited.
“Concentration Limit” shall mean, on any day, the aggregate Outstanding Balance of all Receivables with respect to the following specified Obligor or type of Obligor may not exceed the applicable concentration limit of the aggregate Outstanding Balance of all Eligible Receivables: (i) in the case of a single Obligor (including a Government Obligor) and such Obligor’s Affiliated Obligors (except in the case of multiple Government Obligors), 2%; (ii) in the case of all Government Obligors, 4%; and (iii) in the case of all Federal Government Obligors, 1.5%.
“Conduit Purchaser” shall mean each entity that is or becomes a party to this Agreement in such capacity by executing this Agreement or an Assumption Agreement and that is identified as such from time to time on Schedule I to this Agreement, and any of its successors and assigns.
“Conduit Support Document” shall mean any agreement entered into by any Support Provider providing for the issuance of one or more letters of credit for the account of any Conduit Purchaser, the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Support Provider for any drawings thereunder, the sale by any Conduit Purchaser to any Support Provider of its interest in the Receivables (or any portion thereof) and/or the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program (whether for liquidity or credit enhancement support), together with any letter of credit, surety bond or other instrument issued thereunder.
“Contra Account” shall mean a Receivable that may be offset by a current account payable due from an Originator to the related Obligor
“Contract” shall mean a contract between an Originator and an Obligor, and/or any and all invoices and other writings which, in either case, give rise to a receivable arising from the sale by such Originator of goods or rendering of services in the ordinary course of such Originator’s business.
“Control” shall mean the power, directly or indirectly, to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Control Date” shall mean the date on which the Administrative Agent delivers a notice of exclusive control pursuant to Section 4.10(b).
“Control Event” shall mean (i) the occurrence and continuance of a Termination Event or (ii) a Downgrade Event.
“Credit Agreement” shall mean (i) the Multicurrency Revolving Facility Agreement, US$1,100,000,000, dated 10 March 2020 (as amended and restated pursuant to an amendment and restatement agreement dated 7th October 2022), between the Parent and Ferguson UK Holdings Limited, as original borrowers and guarantors, the Mandated Lead Arrangers party thereto, the Financial Institutions party thereto, as original lenders, Barclays Bank PLC, BNP Paribas and ING Bank N.V,, London Branch, as Coordinators, and ING Bank N.V., London Branch, as Agent, as the same may from time to time be amended, restated, supplemented or otherwise modified from time to time, or (ii) any credit agreement between the Parent and/or any Ferguson Party and a group of lenders which replaces the Credit Agreement in preceding clause (i).

“Credit and Collection Policy” shall mean the Servicer’s credit, collection, enforcement and other policies and practices relating to Contracts and Receivables existing on the date hereof and as set forth on Exhibit A hereto, as the same may be modified from time to time in compliance with Section 4.05 hereof.
“Credit Card Agreement” shall mean an agreement entered into by Ferguson with a third party which sets forth the terms of the provision of services relating to the processing of credit card payments from Obligors.
“Days Sales Outstanding” shall mean, on any day for the preceding Calculation Period, an amount equal to the product of (i) a fraction, the numerator of which is the Outstanding Balance of all Receivables on the first day of such Calculation Period and the denominator of which is the aggregate amount of Receivables generated during such Calculation Period and (ii) 30.
“Deemed Collections” shall mean collections deemed received by the Seller in an amount equal to (i) all Dilutions and (ii) the aggregate Outstanding Balance of any Receivables (a) which were included in the Net Receivables Balance and which were not Eligible Receivables, (b) in which the Administrative Agent does not have a first priority perfected ownership or security interest or (c) as to which the other representations and warranties set forth in Sections 6.01(d), (e), (g) and (h) and made by the Seller or the Servicer are no longer true and correct in all material respects (or, if made as of a particular date, which was not true and correct in all material respects as of such date).
“Defaulted Receivable” shall mean the debit balance of a Receivable (i) which remains unpaid for 121 days or more from the original due date (other than the portion of a Receivable subject to retainage that is re-aged in the normal course of business), (ii) the Obligor of which is in a bankruptcy or similar proceeding as debtor, (iii) which has been identified by the Servicer or the applicable Originator as uncollectible or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.
“Defaulting Purchaser” shall mean any Committed Purchaser that fails to make a Purchase when all conditions to such Purchase have been satisfied.
“Default Rate” shall mean the Alternate Base Rate plus 2.0% per annum.
“Default Ratio” shall mean the ratio (expressed as a percentage) calculated on any day, for the preceding Calculation Period, of (i) the aggregate Outstanding Balance of Receivables that were not Defaulted Receivables at the beginning of such Calculation Period but that became Defaulted Receivables or that were written off the books of the applicable Originator during such Calculation Period (without duplication) to (ii) the aggregate amount payable in respect of Receivables originated five months prior to such Calculation Period.
“Delinquency Ratio” shall mean the ratio (expressed as a percentage), calculated on any day, for the preceding Calculation Period, of (i) the aggregate Outstanding Balance of Delinquent

Receivables as of the last day of such Calculation Period to (ii) the aggregate Outstanding Balance of all Receivables on such last day.
“Delinquent Receivable” shall mean the debit balance of a Receivable which remains unpaid for 91 days or more from the original due date (other than the portion of a Receivable subject to retainage that is re-aged in the normal course of business).
“Depositary Account” shall mean an account maintained at a Depositary Bank into which Collections in the form of wire transfer or electronic funds transfers are made by Obligors.
“Depositary Bank” shall mean, at any time, any financial institution reasonably acceptable to the Administrative Agent which holds a Lockbox Account, a Depositary Account, a Blocked Local Account, the Concentration Account or the Collection Account.
“Designated Account” shall mean the Seller’s bank account as follows:

Bank of America
411 North Akard Street
Dallas, TX 75201
ABA No.: [ ]
Account Name: [ ]
Account No.: [ ]
“Designated Excluded Receivables” shall mean the receivables of the Designated Types listed on Schedule IV hereto from time to time in accordance with the provisions of Section 11.23 hereof.
“Designated Person” shall mean any Person (a) listed in the annex to, or otherwise subject to the provisions of, an Executive Order; (b) listed on any Lists; or (c) owned by or controlled by, or acting for or on behalf of, any person referred to in preceding clause (a) or (b).
“Designated Type” shall mean each (i) Obligor or (ii) Originator log-on location(s), each of which has a customer number or log-on number, as identified on Schedule IV hereto from time to time. For the avoidance of doubt, a group of Obligors taken together can constitute a Designated Type, and a group of Originator log-on locations taken together can constitute a Designated Type.
“Dilution” shall mean the portion of any Receivable which is reduced or canceled as a result of (a) any defective, rejected, returned or repossessed goods or services, any cash or other discount, or any failure by an Originator to deliver any goods or perform any services or otherwise perform under the underlying Contract, (b) any change in or cancellation of any of the terms of such Contract or any other adjustment by an Originator or the Seller which reduces the amount payable by the Obligor on the related Receivable, (c) any rebates, warranties, allowances or charge-backs, or (d) any setoff or credit in respect of any claim by the Obligor thereof (regardless of whether such claim arises out of the same or a related transaction or an unrelated transaction). The Seller shall be deemed to have received a Collection in an amount equal to the amount of such Dilution of each Receivable on the day such Dilution occurs.
“Dilution Horizon Ratio” shall mean a fraction, calculated on any day for the preceding Calculation Period, (i) the numerator of which equals the aggregate amount of all Receivables generated during such Calculation Period and (ii) the denominator of which equals the Net Receivables Balance at the end of such Calculation Period.
“Dilution Ratio” shall mean the ratio (expressed as a percentage), calculated on any day for the preceding Calculation Period, of (i) the amount of Dilution for such Calculation Period to (ii) the aggregate Outstanding Balance of all Receivables generated during the Calculation Period prior to such Calculation Period.
“Dilution Reserve Amount” shall mean, on any day, the product of (i) the Dilution Reserve Percentage and (ii) the Net Receivables Balance on such day.
“Dilution Reserve Percentage” shall mean, on any day, a percentage equal to the greater of (i) 5.0% (the “Dilution Reserve Floor”) and (ii) the amount expressed as a percentage and calculated in accordance with the following formula:
{(SF x ED) + ((DS – ED) x (DS/ED))} x DHR
Where:
SF    =    the Stress Factor;
ED    =    the average of the Dilution Ratios for the twelve most recently ended Calculation Periods;
DS    =    the highest three month average Dilution Ratio during the twelve most recently ended Calculation Periods; and
DHR    =    the Dilution Horizon Ratio at such time.
“Distribution Date” shall mean each of (i) before the Termination Date, (a) the second (2nd) Business Day after each Monthly Report Date and (b) the Business Day after each Weekly Report Date and (ii) on and after the Termination Date, each Business Day.
“Dollar” and “$” shall mean lawful currency of the United States of America.
“Downgrade Event” shall mean that the Parent’s senior unsecured debt rating shall be rated below Ba3 from Moody’s or BB- from S&P, as applicable, or suspended or withdrawn.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Purchaser” shall mean a financial institution (i) having two of the following short-term debt ratings: A-1 or better by S&P, P-1 or better by Moody’s, and F1 or better by Fitch and (ii) which, if there are LC Banks, is acceptable to such LC Banks (such determination not to be unreasonably withheld or delayed).
“Eligible Receivable” shall mean, at any time for the determination thereof, any Receivable:
    (a)    which arises from the sale of products or services of an Originator in the ordinary course of business and has been invoiced;
    (b)    which is an “account” or “payment intangible” as defined in Article 9 of the UCC;
    (c)    the Obligor of which is not an affiliate of the Seller or any Originator;
    (d)    which is denominated in U.S. dollars and payable in the U.S.;
    (e)    the Obligor of which is a U.S. Obligor, except that up to 5.0% of the aggregate Outstanding Balance of all non-Defaulted Receivables may consist of Receivables owing by Foreign Obligors (but no more than 2.0% of such aggregate Outstanding Balance may consist of Receivables owing by Foreign Obligors domiciled in Mexico or any political subdivision thereof);
    (f)    the sale of or granting of a security interest in which does not contravene any law and the related Contract does not contain any enforceable restriction on assignment of such Receivable that is effective under applicable Law;
    (g)    which represents a bona fide obligation of the Obligor to pay the stated amount (which stated amount does not include any service charges), and the Receivable, together with the related Contract, is enforceable against the related Obligor in accordance with its terms;
    (h)    which if, to the knowledge of the Servicer, is subject to any asserted dispute, counterclaim, defense or asserted right of set-off (including any portion of such

Receivable that is attributable to accrued rebate), is the portion thereof not subject to such assertion;
    (i)    which, together with the related Contract, does not contravene in any material respect applicable law, rule or regulation (including those relating to consumer protection) and no party to such Contract is in violation of any such law, rule or regulation if such contravention or violation, as applicable, would impair the collectability of such Receivable;
    (j)    which satisfies all applicable requirements of the Credit and Collection Policy in all material respects;
    (k)    except as provided in clause (r)(ii) of this definition, which is due within 90 days of the original billing date therefor;
    (l)    in and to which the applicable Originator has validly sold all of its right, title and interest in and to the Seller, and Seller owns good and marketable title to the Receivable, free and clear of any encumbrance, lien or security interest;
    (m)    the representations and warranties with respect to which in the Purchase and Contribution Agreement and this Agreement are true and correct in all material respects;
    (n)    which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services;
    (o)    unless and until the Seller and the Required Facility Agents have agreed, in their respective reasonable credit judgment, is a Receivable or type of Receivable or has a related Obligor which will no longer be deemed to be an Eligible Receivable;
    (p)    which is payable by an Obligor who is not the subject of bankruptcy or similar proceedings;
    (q)    which is not an Ineligible Delinquent/Defaulted Receivable;
    (r)    which has not been extended, rewritten or otherwise modified from the original terms thereof except (i) in accordance with the Credit and Collection Policy, or (ii) with respect to retainage re-aging completed in the normal course of business, which Receivables subject to retainage re-aging shall not exceed 1% of all Receivables;
    (s)    which has been fully earned by performance on the part of the applicable Originator and, no further action is required to be performed by such Originator or any other Person with respect thereto other than payment thereon by the applicable Obligor, provided, that a Receivable subject to retainage and a Bill and Hold Receivable shall be considered fully earned for the purposes of this clause (s);

    (t)    as to which the Obligor is required to make payments (i) directly to a Lockbox or Depositary Account, (ii) by credit card or (iii) directly to the applicable Originator for deposit to a Blocked Local Account;
    (u)    which was originated by the applicable Originator and (i) was not originated by a business group/division/unit of the applicable Originator created or resulting from the acquisition of a Person or its assets unless the Receivables originated in connection with such acquired Person or assets have been approved by the Facility Agents in accordance with Section 11.21 hereof (solely to the extent such approval is required under Section 11.21), and (ii) which is reported by the applicable Originator on an Approved Data Reporting System (but which is not a Transition Receivable);
    (v)    the purchase of the obligation constitutes a current transaction within the meaning of the Section 3(a)(3) of the Securities Act of 1933;
    (w)    which represents the sales price of goods or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940;
    (x)    on and after a Downgrade Event, which is not a Contra Account; and
    (y)    on and after a Downgrade Event, which is not a Bill and Hold Receivable.
“Equity Interests” shall mean with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such securities (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Parent or Ferguson, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any Reportable Event with respect to a Plan ; (b) a withdrawal by the Parent or Ferguson or any of their respective ERISA Affiliates from a Plan subject to Section 4063 of ERISA during a plan year in which the relevant entity is a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could reasonably be expected to give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by the Parent or Ferguson or any of their respective ERISA Affiliates from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Plan or Multiemployer Plan, other than any of the foregoing that is a standard termination; (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent, Ferguson or any of their respective ERISA Affiliates.
“Erroneous Payment” shall have the meaning specified in Section 9.08(a).
“Erroneous Payment Subrogation Rights” shall have the meaning specified in Section 9.08(d).
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU Securitisation Regulation” shall mean Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other European Union directives and regulations, as amended, and as may be further amended and in effect from time to time.
“EU Securitisation Rules” shall mean the EU Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory and implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitisation Regulation and, in each case, any relevant guidance and directions published in relation thereto by the European Banking Authority, the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority (or in each case, any other applicable regulatory authority) or by the European Commission, in each case as may be amended and in effect from time to time.
“Excess Concentration Amount” shall mean, on any day, the sum of, without duplication of the amount of each excess concentration, (i) the aggregate amount by which the aggregate Outstanding Balance of Eligible Receivables of an Obligor and its Affiliated Obligor(s) exceeds the applicable Concentration Limit, (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables of all Government Obligors exceeds the applicable Concentration Limit and (iii) the aggregate amount by which the Outstanding Balance of Eligible Receivables of all Federal Government Obligors exceeds the applicable Concentration Limit.
“Excluded Receivables” shall mean (i) the indebtedness and payment obligations owed by Obligors arising in connection with the sale of merchandise or rendering of services by the divisions of Ferguson known as “Lincoln Products/Ferguson Parts and Packaging” and

“Ferguson International”, (ii) Designated Excluded Receivables, and (iii) Acquisition ~~Receivables and (iv) FFD~~ Receivables.
“Excluded Taxes” shall mean, with respect to an Indemnified Party, any of the following Taxes imposed on or with respect to such Indemnified Party or required to be withheld or deducted from a payment to such Indemnified Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, state gross receipts Taxes, and branch profits Taxes imposed as a result of such Indemnified Party being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or that are Other Connection Taxes, (b) in the case of an Indemnified Party, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Indemnified Party with respect to its portion of any Exposure Amount pursuant to a law in effect on the date on which (i) such Indemnified Party acquires or becomes obligated to acquire its portion of any Exposure Amount (other than pursuant to an assignment request by the Seller under Section 11.08) or (ii) such Indemnified Party changes its lending office (unless such change is at the request of the Seller), except in each case to the extent that amounts with respect to such Taxes were payable either to such Indemnified Party’s assignor immediately before such Indemnified Party became a party hereto or to such Indemnified Party immediately before it changed its lending office, (c) any Tax, assignment or other governmental charge attributable to and which would not have been imposed but for such Indemnified Party’s failure to comply with the delivery requirements contained in Section 11.07 with respect to the applicable tax forms (including any successor forms), reports and documentation required to be properly completed and duly executed by such Indemnified Party establishing such Indemnified Party’s exemption from or reduction in U.S. federal withholding tax, and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Exclusion Date” shall mean, with respect to each Designated Type, the date after which the receivables owing to an Originator of such Designated Type shall be Designated Excluded Receivables.
“Executive Order” shall mean United States Executive Order No. 13224, Fed Reg. 49079, on Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.
“Exposure Amount” shall mean, for each Purchase Group, the sum of (i) its Net Investment and (ii) the applicable Purchase Group Percentage of (a) the undrawn Stated Amount of all Letters of Credit outstanding and (b) Reimbursement Obligations.
“Facility” shall mean the facility governed by the terms and conditions set forth in this Agreement, pursuant to which (i) the Facility Agents, on behalf of their respective Purchase Groups, purchase from the Seller undivided interests in the Receivables, the Related Security and the Collections, and (ii) the LC Banks make available to the Sellers Letters of Credit in favor of beneficiaries specified by the Seller and permissible under applicable Law.
“Facility Agent” shall mean, with respect to any Conduit Purchaser, Committed Purchaser or LC Bank, the entity acting as agent for such Conduit Purchaser, Committed

Purchaser or LC Bank identified from time to time on Schedule I hereto, which executes this Agreement or an Assumption Agreement, and any successor thereto.
“Facility Termination” shall mean the date on which (i) all Aggregate Unpaids have been fully paid, (ii) the Maximum Net Investment is reduced to zero and (iii) no Letters of Credit remain outstanding.
“FATCA” shall mean the Foreign Account Tax Compliance Act under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended, and any successor statute thereto.
“Federal Funds Rate” shall mean the percentage rate per annum which is the aggregate of:
(a)the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time or, if that target is not a single figure, the arithmetic mean of (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York, and (ii) the lower bound of that target range; and
(b)the applicable Federal Funds Rate Adjustment.
“Federal Funds Rate Adjustment” shall mean, in relation to the Federal Funds Rate prevailing at close of business on any US Government Securities Business Day, the 20% trimmed arithmetic mean (calculated by the Administrative Agent) of the Federal Funds Rate Spreads for the five most immediately preceding US Government Securities Business days for which Term SOFR is available.
“Federal Funds Rate Spread” shall mean, in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Administrative Agent of (i) Term SOFR for that Business Day; and (ii) the Federal Funds Rate prevailing at close of business on that US Government Securities Business Day.
“Federal Government Obligor” shall mean the United States of America, any territory, possession or commonwealth of the United States of America, or any agency, department or instrumentality of any of the foregoing.
“Fee Collateral Amount” shall mean, on any day on and after the Termination Date, the sum of the Used Fees, the Letter of Credit Fronting Bank Fees and other fees to accrue on the

Letters of Credit that are outstanding and undrawn on such day through their stated expiration dates (as such stated expiration dates may be extended in accordance with the proviso in the definition of LC Obligations herein).
“Fee Letter” shall mean the agreement among the Seller and the Facility Agents, setting forth certain fees payable by the Seller in connection with the purchase by the Facility Agents (on behalf of their respective Purchase Groups) of the Receivable Interest, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Ferguson” shall mean Ferguson Enterprises, LLC, a Virginia limited liability company.
“Ferguson Parties” shall mean, collectively, the Seller, each Originator, the Servicer, and the Parent.
~~“FFD” shall mean Ferguson Fire Design LLC, the company resulting from the spin-off of the businesses of the Spun-Off Locations.~~
~~“FFD Assets” shall have the meaning specified in Section 2.01B hereof.~~
~~“FFD Effective Time” shall mean 5:00 p.m. New York City time on December 31, 2022.~~
~~“FFD Receivables” shall mean the Receivables of the Spun-Off Locations.~~
“Foreign Obligor” shall mean an Obligor which is domiciled in Canada or Mexico or any political subdivision thereof.
“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by the Parent or any Affiliate which is mandated or governed by any Law of any Governmental Authority outside the United States.
“GAAP” shall mean generally accepted accounting principles in effect in the United States of America from time to time.
“Government Obligor” shall mean (i) any Federal Government Obligor or (ii) any state or local government, including counties, cities and towns, any political subdivision of any of the foregoing, or any agency, department or instrumentality of any the foregoing.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Group” shall mean the Parent and its Subsidiaries, and for the purposes of the Parent’s consolidated financial statements, shall include subsidiary undertakings (within the meaning of Section 1162 of the Companies Act of 2006).
“Inclusion Date” shall have the meaning specified in Section 11.21 hereof.

“Incremental Purchase” shall have the meaning specified in Section 2.02 hereof.
“Indemnified Parties” shall have the meaning specified in Section 10.01(a) hereof.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Ineligible Delinquent/Defaulted Receivables” shall mean, with respect to the Receivables of an Obligor, the net balance of the Receivables of such Obligor which remain unpaid more than 91 days netted against the offsetting credits due such Obligor.
“Interpolated Term SOFR” shall mean, in relation to Term SOFR of the applicable tenor for any Calculation Period, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:
(a)either:
(i)the most recent applicable Term SOFR for the longest period (for which Term SOFR is available) which is less than such applicable tenor for such Calculation Period (or portion thereof); or
(ii)if no such Term SOFR is available for a period which is less than that such applicable tenor for that Calculation Period, SOFR for a day which is two US Government Securities Business Days before the Quotation Day; and
(b)the most recent applicable Term SOFR for the shortest period (for which Term SOFR is available) which exceeds such applicable tenor for such Calculation Period.
“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuance” shall mean the initial issuance by an LC Bank of a Letter of Credit in accordance with the provision of Section 2.10 hereof. “Issue” shall mean the doing of such action.
“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.
“LC Bank” and “LC Banks” shall mean each financial institution which agrees to issue Letters of Credit at the request of the Seller by being or becoming a party to this Agreement by executing this Agreement or an Assumption Agreement and which is identified as such from time to time on Schedule III to this Agreement, and any of its successors.
“LC Bank Fee Letter” shall mean, for each LC Bank, the fee letter between such LC Bank and the Seller, setting forth the Letter of Credit Fronting Bank Fee and the other fees payable by the Seller to such LC Bank in connection with the Issuance and/or Modification of a Letter of Credit, as the same may be from time to time amended, restated, supplemented or otherwise modified from time to time.
“LC Bank Sublimit” shall mean, with respect to any LC Bank, the dollar amount indicated from time to time on Schedule III to this Agreement. For the avoidance of doubt, although the aggregate of the LC Bank Sublimits may exceed the LC Sub-Facility, the Stated Amount of the outstanding Letters of Credit may not exceed at any time the LC Sub-Facility.
“LC Cash Collateral Account” shall mean the account designated as the LC Cash Collateral Account to be established and maintained at JPMorgan Chase Bank, N.A., which account shall be in the name of the Administrative Agent, for the benefit of the Purchase Groups, in respect of the Facility.
“LC Effective Date” shall mean the date on which all of the following have occurred: (i) the LC Banks shall have agreed to provide the LC Sub-Facility and all Facility Agents shall have consented thereto; (ii) the LC Banks and their respective LC Bank Sublimits shall have been agreed upon and Schedule III shall have been completed to reflect the same; (iii) the LC Cash Collateral Account shall have been established; (iv) there shall have been delivered to each LC Bank, the LC Bank Fee Letter; (v) forms of Letter of Credit and Letter of Credit Application shall have been delivered by each LC Bank; and (vi) there shall have been delivered to the Facility Agents all certificates and opinions as are reasonably required by the Administrative Agent and the LC Banks.
“LC Obligations” shall mean, at any time, an amount equal to the sum of (a) the aggregate Stated Amount of the then undrawn and outstanding Letters of Credit and (b) the aggregate Reimbursement Obligations described in clause (i) of the definition thereof that have not then been reimbursed pursuant to Section 2.11; provided that any Letter of Credit that has expired by its terms but may still be drawn upon in accordance with Rule 3.14 of the International Standby Practices, shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LC Sub-Facility” shall mean the maximum aggregate amount of Letters of Credit which the LC Banks agree to Issue and have outstanding at any one time, which amount shall equal 33 1/3% of the Maximum Net Investment.
“Letter of Credit” shall have the meaning set forth in Section 2.10(a) of this Agreement.
“Letter of Credit Application” shall mean, for each LC Bank, such LC Bank’s form of Letter of Credit Application, or such other form agreed to from time to time by the Seller and such LC Bank.

“Letter of Credit Fronting Bank Fee” shall mean the fees payable to an LC Bank which issues a Letter of Credit, as provided in the applicable LC Bank Fee Letter.
“Letter of Credit Request” shall mean the request for the Issuance or Modification of a Letter of Credit in substantially the form of Exhibit E hereto.
~~“LIBOR” shall mean an interest rate per annum determined on the basis of the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) for deposits in United States dollars for a three month period as it appears on the relevant display page on the Bloomberg Professional Service (or any successor or substitute page or service providing quotations of interest rates applicable to United States dollar deposits in the London interbank market comparable to those currently provided on such page.~~
“Lien,” with respect to any asset, shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any production payment, proceeds production payment or similar financing arrangement with respect to such asset).
“Limited Liability Company Agreement” shall mean the Limited Liability Company Agreement of the Seller dated July 29, 2013.
“Lists” shall mean the list of Specially Designated Nationals and Blocked Persons maintained by OFAC and/or on any other similar list of any United States or European Union governmental organization.
“Local Account” shall mean a deposit account established and maintained by a financial institution in the name of an Originator into which account Obligor payments with respect to Receivables as well as payments on cash sales generated by such Originator are deposited. Each Local Account shall be identified on Schedule II hereto, as amended from time to time with the consent of the Administrative Agent.
“Lockbox” shall mean a post office box to which Collections are sent and which is administered by a Depositary Bank.
“Lockbox Account” shall mean an account maintained in the name of the Seller at a Depositary Bank into which Collections are deposited.
“Lookback Period” shall mean, with respect to the Exclusion Date for any Designated Type, the 12 calendar month period most recently ended prior to such Exclusion Date.
“Loss Horizon Ratio” shall mean a fraction, calculated on any day, for the preceding Calculation Period, (i) the numerator of which equals the aggregate Outstanding Balance of all Receivables generated during the four most recent Calculation Periods (including such Calculation Period) times the Weighted Average Term Factor and (ii) the denominator of which is equal to the Net Receivables Balance on the last day of such Calculation Period.

“Losses” shall have the meaning specified in Section 10.01(a) hereof.
“Loss Ratio” shall mean, on any day, the highest average of the Default Ratios for any three consecutive Calculation Periods during the twelve Calculation Periods preceding the day on which determined.
“Loss Reserve Amount” shall mean, on any day, the product of (i) the Loss Reserve Percentage and (ii) the Net Receivables Balance on such day.
“Loss Reserve Percentage” shall mean, the percentage, calculated on any day, equal to the greater of (a) 10.00% (the “Loss Reserve Floor”) and (b) the product of (i) the Stress Factor, (ii) the Loss Ratio and (iii) the Loss Horizon Ratio.
“Mandatory Reduction Amount” shall mean the amount necessary to cause the Percentage Interest to be less than or equal to 100%.
“Mandatory Reduction Date” shall mean the date on which a Mandatory Reduction Amount is paid.
“Material Adverse Effect” shall mean a material adverse effect on (i) the financial condition or operations of (a) the Seller, (b) Ferguson and its Subsidiaries, taken as a whole, or (c) the Parent and its Subsidiaries, taken as a whole; (ii) the ability of the Seller, Ferguson or any other Originator, or the Parent to perform its obligations under any Transaction Document; (iii) the legality, validity or enforceability of any material provision of the Transaction Document, or (iv) any Purchaser’s or LC Bank’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto.
“Maximum Net Investment” shall mean $1,100,000,000, unless such amount shall be reduced as provided in Section 2.15 or the next sentence or following the termination of a Purchase Group pursuant to Section 11.08 hereof or increased as provided in Section 2.16. On a Non-Pro Rata Extension Date for any Non-Extending Purchase Group, unless such Non-Extending Purchase Group’s Purchase Group Maximum Net Investment has been assigned pursuant to Section 2.17, the Maximum Net Investment shall be reduced by that Non-Extending Purchase Group’s Purchase Group Maximum Net Investment. On any day on and after the occurrence and continuance of a Termination Event or the Scheduled Termination Date, the Maximum Net Investment shall be equal to the Aggregate Exposure Amount. The Swingline Sublimit is a component of, and not in addition to, the Maximum Net Investment.
“Modification” shall mean any renewal, extension (to the extent not automatically renewed subject to the terms of Section 2.10(a)), increase, decrease or other modification of a Letter of Credit, other than a ministerial amendment. “Modify” shall mean the doing of such action.
“Monthly Report” shall have the meaning specified in Section 4.11(a)(i) hereof.

“Monthly Report Date” shall mean the 20th calendar day of each month, or, if such day is not a Business Day, the next Business Day.
“Moody’s” shall mean Moody’s Investors Service, Inc., together with any successor that is a nationally recognized statistical rating association.
“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 3(37) of ERISA to which the Parent, Ferguson or any ERISA Affiliate makes or is obligated to make contributions.
“Net Investment” shall mean, (i) for each Purchase Group, at any time, the sum of the amounts of Purchase Price paid by the Purchasers in that Purchase Group to the Seller for each Incremental Purchase, Reimbursement Purchase and to the Swingline Purchaser for each Swingline Reimbursement Purchase less the aggregate amount of Collections and other amounts received and applied by the Servicer or the related Facility Agent to reduce such Net Investment in accordance with the terms hereof, (ii) for the Swingline Purchaser, the amount of the Swingline Purchase(s) made by the Swingline Lender less the aggregate amount of (a) Collections and other amounts paid by the Seller to the Swingline Purchaser and (b) the proceeds of any Swingline Reimbursement Purchases received by the Swingline Purchaser, in each case, to reduce such Net Investment in accordance with the terms hereof; provided, that the Net Investment of each Purchase Group or the Swingline Purchaser, as applicable, shall be increased by the amount of any Collections, other amounts or proceeds so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned or restored for any reason.
“Net Receivables Balance” shall mean, at any time, the Outstanding Balances of the Eligible Receivables at such time reduced by the sum of, without duplication of amounts reducing the amount of total Receivables to determine Eligible Receivables, the following: (i) the Excess Concentration Amount, (ii) the aggregate amount of Collections that are unidentified cash, and (iii) the Sales Tax Payable in connection with the Receivables.
“Non-Extending Purchase Group” shall have the meaning specified in Section 2.17(c) hereof.
“Non-Pro Rata Extension Date” shall have the meaning specified in Section 2.17(c) hereof.
“Obligor” shall mean a Person who purchased merchandise or services on credit under a Contract and who is obligated to make payments to an Originator.
“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“OFAC Laws and Regulations” shall mean the Executive Order or regulation of OFAC codified at 31 C.F.R., Subtitle B, Chapter V.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case, whether foreign or domestic.
“Optional Reduction Amount” shall mean the amount of reduction of the Aggregate Net Investment specified by the Seller pursuant to Section 2.15(b) hereof.
“Optional Reduction Date” shall mean the date on which an Optional Reduction Amount is paid.
“Optional Reduction Notice” shall have the meaning specified in Section 2.15(b) hereof.
“Original Closing Date” shall mean July 31, 2013.
“Originator” shall mean each of Ferguson and each other Subsidiary of Ferguson identified as such from time to time on the signature pages or an addendum hereto and which has not been removed as an Originator under Section 3.03 of the Purchase and Contribution Agreement; provided that each Subsidiary of Ferguson which is not a party to this Agreement on May 19, 2021 shall become an Originator hereunder only upon satisfaction of the conditions precedent contained in Section 3.04 hereof.
“Other Companies” shall have the meaning set forth in Section 7.03(a) hereof.
“Other Connection Taxes” shall mean with respect to any Indemnified Party, Taxes imposed as a result of a present or former connection between such Indemnified Party and the jurisdiction imposing such Tax (other than connections arising from such Indemnified Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any portion of its Aggregate Exposure).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.08).
“Outstanding Balance” of any Receivable shall mean, at any time, the then outstanding amount thereof.
“Parent” shall mean Ferguson plc, a company incorporated in Jersey under registered number 128484.
“Parent Undertaking” shall mean the unconditional guarantee by the Parent, for the benefit of the Beneficiaries, specified in Section 5.01 hereof.

“Participant” shall have the meaning set forth in Section 11.02(b).
“Participant Registrar” shall have the meaning set forth in Section 11.02(f).
“Participation Interest” shall mean, with respect to any Reassigned Receivable, a 100% undivided beneficial interest in the applicable Originator’s right, title and interest, whether now owned or hereafter arising, in, to and under such Receivable and all Related Security and Collections with respect thereto.
“Payment Recipient” shall have the meaning specified in Section 9.08(a).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Percentage Interest” shall mean, at any time of determination, an undivided percentage interest in the Receivables, Related Security and Collections, which percentage is equal to the following:

AEA– LCA + TRA
NRB
Where:
AEA    =    the Aggregate Exposure Amount at the time of such determination;
LCA    =    the amount on deposit in the LC Cash Collateral Account (other than the amount deposited therein pursuant to Section 2.12(a) or (c) hereof or allocable to the Fee Collateral Amount) at the time of determination;
TRA    =    the Total Reserve Amount at the time of such determination; and
NRB    =    the Net Receivables Balance at the time of such determination.
    Following the Scheduled Termination Date or the occurrence and continuance of a Termination Event, for the purpose of allocating Collections pursuant to Section 2.08, the Percentage Interest shall be equal to 100% until the Facility Termination.
“Permitted Liens” shall mean, on any day, any Liens securing the obligations of any Originator in connection with inventory financing not to exceed, in the aggregate for all Originators, 0.25% of the aggregate Outstanding Balance of Receivables on such day.
“Person” shall mean an individual, corporation, limited liability company, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body or any other entity of whatever nature.

“Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan and a Foreign Plan, that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or Ferguson or any ERISA Affiliate of either of them contributes or has an obligation to contribute (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to contribute or have an obligation to contribute).
“PNC” shall mean PNC Bank, National Association.
“Potential Termination Event” shall mean any event that, with the giving of notice or the passage of time, or both, would constitute a Termination Event.
“Proceeds” shall mean “proceeds” as defined in Section 9-102(a)(64) of the Uniform Commercial Code as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Administrative Agent’s ownership or security interests therein.
“Proposed Effective Date” shall have the meaning specified in Section 2.17(a) hereof.
“Purchase” shall mean a purchase, including each Reinvestment Purchase, Incremental Purchase, Reimbursement Purchase and Swingline Reimbursement Purchase, by a Facility Agent (on behalf of its related Purchasers) of the Receivable Interest. Unless the context requires otherwise, the term “Purchase” also includes a Swingline Purchase.
“Purchase and Contribution Agreement” shall mean the Purchase and Contribution Agreement dated as of July 31, 2013, by and between the Seller, as purchaser, Ferguson and the Originators, as sellers, as the same may from time to time be amended, restated, supplemented or otherwise modified from time to time.
“Purchase Group” shall mean each separate group consisting of one or more Conduit Purchasers, if any, one or more Committed Purchasers, one or more LC Banks, if any, one or more Swingline Purchaser(s), if any, and a Facility Agent, identified from time to time on Schedule I to this Agreement.
“Purchase Group Maximum Net Investment” shall mean, with respect to any Purchase Group, the dollar amount indicated from time to time on Schedule I to this Agreement; provided, that if any Purchase Group becomes a Non-Extending Purchase Group, then, effective on its Non-Pro Rata Extension Date, such Non-Extending Purchase Group’s Purchase Group Maximum Net Investment will equal the Net Investment until repaid in accordance with Section 2.17 hereof; and provided further, that if any Purchase Group is terminated without replacement pursuant to Section 11.08, such Purchase Group’s Purchase Group Maximum Net Investment will be reduced to $0. For the avoidance of doubt, the Purchase Group Maximum Net Investment of the Purchase Group including the Swingline Purchaser shall include the Swingline Sublimit.
“Purchase Group Percentage” shall mean, with respect to a Purchase Group, the percentage equivalent of a fraction, (i) unless the Termination Date has occurred, the numerator of which is the Purchase Group Maximum Net Investment of such Purchase Group and the denominator of which is the Maximum Net Investment and (ii) on each day on and after the Termination Date, the numerator of which is the Exposure Amount of such Purchase Group on such day and the denominator of which is the Aggregate Exposure Amount on such day.
“Purchase Notice” shall mean a notice of an Incremental Purchase, a Swingline Purchase, a Reimbursement Purchase or a Swingline Reimbursement Purchase substantially in the form of Exhibit E hereto.
“Purchase Price” shall mean (i) with respect to any Incremental Purchase (other than a Swingline Purchase), the amount described in Section 2.03(a) paid to the Seller by the Facility Agents, on behalf of the Purchasers, as set forth in the Purchase Notice related to such Incremental Purchase, (ii) with respect to any Swingline Purchase, the amount described in Section 2.19 paid to the Seller by the Swingline Purchaser, as set forth in the Purchase Notice related to such Swingline Purchase, (iii) with respect to any Reimbursement Purchase, the amount drawn under the Letter of Credit as specified in the related Purchase Notice and (iv) with respect to any Swingline Reimbursement Purchase, the amount of the Swingline Purchase to be reimbursed as specified in the related Purchase Notice.
“Purchaser” or “Purchasers” shall mean a Conduit Purchaser or a Committed Purchaser (including the Swingline Purchaser), or one or more Conduit Purchasers or Committed Purchasers, as the context so requires, and shall include a Support Provider and any of their respective successors and assigns that may purchase any portion of the Receivable Interest pursuant hereto or which acquires an undivided interest in any Conduit Purchaser’s Receivable Interest pursuant to a Conduit Support Document.
“Quotation Day” shall mean, in relation to any period for which an interest rate is to be determined, two (2) US Government Securities Business Days before the first day of that period.
“Rating” shall mean, at any time, the rating assigned by each of S&P and Moody’s to the Parent’s senior unsecured debt.
“Rating Agencies” shall mean, collectively, Moody’s, S&P and Fitch Ratings.
“RBC” shall mean Royal Bank of Canada, a Canadian chartered bank.
“Reassigned Receivable” shall have the meaning specified in Section 2.01A hereof.
“Receivable” shall mean all indebtedness and other payment obligations owed to an Originator by an Obligor arising from the sale of merchandise or rendering of services, by the such Originator under a Contract, including all rights to payment of any interest or finance charges and any security related thereto. “Receivables” shall not include Excluded Receivables.
“Receivable Interest” shall mean, at any time, an undivided percentage ownership or security interest in (i) each and every then outstanding Receivable owned by the Seller, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) all cash and non-cash Proceeds of the foregoing, equal to the Percentage Interest at such time, and only at such time (without regard to prior calculations).
“Records” shall mean correspondence, memoranda, computer programs, tapes, discs, reports, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language; provided, that any intellectual property (such as software) or rights therein that are not permitted by applicable Law or contract to be assigned shall not be included herein.
“Register” shall have the meaning set forth in Section 11.02(e).
“Registrar” shall have the meaning set forth in Section 11.02(e).
“Regulatory Change” shall mean the occurrence after May 19, 2021 (or with respect to any Purchaser or LC Bank, such later date on which such Purchaser or LC Bank, as the case may be, becomes a party to this Agreement) of (i) the adoption of any applicable Law, rule, regulation or treaty (including any applicable law, rule, regulation or treaty regarding capital adequacy or liquidity) or any change therein, (ii) any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, application or implementation, whether commenced prior to or after May 19, 2021, by any Affected Person with the requirements of the revised BASEL ACCORD prepared by the BASEL Committee on Banking Supervision entitled “A global regulatory framework for more resilient banks and banking systems”, revised June 2011 (“BASEL III”) or any existing or future rules, regulations, guidance, interpretations or directives from U.S., Canadian, or other foreign bank regulatory agencies relating to BASEL III (whether or not having the force of law), regardless of the date any of the foregoing is enacted, adopted or issued.
“Reimbursement Obligation” shall mean the obligation of the Seller to (i) reimburse the LC Bank pursuant to Section 2.11(a) for amounts drawn under Letters of Credit that have not been satisfied by a Reimbursement Purchase in accordance with the terms of Section 2.11(a) and/or (ii) cash collateralize the Stated Amount of undrawn and outstanding Letters of Credit pursuant to Section 2.11(e), as the context requires.
“Reimbursement Purchase” shall have the meaning specified in Section 2.11(a) or (b) hereof.
“Reinvestment Purchase” shall have the meaning specified in Section 2.05 hereof.
“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates.
“Related Security” shall mean with respect to any Receivable:
    (a)    all Contracts with respect to such Receivable;
    (b)    all of the Seller’s interest, if any, in the goods (including returned goods) sold by the applicable Originator and which gave rise to such Receivable;
    (c)    all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;
    (d)    all guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;
    (e)    all Records relating to, and all service contracts and any other contracts associated with, such Receivable, the related Contracts or the related Obligors; and
    (f)    all Proceeds of the foregoing.
“Relevant Nominating Body” shall mean any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
“Reportable Event” shall mean a “reportable event” as that term is defined in Section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived).
“Required Facility Agents” shall mean the Administrative Agent and the Facility Agents representing Purchase Groups having Purchase Group Maximum Net Investments equal to more than 50% of the Maximum Net Investment; provided, that if any Facility Agent’s Purchase Group includes a Defaulting Purchaser, its Purchase Group Maximum Net Investment (including as part of the Maximum Net Investment) shall not be included for purposes of this definition.
“Required LC Cash Collateral Amount” shall mean on any day, the sum of (i) if before the Termination Date, the amount, if any, required to be deposited in the LC Cash Collateral Account to cause the Percentage Interest to be less than 100% on such day, (ii) the amount required to be deposited therein pursuant to Section 2.12(a) with respect to a Defaulting Purchaser, and (iii) on and after the Termination Date, the aggregate Stated Amount of outstanding and undrawn Letters of Credit on such day plus the Fee Collateral Amount, which amount is held in the LC Cash Collateral Account for the benefit of the LC Banks, the Facility Agents and the Purchasers.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response Date” shall have the meaning specified in Section 2.17(a) hereof.
“Responsible Officer” shall mean, with respect to each Ferguson Party, the chief executive officer, the president, the chief financial officer or treasurer of such Person and any other Person designated as a Responsible Officer by any such officers, as such Ferguson Party may from time to time notify the Administrative Agent.
“Retained Interest” shall have the meaning set forth in Section 7.01(f)(i).
“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
    “Sales Tax Payable” shall mean, on and after a Downgrade Event, the sales tax accrual balance maintained in the Servicer’s books and records to reflect the amount of sales tax payable in respect of the Receivables at any time of determination, which as of May 19, 2021 is reflected in GL accounts #2260 through #2270. The Servicer shall notify the Administrative Agent of any change in location in its books and records of the sales tax accrual balance.
“Sanctions” shall mean all sanctions administered and enacted by the United States of America, the United Nations Security Council, the European Union, the United Kingdom or Australia or the respective governmental institutions and agencies of any of the foregoing (including, without limitation, the U.S. Department of the Treasury Office of Foreign Assets Control).
“Scheduled Termination Date” shall mean October 7, 2025, or such later date as the Seller, the Parent, Ferguson and the Facility Agents shall agree in writing in accordance with the provisions of Section 2.17 hereof.
“SEC” shall mean the United States Securities and Exchange Commission or any successor regulatory body.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time and any successor statute thereto.
“Seller” shall have the meaning defined in the preamble hereto.
“Servicer” shall mean, initially, Ferguson, and thereafter, any Person which upon the termination of a Servicer succeeds to the functions performed by such Person as the Servicer of the Receivables pursuant to a Complete Servicing Transfer.

“Servicer Default” shall have the meaning specified in Section 4.12 hereof.
“Servicer Report” shall mean, as applicable, a Monthly Report or a Weekly Report.
“Servicer Report Date” shall mean, as applicable, each Monthly Report Date and each Weekly Report Date.
“Servicing Fee” shall have the meaning specified in Section 4.14.
“Servicing Fee Percentage” shall mean 1.0%.
“Servicing Fee Reserve Amount” shall mean, on any day, the product of (i) the Servicing Fee Reserve Ratio and (ii) the aggregate Outstanding Balance of all Receivables on such day.
“Servicing Fee Reserve Ratio” shall mean, on any day, for the preceding Calculation Period, the product of (i) the Servicing Fee Percentage, (ii) the Stress Factor and (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the preceding twelve Calculation Periods (including such Calculation Period) and the denominator of which is 360.
“Settlement Date” shall mean (i) the third (3rd) Business Day of each calendar month beginning in September, 2013, and (ii) on and after the Termination Date, each Business Day.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
~~“Spun-Off-Locations” shall mean the two locations (namely, 3539 and 3379) of Ferguson Fire & Fabrication, Inc., the businesses of which are spun off to create FFD.~~
“Stated Amount” shall have the meaning specified in Section 2.10(g) hereof.
“Stress Factor” shall mean 2.25.
“Sub-Servicer” shall mean each Originator (other than Ferguson) in its capacity as sub-servicer of the Receivables originated by it under Section 4.01.
“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with relevant GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which Voting Stock representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“S&P” shall mean Standard & Poor’s Ratings Services, together with any successor that is a nationally recognized statistical rating organization.
“Support Provider” shall mean and include any Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, any Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser’s securitization program (excluding any such Person providing any of the foregoing credit or support obligations only with respect to a transaction not related to this Agreement).
“Swingline Purchase” shall mean a Purchase made by the Swingline Purchaser of a Receivable Interest.
“Swingline Purchaser” shall mean PNC, and any of its successors.
“Swingline Reimbursement Purchase” shall have the meaning specified in Section 2.19(b) hereof.
“Swingline Settlement Date” shall mean, with respect to any Swingline Purchase, the earlier of (i) the Tuesday next following the day of such Swingline Purchase, provided, that if any such Tuesday is not a business Day, the next succeeding Business Day. and (ii) the day of an Incremental Purchase next following the day of such Swingline Purchase.
“Swingline Sublimit” shall mean the maximum amount of a Swingline Purchases which the Swingline Purchaser agrees to make and have outstanding at any one time, initially $100,000,000.
“Taxes” shall mean any all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed on an Indemnified Party by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” shall mean the earlier of (i) the Scheduled Termination Date and (ii) the date on which, following the occurrence and continuance of a Termination Event, a wind-down period is determined (or deemed to have been determined) to commence pursuant to Section 8.02(a).
“Termination Event” shall have the meaning specified in Section 8.01 hereof.
“Term SOFR” shall mean:

(a)    the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant ~~period~~Calculation Period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate) and if such page or service is replaced or ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate in accordance with Section 2.06;
(b)    if the term SOFR reference rate of the applicable tenor is not available for any Calculation Period, Interpolated Term SOFR (rounded to the same number of decimal places as Term SOFR) for that tenor and Calculation Period; or
(c)    if:
(i)    no term SOFR reference rate of the applicable tenor is available for that Calculation Period; and
(ii)    it is not possible to calculate Interpolated Term SOFR of that tenor for that Calculation Period, the Federal Funds Rate (or if the Federal Funds Rate is not available at 10:00 a.m., New York City time on the Quotation Day, most recent Federal Funds Rate for a day which is no more than five US Government Securities Business Days before the relevant Quotation Day), as of, in the case of paragraphs (a) and (c) above, 10:00 a.m., New York City time, on the Quotation Day and for the applicable tenor and, if the aggregate of any Benchmark Margin and any such rate is below 0.00%, Term SOFR will be deemed to be 0.00%.
“Term SOFR Replacement Event” shall mean:
(a)the methodology, formula or other means of determining Term SOFR has, in the opinion of the Required Facility Agents and the Seller materially changed;
(b)
(i)
(A)the administrator of Term SOFR or its supervisor publicly announces that such administrator is insolvent; or
(B)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of Term SOFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide Term SOFR;
(ii)the administrator of Term SOFR publicly announces that it has ceased or will cease, to provide Term SOFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide Term SOFR;
(iii)the supervisor of the administrator of Term SOFR publicly announces that it has been or will be permanently or indefinitely discontinued; or
(iv)the administrator of Term SOFR or its supervisor announces that Term SOFR may no longer be used; or
(c)the administrator of Term SOFR determines that Term SOFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Required Facility Agents and the Seller) temporary; or
(i)Term SOFR is calculated in accordance with any such policy or arrangement for a period no less than the applicable tenor; or
(d)in the opinion of the Required Facility Agents and the Seller, Term SOFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.
“Total Reserve Amount” shall mean the sum of (i) the Loss Reserve Amount, (ii) the Dilution Reserve Amount, (iii) the Carrying Cost Reserve Amount and (iv) the Servicing Fee Reserve Amount.
“Transaction Documents” shall mean this Agreement, the Purchase and Contribution Agreement, the Purchase Notices, the Transaction Fee Letters, the Letter of Credit Requests, the Letter of Credit Applications, the Blocked Account Agreements, the Credit Card Agreements, the Limited Liability Company Agreement, and all other material agreements, documents and agreements executed and delivered in connection therewith.
“Transaction Fee Letters” shall mean the Fee Letter, the Administrative Agent Fee Letter and the LC Bank Fee Letters.
“Transition Receivable” shall mean any Receivable in a branch or location that moved from Trilogie data reporting system to Oracle data reporting system before such time as Oracle has become an Approved Data Reporting System with respect to such branch or location.
“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as in effect from time to time in such jurisdiction.

“UK” shall mean the United Kingdom.
“UK Financial Institution” shall means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unused Fee” shall have the meaning specified in the Fee Letter.
“Used Fee” shall have the meaning specified in the Fee Letter.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Obligor” shall mean (i) if a natural person, is a resident of the United States or (ii) if a corporation or other business organization, (a) is organized under the laws of the United States or any political subdivision thereof and (b) has its principal place of business in the United States or any political subdivision thereof.
“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, 115 Stat. 272 (2001), of the United States, as amended.
“Voting Stock” shall mean, with respect to any Person, the outstanding shares of Equity Interests voting power for the election of directors of such Person, whether at all times or only so long as no senior class of Equity Interests has such voting power because of default in dividends or such other default.
“Weekly Report” shall have the meaning specified in Section 4.11(a)(ii) hereof.
“Weekly Report Date” shall mean, if a Weekly Report is required to be delivered pursuant to Section 4.11(a)(ii) hereof, the second Business Day of each week.
“Weighted Average Term Factor” shall mean, on any day, the greater of (i) 1.0 and (ii) (A) the weighted average payment terms of the Receivables plus 90 (B) divided by 120.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b)

with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield” shall mean, for any Purchase Group, for any Calculation Period (or portion thereof), the sum of, for each day in such Calculation Period (or portion thereof):
    (a)    to the extent any portion of the Net Investment of such Purchase Group is funded on such day by a Conduit Purchaser through the issuance of Commercial Paper, the product of (i) the portion of the Net Investment of such Purchase Group funded on such day by a Conduit Purchaser through the issuance of Commercial Paper, (ii) a rate of interest equal to the per annum rate (expressed as a percentage and an interest yield equivalent) or, if more than one rate, the weighted average thereof, paid or payable by such Conduit Purchaser from time to time as interest on or otherwise in respect of the Commercial Paper issued by such Conduit Purchaser that is allocated, in whole or in part, by the related Facility Agent to fund such portion of Net Investment on such day and (iii) a fraction the numerator of which is one and the denominator of which is 360;
    (b)    to the extent Net Investment is funded by a Purchaser other than through the issuance of Commercial Paper, the product of (i) the Net Investment on such day of the Purchaser, (ii) a rate per annum equal to (y) the Term SOFR of a tenor of three months for such day plus the applicable Benchmark Margin, or (z) on and after a Term SOFR Replacement Event, the Benchmark Replacement plus the applicable Benchmark Margin determined in accordance with Section 2.06 for such day, and (iii) a fraction the numerator of which is one and the denominator of which is 365 or 366, as applicable; or
    (c)    to the extent such Purchase Group includes a related LC Bank which is owed a Reimbursement Obligation described in clause (i) of the definition thereof, the product of (i) the amount of such Reimbursement Obligation owed to such LC Bank on such day, (ii) a rate per annum equal to the Term SOFR of a tenor of three months for such day, or on and after a Benchmark Replacement Date, the Benchmark Replacement for such day, and (iii) a fraction the numerator of which is one and the denominator of which is 365 or 366, as applicable;
provided, that at any time when any Termination Event shall have occurred and be continuing, Yield with respect to each Purchase Group’s Net Investment on each day shall be the product of (i) the Net Investments of all Purchasers (including the Swingline Purchaser, as applicable) in such Purchase Group on such day, (ii) a rate per annum equal to the Default Rate on such day and (iii) a fraction the numerator of which is one and the denominator of which is 365 or 366, as applicable, and provided, further, that that at any time when any Termination Event shall have occurred and be continuing, Yield for each Purchase Group that includes an LC Bank which is owed a Reimbursement Obligation on each day shall be the product of (i) the amount of such Reimbursement Obligation owed to such LC Bank on such day, (ii) a rate per annum equal to the

Default Rate on such day and (iii) a fraction the numerator of which is one and the denominator of which is 365 or 366, as applicable.
    Section 1.02.    Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, and references to the part include the whole and the words “include”, “including” and “includes” shall be deemed to be followed by “without limitation”. The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection, exhibit and schedule references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York from time to time shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.
    Section 1.03.    [Reserved] .
    Section 1.04.    Use of Historical Data. When necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the date hereof, historical data shall be used.
ARTICLE II

PURCHASES AND SETTLEMENTS
    Section 2.01.    General Assignment and Conveyance; Intent of the Parties. (a) At the time of each Incremental Purchase (including the initial Incremental Purchase) pursuant and subject to Sections 2.02 and 2.03 hereof, each Reinvestment Purchase pursuant and subject to Section 2.05 hereof, each Reimbursement Purchase pursuant and subject to Section 2.11(a) or (b) hereof and each Swingline Reimbursement Purchase pursuant and subject to Section 2.19 hereof, the Seller hereby sells to the Facility Agents, for the benefit of the applicable Purchasers, and the Facility Agents, on behalf of the applicable Purchasers, purchases from the Seller of, all of the Seller’s right, title and interest in and to the Receivable Interest representing such Purchases. At the time of each Swingline Purchase pursuant and subject to Sections 2.03 and 2.19(a) hereof, the Seller hereby sells to the Facility Agent for the Swingline Purchaser, for the benefit of the Swingline Purchaser, and such Facility Agent, on behalf of the Swingline Purchaser, purchases from the Seller of, all of the Seller’s right, title and interest in and to the Receivable Interest representing such Swingline Purchase. At the time of each Issuance or Modification of a Letter of Credit, as applicable, pursuant and subject to Section 2.10 hereof, and at all times as such Letters of Credit are outstanding, the Seller hereby assigns to the Facility Agents, for the benefit of the applicable Purchasers and LC Banks, and the applicable Facility Agents, on behalf of the applicable Purchasers and LC Banks, accept the assignment from the Seller of, all of the Seller’s right, title and interest in and to the Receivable Interest securing such Letters of Credit. Any change in the Receivable Interest on any day shall be deemed to be (i) in the event of an increase in the Percentage Interest, a further sale or assignment by the Seller to the Facility Agents, ratably in accordance with their respective Purchase Group Percentages, of an undivided percentage ownership or security interest in each Receivable, together with Related Security and Collections, equal to the amount of such increase or (ii) in the event of a reduction in the Percentage Interest, a reassignment by each Facility Agent, ratably in accordance with its applicable Purchase Group Percentage, to the Seller of an undivided percentage ownership or security interest in each Receivable, together with Related Security and Collections, equal to (in the aggregate for all Facility Agents) the amount of such reduction.
    (b)    It is the intention of the parties hereto that each Purchase (other than a Swingline Purchase) shall convey to each Facility Agent (for the benefit of its Purchasers), the applicable Purchase Group Percentage of the Receivable Interests, an undivided ownership interest in the Receivables, Related Security, Collections and Proceeds in respect thereof and that such transaction shall not constitute a secured loan. It is the intention of the parties hereto that each Swingline Purchase shall convey to the Facility Agent for the Swingline Purchaser (for the benefit of the Swingline Purchaser), additional Receivable Interests, an undivided ownership interest in the Receivables, Related Security, Collections and Proceeds in respect thereof and that such transaction shall not constitute a secured loan. It is not the intention of the parties that the Incremental Purchases, Reinvestment Purchases, Swingline Purchases, Reimbursement Purchases and Swingline Reimbursement Purchases be deemed a pledge of the Receivable Interests in the Receivables, Related Security, Collections and Proceeds from the Seller to the Facility Agents (on behalf of the Purchasers) to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Receivable Interests in the Receivables, Related Security, Collections or Proceeds is characterized as collateral for a secured loan or otherwise held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Receivable Interests in the Receivables, Related Security, Collections or Proceeds (any of the foregoing being a “Recharacterization”), then it is the intention of the parties hereto that this Agreement shall be a security agreement and the conveyance provided for in Section 2.01(a) shall be deemed to be a grant by the Seller to the Administrative Agent (for the benefit of the Facility Agents and the related Purchasers) of a first priority perfected security interest, securing repayment of the Aggregate Net Investment and all other amounts payable to the Administrative Agent, the Facility Agents and the Purchasers hereunder, in the Collateral. In the case of any Recharacterization, the Seller represents and warrants as to itself that each remittance of Collections to the Administrative Agent, the Facility Agents or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of its business or financial affairs and (ii) made in the ordinary course of its business or financial affairs. It is the intention of the parties hereto that each Issuance or Modification of a Letter of Credit shall convey to each Facility Agent (for the benefit of its related LC Bank(s) and Purchasers), the applicable Purchase Group Percentage of the Receivable Interest, a first priority security interest in the Collateral, securing repayment of all Reimbursement Obligations and all other amounts payable to the Administrative Agent, the Facility Agents, the Purchasers and the LC Banks hereunder. “Collateral” shall mean the Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to (a) (i) the Receivables, (ii) the Related Security with respect to such

Receivables, (iii) all Collections, (iv) all Participation Interests, and (v) the Accounts and the LC Cash Collateral Account and (b) all Proceeds of any of the foregoing.
Notwithstanding anything to the contrary in this Agreement and in any Transaction Document, all the parties to this Agreement shall treat this Agreement as indebtedness for U.S. federal income tax purposes secured by the Receivables and shall take no position inconsistent therewith.
Section 2.01A. Certain Reconveyances. If the Servicer determines in its reasonable judgment that (i) the filing of a mechanics lien or the making of a claim on a payment bond is necessary or advisable in order to collect a Receivable that is due from a contractor or (ii) it desires to recover any sales or similar tax paid with respect to a Receivable, the Servicer shall prepare the necessary documentation for filing such lien claim or tax refund for signature by the applicable Originator which originated such Receivable. Immediately prior to the execution of such documentation, and without any further action hereunder, the Administrative Agent (on behalf of the Facility Agents and their respective Purchase Groups) shall be deemed to have sold and assigned to the Seller and released its security interest in each such Receivable (each such Receivable, a “Reassigned Receivable”) and pursuant to the Purchase and Contribution Agreement, the Seller shall be deemed to have simultaneously sold all of its right, title and interest in each such Receivable to the applicable Originator. The purchase price paid by the applicable Originator for each sale of a Reassigned Receivable under the Purchase and Contribution Agreement shall be in the form of the Seller’s retention of a Participation Interest in such Reassigned Receivable, which shall entitle the Seller to receive from such Originator (by deposit into the Concentration Account or other Account subject to a Blocked Account Agreement) all Collections subsequently received with respect to such Reassigned Receivable, but only to the extent actually received. Upon each reconveyance of a Reassigned Receivable pursuant to this Section, the Administrative Agent shall receive a security interest in the Participation Interest relating to such Reassigned Receivable and in any security interest obtained by the Seller in such Reassigned Receivable. Notwithstanding the foregoing, no additional reconveyances of Receivables by the Administrative Agent pursuant to this Section (and sales by the Seller to the applicable Originator pursuant to the Purchase and Contribution Agreement) shall occur (A) without the consent of the Administrative Agents if a Control Event shall have occurred and be continuing or (B) if, during the 12-month period ending on the last day of the month preceding such reconveyance, the sum of the aggregate Outstanding Balance (in each case determined as of the date of reconveyance) of Reassigned Receivables reconveyed hereunder plus the Outstanding Balance of such additional Receivables in which a reconveyance is proposed under this Section would exceed 1% of the aggregate Outstanding Balance of the Receivables generated during such 12-month period.
~~Section 2.01B. Reconveyance of FFD Receivables.~~
~~(a)    Effective as of the FFD Effective Time, without recourse and without making any representation or warranty in connection therewith of any type or kind (except with respect to liens as set forth below), each Purchaser, each Facility Agent and the Administrative Agent, respectively, hereby sell and assign, without any further action being required on the part of any person or entity to effect such sale and assignment, to the Seller, and the Seller hereby purchases~~

~~and assumes from the Purchasers, the Facility Agents and the Administrative Agent, respectively, all of the right, title and interest of each Purchaser, each Facility Agent and the Administrative Agent, respectively, in and to the FFD Receivables, all Collections with respect thereto and all Related Security with respect thereto (the “FFD Assets”), free and clear of any and all liens in favor of, or any other lien arising by or through, any Purchaser, any Facility Agent or the Administrative Agent; and all security interests granted to any Purchaser, any Facility Agent or the Administrative Agent under any Transaction Document, to the extent they relate to the FFD Assets, shall thereupon be released and terminate. Upon such reconveyance and release, the Facility Agents’ and Purchasers’ undivided percentage ownership interests in each and every remaining Receivables Interest is hereby increased to give effect to such the reconveyance and release.~~
    ~~(b)    The Seller, the Purchasers, the Facility Agents and the Administrative Agent acknowledge and agree that on and after the FFD Effective Time, unless and until FFD is added as an “Originator” under the Transaction Documents, the receivables generated by FFD will not be sold to the Seller pursuant to the Purchase and Contribution Agreement and consequently, not sold, transferred or assigned to the Facility Agents, for the benefit of their respective Purchasers, pursuant to this Agreement.~~
Section 2.02.    Incremental Purchases. Subject to the terms and conditions hereof, including Section 3.03 and, as applicable, Section 3.04, (i) the Seller may at any time and from time to time at its option sell to the Facility Agents (as agents for the applicable Purchaser(s)) undivided percentage ownership interests in each and every Receivable, together with the Related Security and Collections with respect thereto (each an “Incremental Purchase”), and (ii) each Facility Agent, on behalf of the applicable Purchaser(s) shall make an Incremental Purchase. The Seller shall provide the Administrative Agent and the Facility Agents with a Purchase Notice by 1:00 p.m. (New York City time) at least one Business Day prior to each Incremental Purchase. Each Purchase Notice shall specify (a) the Purchase Price requested to be paid to the Seller and the allocation among the Purchase Groups (which shall be based on their respective Purchase Group Percentages) and (b) the date of such requested Purchase. Subject to the terms and conditions hereof, for any Purchase Group that includes a Conduit Purchaser, if any Conduit Purchaser in such Purchase Group chooses not to purchase (through its related Facility Agent) an Incremental Purchase, the applicable Committed Purchaser in such Conduit Purchaser’s Purchase Group shall purchase (through the related Facility Agent) such Incremental Purchase. Subject to the terms and conditions hereof, Incremental Purchases shall be allocated among the Facility Agents pro rata in accordance with the respective Purchase Group Percentages. No Facility Agent shall have any obligation to make an Incremental Purchase on any day if the conditions set forth in Section 3.03 and, as applicable, Section 3.04, hereof are not satisfied. No Facility Agent, on behalf of its related Purchaser(s), shall make any such Purchase on or after the Termination Date. Each Incremental Purchase shall be in an aggregate amount of at least $1,000,000 or any higher multiple of $100,000 per each Purchase Group. Each Facility Agent shall purchase its related Purchase Group Percentage of each Incremental Purchase.
    Section 2.03.    Purchase Price. (a) On the closing date for each Incremental Purchase, each Facility Agent, on behalf of the applicable Purchaser(s), shall pay to the Seller in immediately available funds an amount equal to its Purchase Group Percentage of the Purchase

Price for such Incremental Purchase. The Purchase Price of the initial Incremental Purchase shall equal the initial Aggregate Net Investment; each Facility Agent, on behalf of its Purchase Group, shall pay its Purchase Group Percentage of such initial Purchase Price. The Purchase Price of each subsequent Incremental Purchase shall equal the amount by which the Aggregate Net Investment is increased by such Incremental Purchase and shall be funded by the Facility Agents, pro rata on the basis of their respective Purchase Group Percentages. Each Purchase Notice shall be irrevocable and binding on the Seller.
    (b)    On the day of each Reimbursement Purchase, the Facility Agents, on behalf of the applicable Purchasers shall pay to the applicable LC Bank in immediately available funds an amount equal to the Purchase Price for such Reimbursement Purchase. The Purchase Price for a Reimbursement Purchase shall be equal to the amount drawn under the applicable Letter of Credit. Each Facility Agent, on behalf of its Purchase Group, shall pay its Purchase Group Percentage of the Purchase Price for each Reimbursement Purchase. The Aggregate Net Investment shall be increased by the amount of each Purchase Price for a Reimbursement Purchase.
    (c)    On the day of each Swingline Purchase, the Facility Agent for the Swingline Purchaser, on behalf of the Swingline Purchaser, shall pay to the Seller the Purchase Price specified in Section 2.19(a).
    (d)    On the day of each Swingline Reimbursement Purchase, the Facility Agents (including the Facility Agent for the Purchase Group including the Swingline Purchaser), on behalf of the applicable Purchasers, shall pay to the Swingline Purchaser in immediately available funds an amount equal to the Purchase Price for such Swingline Reimbursement Purchase. The Purchase Price for a Swingline Reimbursement Purchase shall be equal to the Net Investment of the Swingline Purchase due on the Swingline Settlement Date. Each Facility Agent, on behalf of its Purchase Group (other than the Facility Agent for the Swingline Purchase, whose funding, for administrative convenience, shall be deemed made), shall pay its Purchase Group Percentage of the Swingline Reimbursement Purchase.
    Section 2.04.    Payments to Seller.     The Purchase Price for each Purchase and all other amounts paid by any Facility Agent or the Administrative Agent hereunder to the Seller shall be made to the Designated Account.
    Section 2.05.    Reinvestment Purchases. Subject to Section 3.03 hereof, on each Business Day occurring after the initial Purchase, whichever first occurs hereunder, and prior to the Termination Date, the Seller hereby sells as set forth in Section 2.01 to the Facility Agents, for the benefit of the applicable Purchasers, and each Facility Agent shall, on behalf of the related Purchaser, purchase from the Seller undivided percentage ownership interests in each and every Receivable Interest not previously purchased to the extent that Collections are available for such Purchase in accordance with Section 2.08(a) hereof (each, a “Reinvestment Purchase”), such that after giving effect to such Purchase (and for each Facility Agent that is making such Reinvestment Purchase), (i) the amount of the Aggregate Net Investment of such Facility Agents, for the benefit of their respective Purchasers, at the end of each such day shall be equal to the amount of the Aggregate Net Investment of such Facility Agents, for the benefit of the related

Purchasers, at the end of the day immediately preceding such day, plus the Purchase Price paid with respect to any Incremental Purchase, Reimbursement Purchase or Swingline Reimbursement Purchase made on such day, if any, minus the reduction in Aggregate Net Investment pursuant to Section 2.08, 2.09 or 2.15(b) hereof made on such day, if any, and (ii) such Facility Agent’s (for the benefit of its related Purchaser) Purchase Group Net Investment, at the end of each such day shall be equal to the amount of its Purchase Group Net Investment at the end of the day immediately preceding such day, plus its Purchase Group Percentage of the Purchase Price paid with respect to any Incremental Purchase, Reimbursement Purchase or Swingline Reimbursement Purchase made on such day, if any, minus its pro rata portion of the reduction in the Aggregate Net Investment pursuant to Section 2.08, 2.09 or 2.15(b) hereof made on such day. Subject to the terms and conditions hereof, each such Reinvestment Purchase shall be allocated among the Facility Agents (for the benefit of their related Purchasers) based on their respective Exposure Amounts as a percentage of the Aggregate Exposure Amount on such day.
    Section 2.06.    Benchmark Replacement. (a)    Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Term SOFR Replacement Event has occurred in relation to Term SOFR, the Administrative Agent, acting with the consent of the Required Facility Agents, and the consent of the Seller, may amend or waive a provision of this Agreement and the other Transaction Document which relates to:
(i)providing for the use of a Benchmark Replacement in place of Term SOFR; and
(ii)
(A)aligning any provision of any Transaction Document to the use of that Benchmark Replacement;
(B)enabling that Benchmark Replacement to be used for the calculation of Yield under this Agreement (including, without limitation, any consequential changes required to enable that Benchmark Replacement to be used for the purposes of this Agreement);
(C)implementing market conventions applicable to that Benchmark Replacement;
(D)providing for appropriate fallback (and market disruption) provisions for that Benchmark Replacement; or
(E)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Benchmark Replacement (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation).

(b)    The Administrative Agent will promptly (in one or more notices) notify the Seller and each Facility Agent of (i) any occurrence of a Term SOFR Replacement Event, (ii) the implementation of any Benchmark Replacement, and (iii) the need for aligning any provision of any other Transaction Document to the use of that Benchmark Replacement and shall request consent of the Seller, and subject to paragraph (c) below, the Required Facility Agents with respect to the Benchmark Replacement and the alignment of any provision of any Transaction Document, which changes shall not be effective unless and until such consent is received.
(c)    If any Facility Agent fails to respond to a request for an amendment or waiver described in paragraph (a) above within 15 Business Days (or such longer time period in relation to any request which the Seller and the Administrative Agent may agree) of that request being made: (i) its Purchase Group Maximum Net Investment(s) shall not be included for the purpose of calculating the Maximum net Investment when ascertaining whether any relevant percentage of Maximum Net Investment has been obtained to approve that request; and (ii) its status as a Facility Agent and its Purchase Group shall be disregarded for the purpose of ascertaining whether the agreement of any specified Facility Agents has been obtained to approve that request.
(d)    Upon the Seller’s receipt of notice of the commencement of a Term SOFR Replacement Event, the Seller may revoke any pending request for a Purchase that accrues Yield based on the Term SOFR Rate or, failing that, will be deemed to have converted such request into a request for a Purchase that accrues Yield at the Alternate Base Rate (other than clauses (ii) or (iii) of that definition).
    Section 2.07.    Yield, Fees and Costs. (a) The Seller shall pay the Facility Agents (for distribution to the Purchasers and LC Banks, as applicable) Yield due on their Net Investment on each Settlement Date. On the first Business Day of each calendar month, each Facility Agent will provide the Seller and the Servicer with an invoice showing (a) the Yield due on the Net Investment funded by the Purchaser(s) (including the Swingline Purchaser, as applicable) in its Purchase Group and (b) the Yield due on the Reimbursement Obligations owed by the Seller to the LC Banks on the related Settlement Date for the preceding Calculation Period.
    (b)    The Seller shall pay the Facility Agents (for distribution to the Purchasers and LC Banks, as applicable), and the Administrative Agent, as applicable, the non-refundable fees set forth in the Transaction Fee Letters on each Settlement Date. For each Settlement Date, the Administrative Agent and each Facility Agent will provide the Seller and Servicer with an invoice showing the fees due to it and/or the related Purchasers and LC Banks in its Purchase Group on such Settlement Date.
    (c)    All payments made by the Seller or the Servicer to any Facility Agent pursuant to this Section 2.07 shall be made to the account designated by such Facility Agent on Schedule I hereto.
    (d)    The calculations of amounts owing to any Facility Agent (for itself or on behalf of its Purchase Group) or to the Administrative Agent in any invoice or certificate provided in this Section 2.07 shall be conclusive and binding for all purposes, absent manifest error.

    Section 2.08.    Settlements and Other Payment Procedures. (a) The Servicer shall, on each day before the Termination Date on which Collections of Receivables are received or deemed received by it (including amounts held in the Collection Account):
    (i)    set aside on its books and Records and hold in trust from the Percentage Interest in such Collections, an amount equal to (A) with respect to each Purchase Group, the aggregate amount of Yield, Used Fee, Unused Fee and other fees, costs, expenses and indemnity amounts accrued through, or payable on, such day for such Purchase Group, (B) with respect to each LC Bank to which Reimbursement Obligations are due and owing, an amount equal to accrued and unpaid Yield on any outstanding Reimbursement Obligations owed to such LC Bank, (C) with respect to each LC Bank that has issued Letters of Credit, all fees, including the Letter of Credit Fronting Bank Fee, accrued and unpaid to such LC Bank, (D) with respect to the Administrative Agent, any accrued and unpaid fees due to the Administrative Agent, and (E) with respect to the Servicer, any accrued and unpaid Servicing Fees;
    (ii)    deposit to the LC Cash Collateral Account, the amount required to cash collateralize any Defaulting Purchaser’s pro rata share of the aggregate undrawn Stated Amount of Letters of Credit pursuant to 2.12(a) hereof;
    (iii)     with respect to any LC Bank to which Reimbursement Obligations are owed, set aside the entire amount of such Reimbursement Obligations owed;
    (iv)    with respect to the Swingline Purchaser, set aside the amount of any Swingline Reimbursement Purchase owed;
    (v)    with respect to any Non-Extending Purchase Group, on and after the applicable Non-Pro Rata Extension Date (so long as a Termination Event shall not have occurred and be continuing), set aside on its books and Records its ratable share of Collections as described in Section 2.17(c) hereof;
    (vi)    if the Seller has provided timely notice of an optional reduction of the Aggregate Net Investment or a Mandatory Reduction Amount is due and unpaid, set aside on its books and Records from such Collections the Optional Reduction Amount and Mandatory Reduction Amount, as applicable, but for the avoidance of doubt, without any breakage costs;
    (vii)    apply all or a portion of the remainder of the Percentage Interest in such Collections, such that the Aggregate Net Investment after such receipt and Reinvestment Purchases is the same as before such receipt and Reinvestment Purchases; and
    (viii)     release any remaining Collections to the Seller;
    and on each Settlement Date, Distribution Date, Mandatory Reduction Date, Optional Reduction Date or other day on which other amounts are due and payable pursuant to the terms of this Agreement, pay the amounts set aside above, together with other amounts paid by the

Seller, the Servicer or the Parent hereunder, to the Administrative Agent, the Facility Agents (on behalf of their Purchase Groups), the Purchasers or the LC Banks, as the case may be. If the Control Date but not the Termination Date shall have occurred, the daily set asides, applications and payments specified in this Section 2.08(a) shall be performed by the Administrative Agent, based on the information provided in the Servicer Reports and pursuant to Section 4.10(f).
    (b)    On the Termination Date and each Business Day thereafter, all Collections received or deemed received (including amounts in the Collection Account), together with other amounts paid by the Seller, the Servicer or the Parent hereunder, shall be applied in the following order of priority (whether or not such funds are sufficient to pay in full all such amounts and pro rata within each level based on the amounts due at such level):
First, to the Servicer in payment of all accrued and unpaid Servicing Fee and all other out-of-pocket costs and expenses owed to it, if any, in connection with the servicing, administering and collecting the Receivables;
Second, on a pro rata basis (a) to each Facility Agent, the accrued and unpaid Yield due on its Purchase Group’s Net Investment and (b) to any LC Bank, accrued and unpaid Yield on any outstanding Reimbursement Obligations;
Third, on a pro rata basis, (a) to each Facility Agent, the accrued and unpaid Used Fees and Unused Fees due to its related Purchase Group, (b) to each LC Bank, all accrued and unpaid Letter of Credit Fronting Bank Fees due to it and (c) to the Administrative-Agent, all accrued and unpaid fees due to the Administrative Agent;
Fourth, to the LC Cash Collateral Account, the amount necessary to cause the amount therein to equal the Required LC Cash Collateral Amount;
Fifth, to any LC Bank, in payment in full of any outstanding Reimbursement Obligations owed to it;
Sixth, to each Facility Agent, to reduce the related Purchase Group’s Net Investment to zero;
Seventh, to the Administrative Agent and each Facility Agent, any amounts necessary to reimburse the Administrative Agent or such Facility Agent for the costs of collection and enforcement of the Facility;
Eighth, to each Facility Agent and LC Bank, in payment in full of any other amounts owed by the Seller to the Purchasers and LC Banks in their related Purchase Groups pursuant to this Agreement; and
Ninth, to the Administrative Agent, in payment of expenses owed to it by the Seller pursuant to this Agreement.

    (c)    After the Aggregate Net Investment, Reimbursement Obligations, , Yield, fees and any other Aggregate Unpaids have been paid in full and, if required hereunder, the LC Cash Collateral Account has been funded in an amount equal to the Required LC Cash Collateral Amount, all additional Collections with respect to the Receivable Interest shall be paid to the Seller for its own account.
    (d)    For the purposes of this Section 2.08:
    (i)    if, on any day, there arises a Deemed Collection with respect to any Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such Deemed Collection;
    (ii)    except as otherwise required by applicable Law or in (i) above or the relevant Contract, all Collections (other than Deemed Collections) received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables, provided that Deemed Collections shall be applied to the applicable Receivable that gave rise to such Deemed Collection; and
    (iii)    if and to the extent any Purchaser or LC Bank shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, such Purchaser or LC Bank, as applicable, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
    (e)    The funds deposited into the LC Cash Collateral Account pursuant to (i) Section 2.08, Section 2.09 or Section 2.12 may be applied as set forth in (A) Section 2.11(b) to satisfy the Seller’s Reimbursement Obligations or (B) Sections 2.12(a) or (c) to satisfy a Defaulting Purchaser’s obligations to fund its portion of Reimbursement Purchases, or (ii) Section 11.08 may be applied to satisfy the Seller’s Reimbursement Obligation and the Required LC Cash Collateral Amount. If on any Monthly Report Date the amount on deposit in LC Cash Collateral Account (other than amounts deposited therein pursuant to Section 11.08 and not then applied pursuant to clause (ii) of the preceding sentence) exceeds the Required LC Cash Collateral Amount, the Administrative Agent shall, on the second Business Day after the next Monthly Report Date, withdraw such excess funds on deposit in the LC Cash Collateral Account, and pay the same to the Seller.
    Section 2.09.    Mandatory Reduction of Aggregate Exposure Amount        If, on any day, the Seller knows or should know that the Percentage Interest exceeds 100%, the Servicer or the Seller shall promptly notify the Administrative Agent and the Facility Agents and shall specify the Mandatory Reduction Amount. By the second Business Day after the date of such notification, the Seller shall pay the Mandatory Reduction Amount to the Administrative Agent. The Administrative Agent shall distribute such funds (i) first, to each LC Bank owed any Reimbursement Obligations(s), its pro rata share (based on such LC Banks’ Reimbursement

Obligation(s) as a percentage of the aggregate amount of Reimbursement Obligations owed to LC Banks) of such Mandatory Reduction Amount (but in no event in excess of the Reimbursement Obligations(s) owed to each such LC Bank), (ii) second, to the Swingline Purchaser, any Swingline Reimbursement Purchase owed to it, (iii) third, to pay to each Facility Agent, its Purchase Group’s Purchase Group Percentage of any remaining Mandatory Reduction Amount to repay all or a portion of the related Purchase Group’s Net Investment, and (iv) fourth, to the LC Cash Collateral Account, any remaining Mandatory Reduction Amount. On any day on which a Mandatory Reduction Amount is due and payable, the Seller shall not be obligated to pay to any Purchaser any breakage costs in connection with the payment of such Mandatory Reduction Amount, even if paid on a date other than a Settlement Date.
    Section 2.10.    Letters of Credit. (a) On and after the LC Effective Date, subject to the terms and conditions hereof, each LC Bank, in reliance on the agreements of the Facility Agents set forth in Section 2.11, agrees to issue standby and documentary letters of credit (the “Letters of Credit”) for the account of the Seller on any Business Day during the period from the LC Effective Date to the Termination Date (or, in the case of an LC Bank in a Non-Extending Purchase Group, the applicable Non-Pro Rata Extension Date) in such form as may be approved from time to time by such LC Bank; provided that no LC Bank shall have any obligation to Issue any Letter of Credit if, after giving effect to such Issuance, (i) without the consent of the applicable LC Bank, the LC Obligations owed to such LC Bank at such time would exceed such LC Bank’s LC Bank Sublimit, (ii) the Percentage Interest would exceed 100%, (iii) in the event that the Scheduled Termination Date shall have been extended pursuant to Section 2.17 with respect to some but not all of the Purchase Groups, the portion of the LC Obligations attributable to Letters of Credit with expiry dates after the next Non-Pro Rata Extension Date will exceed the portion of the Maximum Net Investment attributable to the Maximum Net Investment of the Purchase Groups that are not Non-Extending Purchase Groups, or (iv) any Committed Purchaser is a Defaulting Purchaser, unless (x) arrangements with respect to such Defaulting Purchaser have been made which are reasonably satisfactory to such LC Bank to mitigate such LC Bank’s risk with respect to such Defaulting Purchaser (as to both existing Letters of Credit and any proposed new Issuance), (y) the Seller has fulfilled the requirements set forth in Section 2.12(a), or (z) such Defaulting Purchaser has assigned all of its rights, interests and obligations hereunder to assignee(s) in accordance with Section 11.08 hereof. Each Letter of Credit shall (A) be denominated in Dollars, (B) have a face amount of at least $5,000,000, (C) expire no later than the earlier of (1) the first anniversary of its date of issuance and (2) the date that is five Business Days prior to the Scheduled Termination Date (or, in the case of an LC Bank in a Non-Extending Purchase Group, the applicable Non-Pro Rata Extension Date), provided that any Letter of Credit with a one-year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (2) above) and (D) provide for the payment of sight drafts or other written demands for payment no earlier than the next Business Day after being presented for honor thereunder (as long as presented by 2:00 p.m., New York City time, on such Business Day, and, if presented after 2:00 p.m, the second Business Day after being presented) in accordance with the terms thereof and when accompanied by the documents described therein.
    (b)    The Seller may from time to time request that an LC Bank Issue or Modify a Letter of Credit, as the case may be, by delivering to such LC Bank, at its address for notices specified on Schedule I hereto (or transmit by electronic communication, if arrangements for doing so have been approved by such LC Bank) and the Administrative Agent a Letter of Credit Application therefor, completed to the satisfaction of such LC Bank, and a Letter of Credit Request. Additionally, the Seller shall furnish to the applicable LC Bank such other certificates, documents and other papers and information as such LC Bank may request. Upon receipt of any Letter of Credit Application, such LC Bank will also provide a copy thereof to the Administrative Agent and, following receipt, the Administrative Agent shall advise the Facility Agents thereof. Such LC Bank will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures. Unless such LC Bank has knowledge, or has received written notice from any Facility Agent, the Administrative Agent or the Seller at least one Business Day prior to the requested date of the applicable Issuance or Modification, that one or more applicable conditions contained in Section 3.03 shall not then be satisfied, then, subject to the terms and conditions hereof, such LC Bank shall on the requested date of the applicable Issuance or Modification, Issue or Modify the Letter of Credit, as the case may be, requested by such Letter of Credit Application and related documentation (but in no event shall such LC Bank be required to Issue or Modify any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all related documentation) by Issuing the original of such Letter of Credit (or requested Modification, if applicable) to the beneficiary thereof or as otherwise may be agreed to by such LC Bank and the Seller. Such LC Bank shall furnish a copy of such Letter of Credit or any amendment thereto to the Seller promptly following the Issuance or Modification thereof. Such LC Bank shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Facility Agents, notice of the Issuance or Modification, as applicable, of each Letter of Credit (including the amount thereof), each increase or decrease in the amount of such Letter of Credit (including the amount thereof) and the termination of such Letter of Credit.
        (c)     Notwithstanding the foregoing or anything else to the contrary contained herein, no LC Bank shall be under any obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Bank from Issuing such Letter of Credit, or any Law applicable to such LC Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Bank (x) shall prohibit, or request that such LC Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, (y) shall impose upon such LC Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such LC Bank is not otherwise entitled to be compensated hereunder) not in effect on the LC Effective Date, or (z) shall impose upon such LC Bank any unreimbursed loss, cost or expense which was not applicable on the LC Effective Date and which such LC Bank in good faith deems material to it; provided that, in the cases of clauses (y) and (z), such LC Bank shall have provided written notice to the Seller of its refusal to issue any Letter of Credit and the specific reasons therefor and the Seller shall not have compensated such LC Bank for the imposition of such restriction, reserve or capital requirement or reimbursed such LC Bank for such loss, cost or expense, as applicable; (ii) the Issuance of such Letter of Credit would otherwise conflict with, or cause such LC Bank or any Purchase Group to exceed any limits imposed by, any applicable Law; or (iii) the Issuance of such Letter of Credit would violate one or more policies of such LC Bank applicable to letters of credit generally. An LC

Bank shall not be obligated to Modify any Letter of Credit if (A) such LC Bank would have no obligation at such time to Issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
    (d)    The Seller shall authorize and direct each LC Bank to name the Seller as the “Applicant” or “Account Party” of each Letter of Credit; provided, that any such Letter of Credit may indicate that it is issued “on behalf of Ferguson Enterprises, LLC or an Affiliate of Ferguson Enterprises, LLC” Notwithstanding that a Letter of Credit issued or otherwise outstanding hereunder is in support of any obligations of a Person other than the Seller, the Seller shall be obligated to reimburse the applicable LC Bank hereunder for any and all drawings under such Letter of Credit as provided in this Agreement.
    (e)    If any draft shall be presented for payment under any Letter of Credit, the relevant LC Bank shall promptly notify the Seller and the Administrative Agent of the date and the amount thereof and whether such LC Bank has made or will make a payment thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Seller of its obligation to reimburse such LC Bank with respect to any drawing under a Letter of Credit in accordance with the terms hereof. Upon receipt of any such notice, the Administrative Agent shall promptly advise the Facility Agents thereof. The responsibility of such LC Bank to the Seller in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
    (f)    To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.10, the provisions of this Section 2.10 shall apply.
    (g)    For purposes of determining the “Stated Amount” of a Letter of Credit at any time hereunder, such amount shall be deemed to be the maximum stated amount (including any automatic increases provided by its terms) of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
    (h)    The Seller shall cause the aggregate Stated Amount of all Letters of Credit outstanding hereunder and all Reimbursement Obligations under clause (i) of that definition to be secured at all times by the Receivable Interest, and shall on every Business Day make such further grant, assignment, transfer and conveyance to the Facility Agents, for the benefit of the related Purchasers and LC Banks, in the Receivables, Related Security and Collections, as is necessary (if any) to cause such Receivable Interest to be so maintained.
    (i)    All payments made by an LC Bank pursuant to any Letter of Credit shall be made from funds of such LC Bank, and not from the funds of any other Person.
    (j)    Whenever any LC Bank issues a Letter of Credit, each Facility Agent, on behalf of its related Purchasers, shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably (i) agreed to acquire a participation interest therein in an amount equal to its Purchase Group Percentage of the Stated Amount of such Letter of Credit and (ii) committed to make a Reimbursement Purchase hereunder equal to its ratable share of the applicable Reimbursement Obligation in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed by the Seller upon such draw. In the event that any Letter of Credit expires or is surrendered to the issuing LC Bank without being drawn (in whole or in part) then, in such event, the foregoing commitment to make a Reimbursement Purchase with respect to draws under such Letter of Credit shall expire with respect to such Letter of Credit and the Aggregate Exposure Amount shall automatically reduce by the Stated Amount of the Letter of Credit which is no longer outstanding.
        Section 2.11.    Letter of Credit Reimbursements; Payments. (a) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable LC Bank will promptly notify the Seller and the Administrative Agent of such request on the date such request is made, and the Administrative Agent shall, in turn, promptly advise the Facility Agents thereof. Upon such drawing, the Seller will have a Reimbursement Obligation to reimburse such LC Bank at or prior to 11:00 a.m., New York time on the date on which such draw is required to be paid, in an amount equal to the amount paid by such LC Bank under such Letter of Credit in respect of such drawing. The Seller shall use its own funds available therefor to satisfy its Reimbursement Obligation; provided, that on and after the Termination Date, the Administrative Agent shall apply funds on deposit in the LC Cash Collateral Account to pay the applicable LC Bank the Reimbursement Obligation owed to it. If the Seller shall not have satisfied its Reimbursement Obligation, the applicable LC Bank shall promptly notify the Administrative Agent, the Seller and the Facility Agents of such non-payment by the Seller of its Reimbursement Obligation and the Seller shall be deemed to have requested that a Purchase (each such Purchase, a “Reimbursement Purchase”) be made on the date of the required drawing in the amount paid by such LC Bank under such Letter of Credit in respect of such drawing on such date and (ii) the Seller will deliver promptly to the Facility Agents a Purchase Notice with respect to such Reimbursement Purchase. Such Purchase Notice will specify the amount of the Reimbursement Purchase and the allocation thereof among the Purchase Groups and remittance instructions provided by the applicable LC Bank. Upon receipt of such Purchase Notice, a Reimbursement Purchase will be made by each Facility Agent (on behalf of its related Purchasers) by delivering its portion of such Reimbursement Purchase (or, in the case of a Defaulting Purchaser, by the Administrative Agent using funds in the LC Cash Collateral Account, if available, to fund such Defaulting Purchaser’s portion of the Reimbursement Purchase) to the Seller by 5:00 p.m. (New York time) on such Business Day; provided, that in no event shall any Facility Agent make a Reimbursement Purchase in the event that, after giving effect to the making of such Reimbursement Purchase, the related Purchase Group’s Exposure Amount would exceed such Purchase Group’s Maximum Net Investment. The requirement to make Reimbursement Purchases hereunder shall continue until the last to occur of any of the following events: (i) each LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (ii) no Letter of Credit issued hereunder remains outstanding and uncancelled; and (iii) all Persons (other than the Seller or any Affiliate) have been fully reimbursed for all payments made under or relating to Letters of Credit. To the extent that any Facility Agent (on behalf of its related Purchasers) does not fund such Reimbursement Purchase hereunder, the aggregate amount of such unfunded Reimbursement Purchases shall be deemed to be a Reimbursement Obligation of the Seller until such time (if at all) that any such Facility Agent(s) (on behalf of their related Defaulting Purchaser(s)) fund their Reimbursement Purchase(s) to such LC Bank. Each Facility Agent’s funding of its ratable portion of a Reimbursement Purchase shall reduce the Seller’s Reimbursement Obligation by the amount of such funding.
    (b)     If an LC Bank is required at any time to return to the Seller or any other Person, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Seller to such LC Bank pursuant to this Agreement in payment of a Reimbursement Obligation, each Facility Agent’s obligation (on behalf of its related Purchaser) to make a Reimbursement Purchase in accordance with the terms of Section 2.11(a) shall thereupon arise, and following demand by such LC Bank, each such Facility Agent shall make a Reimbursement Purchase of its ratable amount of any amounts so returned by such LC Bank.
    (c)    Notwithstanding any other provision of this Agreement, prior to the date on which a drawing occurs on any Letter of Credit (each such date, a “Drawing Date”), no Yield shall accrue or be payable on the Stated Amount of such Letter of Credit, but fees with respect thereto shall be payable in accordance with the Fee Letter and each LC Bank Fee Letter. Following the Drawing Date of any Letter of Credit and funding of a Reimbursement Purchase, applicable Yield shall accrue and be payable on the outstanding unpaid amount of such Reimbursement Purchase for each day from and including the date such Reimbursement Purchase is made. In addition, following the Drawing Date of any Letter of Credit (and until a Reimbursement Purchase or payment in satisfaction of a Reimbursement Obligation in full), applicable Yield shall accrue and be payable on the outstanding amount of such Reimbursement Obligation for each day from and including the date such Reimbursement Obligation arose to but excluding the date the Seller reimburses the Reimbursement Obligation (or such time as the Reimbursement Purchase is made in full to satisfy the Reimbursement Obligation).
    (d)     The Seller’s obligations under this Section 2.11 and the Facility Agents’ obligations to fund Reimbursement Purchases under this Section 2.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Seller or any such Facility Agent may have or have had against any LC Bank, any beneficiary of a Letter of Credit or any other Person. The Seller also agrees with each LC Bank that no LC Bank shall be responsible for, and the Seller’s Reimbursement Obligations shall not be affected by, among other things, (i) any lack of validity or enforceability of any Letter of Credit or any Transaction Document or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any LC Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.11(d), constitute a legal or equitable discharge of, or provide a right of setoff against, the Seller’s obligations hereunder. Neither the Administrative Agent, the Facility Agents, the Purchasers nor the LC Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any LC Bank; provided, that the foregoing shall not be construed to excuse the relevant LC Bank from liability to the Seller to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Seller to the extent permitted by applicable Law) suffered by the Seller that are caused by such LC Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an LC Bank (as finally determined by a court of competent jurisdiction), such LC Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an LC Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
    (e)    If any Letter of Credit remains outstanding and undrawn (either in full or in part) on the Termination Date, effective as of such date, the Seller shall have a Reimbursement Obligation with respect to all such Letters of Credit in an amount equal to the aggregate Stated Amount of outstanding and undrawn Letters of Credit on such day, together with the associated Fee Collateral Amount, and the Seller agrees to satisfy such Reimbursement Obligation by depositing such amount into the LC Cash Collateral Account.
    Section 2.12.    Defaulting Purchasers. (a) If any Committed Purchaser becomes a Defaulting Purchaser at any time when there are undrawn Letters of Credit outstanding, then the Servicer shall on each day following such occurrence apply Collections to cash collateralize for the benefit of the LC Banks the portion of the amount of the then outstanding Letters of Credit equal to such Defaulting Purchaser’s ratable share of such undrawn Stated Amount of outstanding Letters of Credit by depositing all Collections available pursuant to Section 2.08 into the LC Cash Collateral Account until the amount therein is equal to such Defaulting Purchaser’s ratable share of undrawn Stated Amount of outstanding Letters of Credit (including increased amounts due to newly-issued Letters of Credit and reductions due to terminations of Letters of Credit). The Administrative Agent shall (1) apply funds deposited into the LC Cash Collateral Account pursuant to this Section 2.12(a) to satisfy a Defaulting Purchaser’s obligation to fund it portion of a Reimbursement Purchase pursuant to Section 2.11(a) or (b) hereof and (2) transfer funds in the LC Cash Collateral Account in excess of the Required LC Cash Collateral Amount to the Seller as provided in Section 2.08(e) hereof. For the avoidance of doubt, the amount required to be deposited and maintained in the LC Cash Collateral Account pursuant to this Section 2.12(a) is only one component of the Required LC Cash Collateral Amount, and other amounts may be required to be deposited and maintained in the LC Cash Collateral Account pursuant to Section 2.08 or 2.09.
    (b)    The Seller shall not be required to pay any Defaulting Purchaser the portion of the Used Fee or Unused Fee pursuant to the Fee Letter with respect to the amount of the undrawn Letters of Credit that is cash collateralized pursuant to Section 2.12(a).
    (c)    Except for the portion of any fees not otherwise payable to such Defaulting Purchaser pursuant to Section 2.12(b), no amount payable by the Seller for the account of a Defaulting Purchaser under this Agreement (whether on account of Net Investment, Yield, indemnity payments or other amounts) shall be paid or distributed to such Defaulting Purchaser (or its Facility Agent), but instead shall be deposited to the LC Cash Collateral Account until the amount therein is equal to the amount of such Defaulting Purchaser’s ratable share of the Stated Amount of the undrawn Letters of Credit that is not cash collateralized in accordance with Section 2.12(a), and to the extent of any remaining amounts, to pay to such Defaulting Purchaser amounts owed to it.
    Section 2.13.    Payments and Computations, Etc. All per annum fees payable under this Agreement shall be calculated for the actual days elapsed on the basis of a 360-day year. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof in immediately available funds no later than the time specified in the applicable provision of this Agreement, or, if not so specified, by 11:00 a.m. (New York City time) on the day when due. All such amounts shall be paid or deposited to the applicable party or account, as applicable, at the address listed on Schedule I hereto (or in the applicable Assumption Agreement); provided, that, if such amounts are payable to any Purchasers or LC Banks, they shall be paid or deposited in the applicable Facility Agent’s account indicated on Schedule I hereto (or in the applicable Assumption Agreement), until otherwise notified by such party. The Seller shall, to the extent permitted by Law, pay interest on all amounts not paid or deposited when due hereunder at a rate equal to the Default Rate. All computations of Yield hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed other than computations of interest calculated by reference to the Alternate Base Rate which shall be calculated on the basis of a 365- or 366-day year, as applicable.
    Section 2.14.    Increased Costs. The Seller will indemnify each Purchaser (and any of its Support Providers) and LC Bank if any Regulatory Change (i) subjects such Person (each an “Affected Person”) to any charge on or with respect to such Affected Person’s obligations in connection with the Facility, or on or with respect to the Receivables, or subjects any such Affected Person to Tax on its Exposure Amount or its obligation to fund a portion of the Aggregate Exposure Amount (except for Indemnified Taxes and Excluded Taxes), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of any Affected Person, or credit extended by any Affected Person in connection with the Facility (excluding Taxes) or (iii) imposes any other condition the result of which is to increase the cost to any Affected Person of performing its obligations in connection with the Facility, or to reduce the rate of return on any Affected Person’s capital as a consequence of its obligations in connection with the Facility, or to reduce the amount of any sum received or receivable by any Affected Person in connection with this Facility, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it (excluding Taxes). The Seller will promptly pay to the Facility Agent for the Affected Person such indemnity amount as shall be specified to the Seller in a certificate of the Affected Person (or its Facility Agent, on its behalf) setting forth the calculations of such amount, together with the basis therefor. Any such certificate submitted by or on behalf of the Affected Person shall be conclusive and binding for all purposes, absent manifest error.
    Section 2.15.    Optional Reduction of Maximum Net Investment; Optional Reduction of Aggregate Net Investment. (a) The Seller may at any time and from time to time reduce in whole or in part the Maximum Net Investment (but not below the Aggregate Exposure Amount) and/or the Swingline Sublimit by giving the Facility Agents and/or the Swingline Purchaser, if applicable, written notice thereof at least five (5) Business Days before such reduction is to take place; provided, however, that any partial reduction of the Maximum Net Investment or the Swingline Sublimit shall be in an amount of $5,000,000 or any higher multiple of $100,000. Any reduction in the Maximum Net Investment shall be allocated ratably among the Purchase Groups. The Seller shall pay each Facility Agent any accrued and unpaid Unused Fee on the date of such reduction with respect to the reduction amount.
    (b)    The Seller may reduce, in whole or in part, the Aggregate Net Investment (the amount of any such reduction, the “Optional Reduction Amount”) by giving the Administrative Agent and the Facility Agents written notice thereof at least two (2) Business Days before such optional reduction (each, an “Optional Reduction Notice”) substantially in the form of Exhibit F hereto. Each such Optional Reduction Notice shall specify the requested Optional Reduction Amount and the requested optional reduction date. If the Seller has delivered an Optional Reduction Notice with respect to the Aggregate Net Investment, then on the requested Optional Reduction Date, the Servicer shall apply Collections that would have been used for Reinvestment Purchases to pay (i) first, to the Facility Agent for the Swingline Purchaser, any Swingline Purchase Net Investment or Swingline Reimbursement Purchase that is owed, and (ii) second, to the Facility Agents (for the benefit of their respective Purchasers), their ratable shares of the reduction amount, but for the avoidance of doubt, without any breakage costs. Each partial reduction shall be in minimum increments of $5,000,000 or any higher multiple of $100,000.
    Section 2.16.    Increase in Maximum Net Investment .     The Seller may at any time and from time to time as long as no Termination Event or Potential Termination Event exists increase the Maximum Net Investment up to $1,500,000,000 by (a) either (i) adding additional Purchase Groups or (ii) causing an existing Purchase Group or Groups to increase its Purchase Group Maximum Net Investment and (b) executing an amendment to this Agreement. Each new Purchase Group shall become a party hereto by executing and delivering to the Administrative Agent, the Seller and the Servicer an Assumption Agreement (which Assumption Agreement shall be executed by all Purchasers in such new Purchase Group).
    Section 2.17.    Procedures for Extension of Scheduled Termination Date.     (a)    No more than 90 days prior to date as of which the proposed extension would become effective (the “Proposed Effective Date”), the Seller may request in writing that each Facility Agent consent to the extension of the Scheduled Termination Date for an additional period specified in such request, which decision shall be made by each Facility Agent (after consultation with its Purchase Group) in its sole discretion. Each Facility Agent shall notify the Seller of its willingness or its determination not to consent to such extension of the Scheduled Termination Date as soon as practical after receiving such request, and in any event by the thirtieth day following the day such request is received (the “Response Date”). Any Facility Agent which does not expressly notify the Seller of its willingness to extend by the Response Date will be deemed not to have consented to such extension.
    (b)    If, by the Response Date, all Facility Agents have notified the Seller of their determination to extend the Scheduled Termination Date, then on the Proposed Effective Date, the Scheduled Termination Date will be so extended by the period agreed between the Seller and the Purchase Groups, such extension to be evidenced in an addendum or amendment to this Agreement signed by all parties hereto.
    (c)    If, by the Response Date, any Facility Agent has notified (or is deemed to have notified) the Seller of its determination not to extend, then such Purchase Group will become a “Non-Extending Purchase Group” on the Proposed Effective Date unless on or before such Proposed Effective Date, the Seller withdraws its request for an extension, in which case, all Purchase Groups shall maintain their existing Purchase Group Maximum Net Investments for the unextended Scheduled Termination Date. If the Seller elects not to withdraw its request, then on the Proposed Effective Date (or such date as is agreed by the parties hereto) (i) for any Facility Agents which have agreed to the extension of the Scheduled Termination Date, the Scheduled Termination Date will be extended for the period requested by the Seller and accepted by such Facility Agents and (ii) the Seller shall either (A) cause each Non-Extending Purchase Group to assign, and each Non-Extending Purchase Group hereby agrees to make such assignment, governed by the terms of Section 11.08, of its interests, rights and obligations (including its obligation to make Swingline Purchases, if applicable) under this Agreement to existing Purchase Groups, an Eligible Purchaser, or other Purchaser acceptable to the Administrative Agent and following the LC Effective Date, the LC Banks, which agree to the extended Scheduled Termination Date, or (B) declare a “Non-Pro Rata Extension Date” as of which date (1) the Maximum Net Investment (and the LC Sub-Facility) will be reduced by the amount of each Non-Extending Purchase Group’s Purchase Group Maximum Net Investment, (2) if such Non-Extending Purchase Group includes the Swingline Purchaser, the Swingline Sublimit will be reduced by the amount of the Swingline Sublimit, and (3) the Servicer shall set aside and hold in trust for each Non-Extending Purchase Group, a ratable percentage of Collections (based on the Exposure Amount of such Non-Extending Purchase Group as a percentage of the Aggregate Exposure Amount). If the amount so set aside on such Non-Pro Rata Extension Date is not adequate to repay each Non-Extending Purchase Group’s Net Investment, together with Yield thereon and other Aggregate Unpaids due to it, then on each Business Day after the Non-Pro Rata Extension Date, unless a Termination Event or Potential Termination Event shall have occurred and be continuing or would occur after giving effect to the payment of such amounts, the Servicer shall allocate to each Non-Extending Purchase Group its ratable portion of Collections (up to such Net Investment, Yield and other amounts) and on each Distribution Date after the Non-Pro Rata Extension Date, shall pay to the Facility Agent for the Non-Extending Purchase Group the Non-Extending Purchase Group’s Net Investment, Yield

thereon and other Aggregate Unpaids due them until such amounts have been paid in full. The Facility Agent for a Non-Extending Purchase Group shall not be obligated to make any Purchases or Issue or Modify Letters of Credit on and after its Non-Pro Rata Extension Date. An extension of the Scheduled Termination Event shall be evidenced by an addendum or amendment to this Agreement executed by all parties hereto (including any new Purchasers and Facility Agents).
    Section 2.18.    Facility Termination. Subject to other provisions of this Agreement requiring earlier termination, the Facility Agents’ obligations (on behalf of their respective Purchasers) to make Purchases hereunder and LC Banks’ obligations to Issue or Modify (and honor draws under) the Letters of Credit hereunder shall terminate at Facility Termination.
    Section 2.19.    Swingline Purchases . (a) Subject to the terms and conditions hereof, including Section 3.03 and, as applicable, Section 3.04, from time to time, upon receipt by the Facility Agent for the Swingline Purchaser from the Seller of a Purchase Notice, the Swingline Purchaser hereby agrees to make a Swingline Purchase in an aggregate amount not to exceed at any time the Swingline Sublimit. The Seller shall provide the Facility Agent for the Swingline Purchaser with a Purchase Notice by 1:00 p.m. (New York City time) on the Business Day on which such Swingline Purchase is requested (and if the Facility Agent shall receive such Purchase Notice after 1:00 p.m (New York City time), on a Business Day, such Swingline Purchase shall be deemed to be requested to be made on the next following Business Day). Each Purchase Notice shall specify the Purchase Price of the Swingline Purchase requested to be made. Not later than 4:00 p.m. (New York City time) on the Business Day on which such Purchase Notice is received (or if such Purchase Notice is received after 1:00 p.m., (New York City time) on a Business Day, no later than 1:00 p.m. (New York City time), on the Business Day next following the Business Day on which such Purchase Notice is received), the Swingline Purchaser will make the Swingline Purchase by paying to the Seller in immediately available funds an amount equal to the Purchase Price for such requested Swingline Purchase. The Swingline Purchaser shall have no obligation to make a Swingline Purchase on any day if the conditions set forth in Section 3.03 and, as applicable, Section 3.04, hereof are not satisfied. The Swingline Purchaser shall make no such Swingline Purchase on or after the tenth Business Day before the Scheduled Termination Date or after the Termination Date. Each Swingline Purchase shall be in an aggregate amount of at least $1,000,000 or any higher multiple of $100,000. The Seller will provide the Administrative Agent with a copy of each Purchase Notice for a Swingline Purchase at the same time as such Purchase Notice is provided to the Facility Agent for the Swingline Purchaser, and the Administrative Agent will, in turn, promptly provide such Purchase Notice to the Facility Agents.
    (b)    On the Swingline Settlement Date related to each Swingline Purchase, such Swingline Purchase shall be repaid by Purchase by the Purchase Groups (each such Purchase, a “Swingline Reimbursement Purchase”). On or prior to 1:00 p.m., New York time on the Business Day before each Swingline Settlement Date, the Swingline Purchaser shall deliver to the Administrative Agent and the Facility Agents a Purchase Notice. Such Purchase Notice will specify the amount of the Swingline Reimbursement Purchase and the allocation thereof among the Purchase Groups (which shall be based on their respective Purchase Group Percentages) and remittance instructions. Upon receipt of such Purchase Notice, a Swingline Reimbursement

Purchase will be made by each Facility Agent (other than the Facility Agent for the Swingline Purchaser whose funding, for administrative convenience, will be deemed made), on behalf of its related Purchasers, by delivering its portion of such Swingline Reimbursement Purchase to the Facility Agent for the Swingline Purchaser by 1:00 p.m. New York time, on the applicable Swingline Settlement Date; provided, that in no event shall any Facility Agent make a Swingline Reimbursement Purchase in the event that, after giving effect to the making of such Swingline Reimbursement Purchase, the related Purchase Group’s Exposure Amount would exceed such Purchase Group’s Maximum Net Investment. The requirement to make Swingline Reimbursement Purchases hereunder shall continue until the last to occur of any of the following events: (i) the Swingline Purchaser ceases to be obligated to make Swingline Purchases hereunder; and (ii) the Net Investment attributable to Swingline Purchases has been repaid.
    (c)    In the event any Facility Agent fails to make available to the Swingline Purchaser its portion of the Swingline Reimbursement Purchase, such Facility Agent shall continue to owe to the Swingline Purchaser its portion of the Swingline Reimbursement Purchase, together with interest thereon in respect of each day from and including the applicable Swingline Settlement Date to the date such amount is repaid to the Swingline Purchaser in same day funds at the Alternate Base Rate.
    (d)    In the event that, on a Swingline Settlement Date, a Termination Event occurs and either (i) such Termination Event is of the type described in Section 8.1(f) hereof or (ii) no further Purchases are being made under this Agreement, so long as any such Termination Event is continuing, then, the Seller will be deemed to have sent to each of the Facility Agents (on behalf of their respective Purchas Groups) a Purchase Notice for a Swingline Reimbursement Purchase and the procedures of clause (b) shall apply.
    (e)     The Facility Agents’ obligations to fund Swingline Reimbursement Purchases under this Section 2.19 shall be absolute and unconditional under any and all circumstances, and irrespective of any setoff, counterclaim or defense to payment that the Seller or any such Facility Agent may have or have had against the Swingline Purchaser or any other Person, and shall apply regardless of whether the conditions precedent thereto set forth in Section 3.03 and, as applicable, Section 3.04 hereof,, are then satisfied and whether or not any Termination Event or Potential Termination Event exists.

ARTICLE III

CLOSING PROCEDURES
    Section 3.01.    Purchase and Sale Procedures.
    (a)    General. Each Purchase (other than a Swingline Purchase) hereunder shall constitute a purchase of, and shall transfer ownership to the Facility Agents for the benefit of the Purchasers of, undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing. Each Swingline

Purchase hereunder shall constitute a purchase of, and shall transfer ownership to the Facility Agent for the benefit of the Swingline Purchaser of, additional undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing.
    (b)    Sale Without Recourse. The Receivable Interest sold by the Seller hereunder shall be made without recourse except as specifically provided herein.
    (c)    Non-Assumption by the Purchase Groups of Obligations. No obligation or liability of the Seller to any Obligor or any third party under any Receivable or Contract which is part of the Receivables in which the Facility Agents, on behalf of their respective Purchase Groups, have acquired the Receivable Interest shall be assumed by any Facility Agent or Purchaser, and any such assumption is hereby expressly disclaimed. Each Purchaser, each LC Bank, each Facility Agent and the Administrative Agent shall be indemnified by the Seller in accordance with Section 10.01 hereof in respect of any Losses arising out of or incurred in connection with any Obligor’s assertion of such obligation or liability against the Purchasers, the LC Banks, the Facility Agents or the Administrative Agent.
    Section 3.02.    Conditions to Closing. On or prior to the execution of this Agreement on the Original Closing Date, the Seller shall deliver or cause to be delivered to the Administrative Agent the following documents and instruments:
    (a)    Copies of the resolutions of the board of managers or directors of each Ferguson Party, each certified as of the date hereof by such Person’s secretary or an assistant secretary authorizing the execution, delivery and performance of this Agreement (at a potential Maximum Net Investment of $800,000,000), any other Transaction Document to which such Person is a party, and the other documents to be delivered by such Person hereunder and approving the transactions contemplated hereby and thereby;
    (b)    The certificate of formation or incorporation of each Ferguson Party certified as of a date reasonably near the date hereof by the Secretary of State or other similar official of such Person’s jurisdiction of organization or incorporation, as applicable;
    (c)    A good standing certificate for each Ferguson Party issued by the Secretary of State or other similar official of such Person’s jurisdiction of organization or incorporation, each such certificate to be dated a date reasonably near the date hereof;
    (d)    A certificate of the secretary or, in the case of the Seller, other authorized officer, of each Ferguson Party dated the date hereof and certifying (i) the names and signatures of the officers authorized on such Person’s behalf to execute, and the Responsible Officers authorized to perform, this Agreement, any other Transaction Document to which such Person is a party, and any other documents to be delivered by such Person hereunder (on which certificate the Administrative Agent, the Facility Agents, the Purchasers and the LC Banks may conclusively rely until such time as the Administrative Agent shall receive from such Person a revised certificate meeting the requirements of this clause (d)(i)) and (ii) a copy of such Person’s By-laws or, in the case of the Seller, the Limited Liability Company Agreement;
    (e)    Financing statements (Form UCC-l) in proper form for filing naming (i) the Seller as the debtor/seller and RBC, as Administrative Agent (on behalf of the Facility Agents for the benefit of the Purchasers and the LC Banks), as the secured party/purchaser for filing in the State of Delaware, and (ii) each Originator as the debtor/seller, the Seller, as the secured party/purchaser, and RBC, as Administrative Agent (on behalf of the Facility Agents for the benefit of the Purchasers and the LC Banks), as assignee, for filing in the State of Delaware;
    (f)    Executed copies of proper financing statements (Form UCC-2 or UCC-3), necessary under the laws of all appropriate jurisdictions to release all security interests and other rights of any Person in Receivables previously granted by the Seller or any Originator;
    (g)    Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near the Original Closing Date listing all effective financing statements which name the Seller or each Originator as debtor and which, in each case, are filed in jurisdictions in which the filings related to each such Person were made pursuant to item (e) above, together with copies of such Liens and financing statements;
    (h)    Evidence of establishment of the Lockboxes, Lockbox Accounts, Depository Accounts, Blocked Local Accounts and the Concentration Account in the name of the Seller and copies of duly executed Blocked Account Agreements in form and substance reasonably satisfactory to the Administrative Agent;
    (i)    Copies of the Credit Card Agreements signed by American Express Travel Related Services Company, Inc. and First Data, each of which acknowledges that such credit card processor will make credit card payments on Receivables to the Concentration Account and agreeing to look first to a Ferguson account for payment of fees, expenses, chargebacks and other amounts owing to it under its Credit Card Agreement;
    (j)    An opinion of Mayer Brown LLP, as counsel to the Ferguson Parties, dated the date hereof, relating to bankruptcy matters, including (i) true sale between each Originator and the Seller, and (ii) no substantive consolidation of any Ferguson Party with the Seller;
    (k)    A favorable opinion or opinions of Mayer Brown LLP, as special counsel to the Ferguson Parties (other than the Parent, except with respect to enforceability), each dated the date hereof, relating to (i) limited liability company matters with respect to the Seller, (ii) enforceability of the Transaction Documents, (iii) no conflicts with laws or agreements, (iv) no consents, (v) first priority perfected security interest of (A) the Seller’s interest in the Receivables, Related Security and Collections and (B) the Facility

Agents’ interest in the Receivable Interest and (vi) such other matters as the Administrative Agent may reasonably request;
    (l)    A favorable opinion of Hunton & Williams LLP, as counsel to the Ferguson Parties, dated the date hereof, relating to (i) corporate or limited liability company matters (except with respect to the Seller) and (ii) such other matters as the Administrative Agent may reasonably request;
    (m)    A favorable opinion or opinions of Carey Olsen Jersey Partnership, as Jersey counsel to the Parent, dated the date hereof, relating to (i) corporate matters and (ii) such other matters as the Administrative Agent may reasonably request;
    (n)    Certificates of authorized officers of each Ferguson Party as to (i) the truth and correctness in all material respects of the representations and warranties in the Transaction Documents and (ii) the absence of any Potential Termination Event or Termination Event;
    (o)    Executed copies of the Transaction Fee Letters;
    (p)    Payment to each Facility Agent, the Administrative Agent and Truist Bank, as co-administrative agent, of all fees payable in accordance with the Transaction Fee Letters, and payment of rating agency fees and fees of Chapman and Cutler LLP, counsel to the Administrative Agent and Facility Agents to the extent invoiced at least two business days before the closing of the Facility;
    (q)    An executed copy of the Purchase and Contribution Agreement;
    (r)    A pro forma Monthly Report for the Calculation Period ended June 30, 2013;
    (s)    Satisfactory completion of a final agreed-upon procedures report by Protiviti Inc.;
    (t)    Evidence that the Parent has received a Rating of “BBB” or higher,
    (u)    For each Purchase Group which includes a Conduit Purchaser (if so required by such Purchase Group), rating agency confirmation of the commercial paper rating of such Conduit Purchaser’s Commercial Paper;
    (v)    Credit approval for the Facility from each Facility Agent; and
    (w)    Such other documents as the Administrative Agent or any Facility Agent may reasonably request.
    Section 3.02A.    Conditions to Amendment Effectiveness; Post-Effectiveness Covenants. On or before the effective date of the amendment of this Agreement on ~~October~~June ~~7~~23, ~~2022~~2023,

the Seller shall cause to be delivered to the Administrative Agent and each Facility Agent the documents and instruments specified in the ~~Thirteenth~~Omnibus Amendment ~~to Receivables Purchase Agreement~~and Consent dated as of ~~October~~June ~~7~~23, ~~2022~~2023, by and among the parties hereto, all of which shall be in a form and substance reasonably acceptable to the Administrative Agent and each Facility Agent:
    Section 3.03.    Conditions to Purchases and Letter of Credit Usage. In addition to any applicable terms set forth in Section 2.02 and 2.05, each Incremental Purchase, Reinvestment Purchase and Swingline Purchase and each Issuance or Modification of a Letter of Credit shall be subject to the following terms and conditions:
    (a)    in the case of the initial Issuance, the LC Effective Date shall have occurred;
    (b)    the Termination Date shall not have occurred;
    (c)    (i) in the case of an Incremental Purchase, the Administrative Agent and each Facility Agent shall have received a Purchase Notice, and (ii) in the case of an Issuance or Modification of a Letter of Credit, the applicable LC Bank and the Administrative Agent shall have received a Letter of Credit Request and, if applicable, a Letter of Credit Application;
    (d)    in the case of a Swingline Purchase, the Facility Agent for the Swingline Purchaser and the Administrative Agent shall have received a Purchase Notice;
    (e)    the representations and warranties made by each of the Ferguson Parties in any Transaction Document are true and correct in all material respects as of such day, except to the extent that such representation or warranty relates to a prior date;
    (f)    the Ferguson Parties are in compliance with their respective covenants and agreements in the Transaction Documents;
    (g)    no Termination Event or Potential Termination Event shall have occurred and be continuing or shall occur as a result of such Purchase and/or Issuance/Modification of a Letter of Credit;
    (h)    both before and after such Purchase and/or Issuance/Modification of a Letter of Credit, (i) the Aggregate Exposure Amount shall not exceed the Maximum Net Investment (and in the case of each Purchase Group, the Exposure Amount shall not exceed the related Purchase Group Maximum Net Investment), and (ii) the aggregate Stated Amount of Letters of Credit shall not exceed the LC Sub-Facility;
    (i)    in the case of a Swingline Purchase, both before and after such Swingline Purchase, the aggregate of the Net Investments attributable to Swingline Purchase(s) shall not exceed the Swingline Sublimit;

    (j)    the Facility Agents shall have received all reports and other information required to be delivered by any Ferguson Party; and
    (k)    both before and after such Purchase and/or Issuance/Modification of a Letter of Credit, the Percentage Interest shall not exceed 100%.
Each Reimbursement Purchase shall be subject to the terms and conditions set forth in Section 2.11(a) or (b) hereof and each Swingline Reimbursement Purchase shall be subject to the terms and conditions set forth in Section 2.19(b) through (d) hereof.
    Section 3.04.    Conditions to Purchase/Acceptance of Assignment of Receivables of Additional Originator; Release and Reconveyance of Certain Receivables. The initial Purchase or acceptance of an assignment of security interest of Receivables generated by a Subsidiary of Ferguson which is not an Originator party hereto on May 19, 2021 is subject to the conditions precedent that on or prior to the date of such Purchase or acceptance, the Seller shall deliver or cause to be delivered to the Administrative Agent the following documents and instruments, all of which shall be in a form and substance acceptable to the Administrative Agent and each Facility Agent (with copies for the Facility Agents, and with such additional copies thereof as the Administrative Agent may request):
    (a)    Consent of all Facility Agents to the addition of such Subsidiary as an Originator hereunder to the extent such consent is required pursuant to Section 3.02 of the Purchase and Contribution Agreement;
    (b)    A signature page or addendum to this Agreement by which such Subsidiary becomes a party to this Agreement;
    (c)    A signature page or joinder agreement to the Purchase and Contribution Agreement by which such Subsidiary becomes a party to the Purchase and Contribution Agreement;
    (d)     An acknowledgment by the Parent that the Obligations of such Subsidiary are guaranteed by it pursuant to the provisions of Article V of this Agreement;
    (e)    For such Subsidiary, each document or certificate specified in Section 3.02(a) through (d) and Section 3.02(n), dated a date reasonably near the addition of such Subsidiary;
    (f)    A financing statement (Form UCC-l) in proper form for filing naming such Subsidiary as the debtor/seller, the Seller, as the secured party/purchaser, and RBC, as Administrative Agent (on behalf of the Facility Agents for the benefit of the Purchasers and the LC Banks), as assignee, for filing in the state of such Subsidiary’s organization;

    (g)    Executed copies of proper financing statements (Form UCC-2 or UCC-3), necessary under the laws of all appropriate jurisdictions to release all security interests and other rights of any Person in Receivables previously granted by such Subsidiary;
    (h)    A certified copy of a request for information (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near such addition listing all effective financing statements which name such Subsidiary as debtor and which, in each case, are filed in jurisdictions in which the filings related to each such Subsidiary were made pursuant to item (g) above, together with copies of such Liens and financing statements;
    (i)    Executed Blocked Account Agreements for any Lockboxes, Lockbox Accounts, Depositary Accounts and Blocked Local Accounts holding Collections of Receivables originated by such Subsidiary;
    (j)    An opinion of Mayer Brown LLP, dated a date reasonably near such addition, addressing all such matters included in the opinions described in clauses (j) and (k) of Section 3.02 with respect to such Subsidiary;
    (k)    Such historical portfolio information and data with respect to such Subsidiary hereunder as may be requested by the Administrative Agent;
    (l)    Evidence satisfactory to the Administrative Agent that such Subsidiary is able to provide information on a monthly basis sufficient for inclusion in the Monthly Report required by Section 4.11(a); and
    (m)    Such other documents as the Administrative Agent or any Facility Agent may reasonably request.
Contemporaneously with any release and reconveyance of Receivables and Related Security to any Originator in accordance with Section 3.03 of the Purchase and Contribution Agreement, and without any further consideration other than as specified therein, the Administrative Agent (for the benefit of the Facility Agents and the related Purchasers) agrees to reconvey to Seller or its designee, all of its right, title and interest in and to such Receivables and Related Security and to release any security interest it may have in, and all of its right, title and interest in and to such Receivables and Related Security.
ARTICLE IV

PROTECTION OF THE PURCHASERS;
ADMINISTRATION AND SERVICING
OF RECEIVABLES; COLLECTIONS
    Section 4.01.    Acceptance of Appointment and Other Matters Relating to the Servicer. Ferguson agrees to act, and has been appointed by the Seller, the Administrative Agent and the Facility Agents to act, subject to the terms hereof, as the Servicer under this Agreement, and all

Purchasers and the LC Banks hereby consent to Ferguson acting as Servicer. The Servicer shall collect payments due under the Receivables in accordance with the standards that would be employed by a prudent institution in servicing comparable receivables for its own account and in accordance with the Credit and Collection Policy and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable.
    (a)    Without limiting the generality of the foregoing and subject to Sections 2.08 and 4.09 hereof, the Servicer is hereby authorized and empowered (i) to receive and hold in trust for the Facility Agents (for the benefit of their respective Purchasers and the LC Banks) and Seller (to the extent of its interest) Collections received from Receivables as set forth in Article II and elsewhere in this Agreement and (ii) to execute and deliver, on behalf of the Seller and the Facility Agents (for the benefit of the Purchasers and the LC Banks), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables permitted under and in compliance with applicable Law and regulations. To the extent Collections are transferred to or otherwise received by the Servicer, the Servicer is hereby authorized and empowered to receive and hold in trust such Collections for the Facility Agents (for the benefit of their respective Purchasers and LC Banks) and Seller (to the extent of its interest) to be allocated and distributed as provided in this Agreement.
    (b)    Subject to the rights retained by the Administrative Agent pursuant to Section 4.09 hereof, each of the Seller, the Purchasers, the LC Banks, the Facility Agents and the Administrative Agent hereby appoint the Servicer to enforce its respective rights and interests in and to the Receivable Interest. If any Person succeeds the initial Servicer as a Servicer, the replaced Servicer shall promptly deliver to such successor Servicer and the replaced Servicer shall hold in trust for the Administrative Agent, the Purchasers, the LC Banks, the Facility Agents and the Seller, in accordance with their respective interests, all documents instruments and records (including computer tapes or disks) that are reasonably necessary to service or collect the Receivables.
    (c)    Without the prior written consent of the Required Facility Agents, the Servicer shall not be permitted to delegate any of its duties or responsibilities as Servicer to any other Person other than (i) to each Originator (other than itself), acting as Sub-Servicer with respect to the Receivables which it originated, (ii) to PNC Merchant Services Company, PNC or American Express Travel Related Services Company, Inc. with respect to processing Receivables repaid by credit card pursuant to their respective Credit Card Agreements, and (iii) to outside collection agencies in accordance with its customary practices with respect to written-off Receivables. The Servicer shall be responsible for coordinating the servicing of the Receivables by the Sub-Servicers and all other Persons to whom any servicing responsibilities are delegated in accordance with this Section 4.01(c). No delegation of duties by the Servicer permitted hereunder shall relieve the Servicer of its liability and responsibility with respect to such duties.
    Section 4.02.    Maintenance of Information and Marking of Computer Records. The Servicer will hold in trust and keep safely for the Purchasers and the LC Banks all evidence of the Facility Agents’ (for the benefit of the Purchasers and the LC Banks) right, title and interest in and to the Receivable Interest. Each of the Servicer and each Originator acting as a Sub-Servicer will place an appropriate code or notation in its computer Records to indicate that the Facility Agents, on behalf of the Purchasers and the LC Banks, have acquired the Receivable Interest.
    Section 4.03.    Protection of the Interests of the Purchasers and LC Banks. (a) The Servicer will, or will cause the Seller and the Originators to, from time to time and at Seller’s sole expense, take all actions reasonably requested by the Administrative Agent necessary to perfect or protect the Facility Agents’ (for the benefit of their respective Purchasers and LC Banks) right, title and interest in the Receivable Interest, together with Related Security and all Collections with respect thereto, against all Persons whomsoever or to enable the Facility Agents or the Administrative Agent to exercise or enforce any of their respective rights hereunder.
    (b)    To the fullest extent permitted by applicable Law, the Seller hereby irrevocably grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to sign and file in the name of the Seller, or in its own name, such financing statements and continuation statements (including “initial financing statements in lieu of continuation statements” under Revised Article 9 of the UCC) and amendments thereto or assignments thereof as the Administrative Agent or any Facility Agent deems necessary to protect or perfect the Receivable Interest; provided, however, that the rights of the Administrative Agent pursuant to such power of attorney shall be exercised only if a Control Event exists.
    (c)    The Administrative Agent shall have the right to do all such acts and things as they may deem necessary to protect the interests of the Purchasers and the LC Banks, including, without limitation, confirmation and verification of the existence, amount and status of the Receivables; provided, however, that the Administrative Agent shall not contact any Obligor or mark any invoice as “assigned” unless a Termination Event shall have occurred and be continuing; and provided, further, that the Administrative Agent shall not deliver any “shifting control notice” or exercise any other right or remedy set forth as being available upon or during a Control Event or a Termination Event unless a Control Event or a Termination Event, as applicable, shall have occurred and be continuing.
    Section 4.04.    Maintenance of Writings and Records. The Servicer will, and will cause each Originator to, at all times until completion of a Complete Servicing Transfer keep each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Administrative Agent and the Facility Agents or their designees to determine at any time the status of, the Receivable Interest of the Facility Agents (for the benefit of their respective Purchasers and LC Banks). The Servicer shall at its own expense prepare and maintain such Records in electronically-readable form in such format as the Servicer customarily maintains its records; provided, however, that upon a Complete Servicing Transfer with respect to the Servicer, the replaced Servicer shall within 10 Business Days of such Complete Servicing Transfer prepare such Records in such format as may be required to permit or facilitate the transfer of such Records to the successor Servicer.

    Section 4.05.    Information. The Servicer will, or will cause each Originator to, furnish to the Administrative Agent such information with respect to the Receivables (including but not limited to such Originator’s standards and procedures for selling goods or services on credit) as the Administrative Agent may reasonably request, in consultation with the Facility Agents. The Servicer will also furnish to the Administrative Agent and each Facility Agent all material modifications, adjustments or supplements to the Credit and Collection Policy; provided, however, the Servicer shall not, without each Facility Agent’s prior written consent, alter or consent to the alteration of the Credit and Collection Policy as in effect from time to time unless such alteration would not impair the collectability of any Receivables in any material respect or would not otherwise be reasonably likely to have a Material Adverse Effect.
    Section 4.06.    Audits; Agreed-Upon Procedures. (a) Each of the Seller, the Servicer and each Originator will, from time to time during regular business hours as requested by the Administrative Agent or any Facility Agent upon reasonable notice and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines, and at the sole cost of such Person, permit the Administrative Agent, the Facility Agents or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller, the Servicer or such Originator having knowledge of such matters; provided, that as long as no Termination Event shall have occurred and be continuing, the Administrative Agent and the Facility Agents hereby agree to conduct only one due diligence visit annually and to coordinate their annual visits.
    (b)    The Servicer shall cause a firm selected and engaged by the Administrative Agent to furnish an annual report to the Facility Agents pursuant to procedures agreed upon by the Servicer and the Administrative Agent (in consultation with the Facility Agents), provided that if a Potential Termination Event or Termination Event shall have occurred, such audit report shall be furnished at any time and from time to time upon request of the Administrative Agent. The Administrative Agent shall assist the Seller and the Servicer in preparing for each audit and addressing any recommendations made in the audit report.
    Section 4.07.    No Impairment. Neither the Servicer nor any Originator will not take any action or cause any action to be taken to impair the rights of any Facility Agents (for the benefit of the Purchasers and LC Banks) in the Receivable Interest.
    Section 4.08.    Administration and Collections.
    (a)    General. Until a Complete Servicing Transfer shall have occurred, the Servicer will be responsible for the administration, servicing and collection of the Receivables.

    (b)    Administration. The Servicer shall, to the full extent permitted by Law, have the power and authority, on behalf of the Seller and each Facility Agent, to take such action in respect of any Receivable as the Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods. In addition, the Servicer may adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Outstanding Balance of any Receivable as it determines to be appropriate to maximize Collections thereof.
    (c)    Enforcement Proceedings. If there is a default under any Receivable, the Servicer shall, at the Seller’s sole expense, to the full extent permitted by Law and as it determines to be appropriate to maximize recoveries on that Receivable, have the power and authority, on behalf of the Seller and each Facility Agent (for the benefit of its related Purchasers and LC Banks), to take or cause to be taken any action in respect of any such Receivable as the Servicer may deem advisable, including, but not limited to, the authority to effectuate the reconveyance of Reassigned Receivables as provided in Section 2.01A hereof. The Servicer will apply or will cause to be applied at all times when a Termination Event does not exist the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Receivable as is applied and followed with respect to like accounts serviced by it that are not owned by the Facility Agents’ (for the benefit of their respective Purchasers and LC Banks). The Facility Agents hereby authorize the Servicer and each Sub-Servicer, to the extent the Servicer deems it necessary or desirable, to bring suit in the name of the Servicer or the applicable Sub-Servicer, to collect on a Receivable or enforce the terms of its related Contract. In no event shall the Servicer or the Seller, as the case may be, be entitled to make or authorize any Person to make any Facility Agent, Purchaser or LC Bank a party to any litigation without such Facility Agent’s, Purchaser’s or LC Bank’s, as the case may be, express prior written consent.
    (d)     Facility Agents’ Rights to Enforce Receivables. At any time that a Control Event exists, the Facility Agents may, but shall have no obligation to, take any action or commence any proceeding to realize upon any Receivable, including, but not limited to, delivery to an Obligor of notice of the Facility Agents’ (for the benefit of their respective Purchasers and LC Banks) interest in the Receivables, any such action or commencement of proceeding to be at the sole expense of the Seller. At such time as the Servicer has any obligation to pursue the collection of Receivables and the Administrative Agent, the Facility Agents or any Purchaser or LC Bank possesses any documents necessary therefor, the Administrative Agent or such Facility Agent, Purchaser or LC Bank, as the case may be, agrees to furnish such documents to the Servicer, to the extent and for the period necessary for the Servicer to comply with its obligations hereunder.
    Section 4.09.    Complete Servicing Transfer.
    (a)    General. The Administrative Agent may, and at the request of the Required Facility Agents shall, by notice in writing to the Seller, the Servicer and each Originator terminate the Servicer’s capacity as Servicer in respect of the Receivables (such termination referred to herein as a “Complete Servicing Transfer”) if a Termination Event shall have occurred and be continuing or a Downgrade Event shall exist. Upon a Complete Servicing Transfer, the Originators’ duties as Sub-Servicers shall also be terminated. After a Complete Servicing

Transfer, the Administrative Agent (or its designee approved by the Facility Agents) may itself administer, service and collect the Receivables, and in such event, may retain the Servicing Fee for its own account, in any manner it sees fit, including, without limitation, by compromise, extension or settlement of such Receivables. Alternatively, the Facility Agents may engage affiliated or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Receivables and require the Seller to pay to such contractors all or a portion of the Servicing Fee in consideration thereof.
    (b)    Transition. The Servicer and each Originator, promptly but in no event later than twenty (20) days after receiving a notice pursuant to Section 4.09(a) hereof, shall, at the Seller’s sole expense, (x) deliver to the Administrative Agent and the Facility Agents or their designated agents (i) a schedule of the Receivables serviced by the Servicer or sub-serviced by such Originator, as the case maybe, in which the Facility Agents (for the benefit of their respective Purchasers and LC Banks) have a Receivable Interest indicating as to each such Receivable information as to the related Obligor, the Outstanding Balance as of such date of such Receivable and the location of the evidences of such Receivable, together with such other information as the Administrative Agent and the Facility Agents may reasonably request and (ii) true copies of such Receivables and such other Records related thereto (including, without limitation, true copies of all evidence of any computer tapes and data in computer memories), (y) permit the Administrative Agent and the Facility Agents reasonable access to the Servicer’s or such Originator’s premises, equipment and files and other Records relating to the Receivables and (z) to the extent not prohibited by contract or applicable Law, take all actions as are necessary to transfer or cause to be transferred to the Administrative Agent or its designated agent any software that relates to, and is necessary for the servicing of, such Receivables, in each case as the Administrative Agent and the Facility Agents may reasonably deem necessary to enable them to protect and enforce their rights and the rights of the Purchasers and LC Banks in the Receivable Interest. Following the termination of the Facility, the Administrative Agent and the Facility Agents or any of their applicable designated agents hereby agree to return to the Servicer any materials previously delivered pursuant to this Section 4.09(b) and still in their possession.
    (c)    Collections. If at any time there shall be a Complete Servicing Transfer, the terminated Servicer or each Originator will cause to be transmitted and delivered directly to the successor Servicer, promptly upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected on behalf of the Facility Agents (for the benefit of their respective Purchasers and LC Banks)) to be distributed to the Facility Agents as provided herein. All such Collections consisting of cash shall not be commingled with other items or monies of the terminated Servicer or an Originator for a period longer than two Business Days after the Servicer’s knowledge of its receipt thereof. If the successor Servicer receives items or monies that are not payments on account of the Receivables, such items or monies shall be delivered promptly to the terminated Servicer after being so identified by or to such successor Servicer. After a Complete Servicing Transfer, each of the Seller, the terminated Servicer and each Originator hereby irrevocably grants the Administrative Agent or each of its designated agents, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller or the terminated Servicer, as the case may be, all steps with respect to any Receivable which the Administrative Agent, after consultation with the Facility Agents, may deem reasonably necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or the terminated Servicer, as the case may be, or transmitted to or received by any Facility Agent or its designated agent (whether or not from the Seller or any Obligor) in connection with the Facility Agents’ (for the benefit their respective Purchasers and LC Banks) Receivable Interest, which power of attorney shall automatically terminate upon the termination of the Facility.
    (d)    Collection and Administration at Expense of the Seller. The Seller agrees that in the event of a Complete Servicing Transfer it will reimburse the Administrative Agent, each Facility Agent, each Purchaser and LC Bank for all reasonable out-of-pocket expenses (including, without limitation, attorneys’ and accountants’ and other third parties’ fees and expenses, expenses incurred by the Administrative Agent, such Facility Agent, such Purchaser or such LC Bank, as the case may be, expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Seller or any Originator) incurred by the Administrative Agent, such Facility Agent, such Purchaser or such LC Bank in connection with the transfer of functions following a Complete Servicing Transfer whenever such expenses are incurred.
    (e)    Payments by Obligors. At any time, and from time to time, following a Complete Servicing Transfer, the Seller, the terminated Servicer and each Originator shall permit such Persons as the Administrative Agent, with the consent of the Facility Agents, may designate to open and inspect all mail received by the Seller or the terminated Servicer and reasonably believed to relate to the Receivables, and to remove from such mail any and all Collections.
    Section 4.10.    Collections; Lockboxes; Accounts. (a) Each of the Servicer and each Originator, acting in its capacity as Sub-Servicer, shall instruct all Obligors to make all payments in respect of the Receivables to a Lockbox Account or a Depositary Account (either by check mailed to the relevant Depositary Bank or directly by wire transfer or electronic funds transfer to a Depositary Account), except to the extent that the Servicer or such Originator, in the normal course of its business and consistent with past and ongoing practices has accepted payments by credit card from Obligors or has permitted Obligors to remit payments directly to such Originator at its business locations for deposit to a Local Account or Blocked Local Account. Each of the Servicer and each Originator, acting in its capacity as Sub-Servicer, also shall have established separate collection systems that are intended to keep payments in respect of Excluded Receivables separate from payments in respect of the Receivables.
    (b)     The Seller and the Servicer shall have established the Lockboxes and related Lockbox Accounts and the Depositary Accounts specified on Schedule II hereto. The Seller and Servicer hereby agree as follows: (i) each Lockbox Account and Depositary Account shall be established in the name of the Seller as a segregated account and, except as provided in Section 7.02(l), the funds deposited therein from time to time shall not be commingled with any other funds of the Seller or any Affiliate thereof; (ii) each Lockbox Account and Depositary Account shall be maintained with a Depositary Bank pursuant to the terms of the related Blocked Account Agreement; (iii) except as provided in Section 7.02(l), not to direct any funds other than Collections to be mailed to Lockboxes or deposited into related Lockbox Accounts or Depositary Accounts; (iv) not to change any Depositary Bank, any Blocked Account Agreement or the location of any Lockbox, Lockbox Account or Depositary Account without the consent of the Administrative Agent; and (v) if a Control Event exists, the Administrative Agent may, or shall at the direction of the Required Facility Agents, deliver a “shifting control notice” to the Depositary Banks, upon receipt of which notice, the Depositary Banks will, upon direction of the Administrative Agent, transfer funds in their respective Lockbox Accounts and Depositary Accounts to the Collection Account within two (2) Business Days of deposit into those Lockbox Accounts or Depositary Accounts, as applicable.
    (c)    The Seller and the Servicer shall have established the Blocked Local Accounts specified on Schedule II hereto and the Concentration Account. The Seller and Servicer hereby agree as follows: (i) each Blocked Local Account and the Concentration Account shall be established in the name of the Seller; (ii) each Blocked Local Account and the Concentration Account shall be maintained with a Depositary Bank pursuant to the terms of the related Blocked Account Agreement; (iii) not to change any Depositary Bank, any Blocked Account Agreement or the location of any Blocked Local Account or the Concentration Account without the consent of the Administrative Agent; and (iv) if a Control Event exists, the Administrative Agent may, or shall at the direction of the Required Facility Agents, deliver a “shifting control notice” to the Depositary Banks, upon receipt of which notice, the Depositary Banks will, upon direction of the Administrative Agent, be required to transfer funds in their respective Blocked Local Accounts and the Concentration Account to the Collection Account within two (2) Business Days of deposit into those Blocked Local Accounts or the Concentration Account, as applicable. Notwithstanding the foregoing, with respect to the Account specified in the proviso in the definition of “Blocked Local Account” and for the period specified therein, the Seller and the Servicer will not be required to comply with the account requirements of this Section 4.10(c).
    (d)    As of ~~May~~June ~~19~~23, ~~2021~~2023, Ferguson shall have established and maintain the applicable Local Account specified on Schedule II hereto. Ferguson hereby agrees as follows: (i) to transfer, within two (2) Business Days of deposit therein, funds therein to the Concentration Account; (ii) not to change the location of the Local Account without the consent of the Administrative Agent; and (iii) if a Downgrade Event has occurred, within 30 days of the request of the Administrative Agent, to transfer the Local Account to the Seller’s name and enter into Blocked Account Agreement with a Depositary Bank with respect to the Local Account which is subject to the same terms as the Blocked Local Accounts as described in preceding clause (c).
    (e)    The Administrative Agent shall have the right at any time to establish the Collection Account. On or after the Control Date, the Administrative Agent shall direct the Depositary Banks to transfer funds in their respective Accounts to the Collection Account within two (2) Business Days of deposit into the respective Accounts. The Administrative Agent shall set aside and hold in trust for the Seller such portion of funds in the Collection Account as are not allocated to the Purchase Groups.
    (f)     On each Business Day, the Servicer shall have the ability to identify which of the collected funds received in the Blocked Local Accounts, the Local Accounts and the Concentration Account, or if the Administrative Agent has directed that funds be transferred to the Collection Account, funds received in the Collection Account, on the second preceding Business Day do not constitute Collections on account of Receivables, and shall, upon request, provide such information to the Administrative Agent on such Business Day; provided that, on each Business Day following a Control Event the Servicer shall provide such information to the Administrative Agent on a daily basis. The parties hereto agree and acknowledge that due to the Servicer’s systems limitations, the data reported in the Monthly Report (and, if applicable, the Weekly Report) with respect to sales generated by Originators and Collections will include cash sales. For the avoidance of doubt, proceeds of cash sales remain the property of the applicable Originators, and do not constitute Collections.
    (g)    If the Seller or the Servicer determines that it is advisable to add or close any Account, the Servicer shall provide written notice of such determination to the Administrative Agent at least 30 days prior to the date on which such addition or closure is proposed to take effect. If any such addition or closure necessitates changes to any Blocked Account Agreement, the Seller, the Servicer and the Administrative Agent shall work together with the Depositary Bank to make such changes. Schedule II hereof shall be deemed amended (and a replacement Schedule prepared and distributed to the Facility Agents) to reflect any addition or closure of an Account proposed by the Seller or Servicer and consented to by the Administrative Agent.
    Section 4.11.    Reports. (a) (i) On or prior to the Monthly Report Date in each month, the Servicer shall deliver to each Facility Agent a monthly report, substantially in the form of Exhibit B (a “Monthly Report”), as of the close of business on the last day of the immediately preceding Calculation Period.
    (ii)    In addition to delivery of Monthly Reports in accordance with clause (a) above, whenever a Downgrade Event exists, the Servicer shall, on each Weekly Report Date, deliver to each Facility Agent a report in form and substance to be agreed upon by the Servicer and the Required Facility Agents (each a “Weekly Report”).
        (b)    The Seller shall, or shall cause the Servicer and each Originator to, furnish to the Administrative Agent (who shall promptly deliver the same to each Facility Agent) at any time and from time to time such other or further information in respect of the Receivables, the Seller and the Obligors as the Administrative Agent or any Facility Agent may reasonably request.
        (c)    [Reserved].
        (d)    The Administrative Agent shall assist the Seller and the Servicer (i) in preparing the Monthly Reports and Weekly Reports, (ii) if a Weekly Report is required to be delivered, in developing the form of that Weekly Report, and (iii) in updating the form of the Monthly Report from time to time as is necessary and desirable to improve the presentation of information about the Receivables and the Facility, address changed circumstances or respond to recommendations made in the agreed-upon procedures reports provided pursuant to Section 4.06(b).
        Section 4.11A.    Transition Receivables. (a) No later than five (5) Business Days before an Originator plans to convert the reporting of a branch or location from the Trilogie data reporting system to the Oracle data reporting system, such Originator, or the Servicer on its behalf, shall so notify the Administrative Agent and each Facility Agent and shall specify in such notice, the branch or location to be so converted, together with the conversion date and the aggregate Outstanding Balance of the Receivables in such branch or location as of the notice date. The parties hereto agree that on the conversion date the Receivables in such branch or location shall become Transition Receivables.
    (b)    When the Servicer determines it can accurately report all data required by this Agreement with respect to Transition Receivables of any branch or location, it shall so notify Administrative Agent and the Facility Agents. The Administrative Agent will promptly determine, after receipt from the applicable Originator or the Servicer of appropriate data and conducting of any necessary due diligence, whether the applicable Transition Receivables can be so reported and if so determined, such Receivables shall no longer be Transition Receivables.
    (c)    Transition Receivables shall not be included in the amount of Outstanding Balance of Receivables or in any calculations, tests and reports hereunder, but the aggregate Outstanding Balance of Transition Receivables shall be reported separately by the Servicer in each Monthly Report.
        Section 4.12.    Servicer Default. The occurrence of each of the following events shall constitute a “Servicer Default”:
    (a)    Failure of Servicer to perform or observe any covenant or agreement under the Transaction Documents, and such failure shall continue for five (5) Business Days after the Servicer receives written notice or has actual knowledge of such failure;
    (b)    Failure of the Servicer to make when due any payment or deposit required to be made by it under any Transaction Document, and such failure shall continue for two (2) Business Days;
    (c)    Any representation or warranty made or deemed made by the Servicer under or in connection with any Transaction Document or any certificate, report or other statement delivered by the Servicer pursuant to the terms set forth in the Transaction Documents shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered (unless such representation or warranty in Section 6.01(d) or Section 6.01(g) herein relates solely to one or more specific Receivables and immediately following the removal of the related Receivables from the Net Receivables Balance, the Percentage Interest does not exceed 100%;
    (d)    The Servicer or any Originator shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the Federal Bankruptcy Code or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of the Servicer or any Originator, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer or any Originator an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Servicer or such Originator or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and (A) is not challenged by appropriate means by the Servicer or such Originator within thirty (30) days and (B) the same shall continue undismissed or unstayed for any period of 60 consecutive days after commencement of such case; or
    (e)    the Servicer shall fail to deliver any Monthly Report or Weekly Report when required under the Transaction Documents, and such failure shall continue for three (3) consecutive Business Days (one (1) Business Day on or after a Downgrade Event); or
    (f)    there shall occur any change in the business, financial or other condition of the Servicer which could reasonably be expected to have a Material Adverse Effect on the collectability of the Receivables.
     Section 4.13.    Servicer Indemnification of Indemnified Parties. (a) The Servicer agrees to indemnify and hold harmless the Indemnified Parties from and against any Losses (other than any Losses to the extent resulting from the gross negligence or willful misconduct of the Indemnified Party, the Indemnified Party’s breach of contract under any Transaction Document or any document delivered pursuant to any Transaction Document, Taxes (except as provided in this Agreement), or recourse (except as provided in this Agreement) for uncollectible Receivables) arising out of or resulting from (i) false or incorrect representations warranties or certifications of the Servicer, acting in that capacity, in any Transaction Document or any document delivered pursuant to any Transaction Document or (ii) any breach (whether by action or omission) by the Servicer, acting in that capacity, of any of its obligations or covenants under any Transaction Document.
    (b)    Promptly upon receipt by any Indemnified Party under this Section 4.13 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Servicer hereunder, notify the Servicer in writing of the commencement thereof. The Servicer may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Servicer and the Indemnified Party. The approval of the Servicer and the Indemnified Party will not be unreasonably withheld or delayed. After notice from the Servicer to the Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Indemnified Party, and so long as the Servicer so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent and the Indemnified Party, the Servicer shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Servicer and the Indemnified Party, in which case the Indemnified Party(ies) shall have the right to employ counsel to represent it (them).
    (c)    The Servicer will promptly pay to the Facility Agent for the Indemnified Party such indemnity amount as shall be specified to the Servicer in a certificate of the Indemnified Party (or its Facility Agent, on its behalf) setting forth the calculations of such amount, together with the basis therefor. Any such certificate submitted by or on behalf of the Indemnified Party shall be conclusive and binding for all purposes, absent manifest error. The provisions of this Section 4.13 shall survive the termination of this Agreement.
    Section 4.14.    Servicing Fee. The monthly fee due to the Servicer for performing its obligations hereunder shall be equal to (A) the product of (1) the Servicing Fee Percentage, expressed as a decimal, and (2) the average daily Outstanding Balances of Receivables during the preceding Calculation Period, divided by (B) twelve (the “Servicing Fee”). Such monthly Servicing Fee shall be paid to the Servicer in arrears on the second (2nd) Business Day after each Monthly Report Date.
ARTICLE V

PARENT UNDERTAKING
    Section 5.01.    Guaranty. The Parent hereby unconditionally guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all obligations of (a) Ferguson and its successor legal entities, in its capacities as Originator, Servicer and the party requesting Letters of Credit, and (b) the other Originators and their successor legal entities, in their respective capacities as Originators and sub-servicers and parties on behalf of which the Seller will request Letters of Credit hereunder, now or hereafter existing under the Transaction Documents, whether for Collections, repurchase, indemnification payments, fees, expenses or otherwise (such obligations being the “Obligations”), and agrees to pay any and all reasonable and properly documented out-of-pocket expenses (including counsel fees and expenses) incurred by any Beneficiary in enforcing any rights under this Parent Undertaking, together with interest on such amounts from the time when the Parent was notified that such amounts were due, based on a 365-day year, at a rate per annum for each day equal to 2.00% over the Alternate Base Rate on such day. Without limiting the generality of the foregoing, the Parent’s liability shall extend to all amounts which constitute part of the Obligations and would be owed by Ferguson or any Originator to the Seller or any Beneficiary under any Transaction Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Ferguson or such Originator as debtor. For the avoidance of doubt, the obligations of the Parent under this Parent Undertaking do not include losses in respect to Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.
    Section 5.02.    Guaranty Absolute. The Parent guarantees that the Obligations will be performed or paid strictly in accordance with the terms of the applicable Transaction Documents, regardless of the rights of the Administrative Agent or any Beneficiary with respect thereto. The obligations of the Parent under this Parent Undertaking are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Parent Undertaking, irrespective of whether any action is brought against Ferguson or any Originator, as the case may be, or whether Ferguson or such Originator is joined in any such action or actions. The liability of the Parent under this Parent Undertaking shall be absolute and unconditional irrespective of:
    (a)    any lack of validity or enforceability of any Transaction Document, or any agreement or instrument relating thereto;
    (b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Obligations resulting from additional Purchases or Issuances/ Modifications of Letters of Credit or otherwise;
    (c)    any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof;
    (d)    any waiver of any right, power or remedy or of any default with respect to the Obligations or any part thereof or any agreement relating thereto;
    (e)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;
    (f)    any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of Ferguson, any Originator or any of their respective Subsidiaries;
    (g)    the existence of any claim, setoff or other rights which the Parent may have at any time against Ferguson or any Originator in connection herewith or any unrelated transaction;
    (h)    any assignment or transfer of the Obligations or any part thereof permitted under the Purchase and Contribution Agreement, this Agreement or any other Transaction Document;
    (i)    any change, restructuring or termination of the corporate structure or existence of Ferguson, any Originator or any of their respective Subsidiaries; or
    (j)    any other circumstance which might otherwise constitute a defense available to, or a discharge of Ferguson or any Originator.

    Section 5.03.    Waiver. (a) The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Parent Undertaking and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Ferguson, any Originator or any other Person or entity or any collateral.
        (b)    The Parent irrevocably and unconditionally abandons and waives any rights which it may have at any time under the existing or future laws of Jersey: (i) whether by virtue of the droit de discussion or otherwise to require that recourse be had by the beneficiaries of this Parent Undertaking to the assets of any other person before any claim is enforced against it in respect of the obligations assumed by it under this Parent Undertaking; and (ii) whether by virtue of the droit de division or otherwise to require that any liability under any guarantee or indemnity contained in this Parent Undertaking be divided or apportioned with any other person or reduced in any manner whatsoever.
        (c)    The Parent hereby waives any right to revoke this Parent Undertaking, and acknowledges that this Parent Undertaking is continuing in nature and applies to all Obligations, whether existing now or in the future.
        (d)    The Parent acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in this Section 5.03 are knowingly made in contemplation of such benefits.
    Section 5.04.    Subrogation. The Parent will not exercise any rights which it may acquire by way of subrogation under this Parent Undertaking, by any payment made hereunder or otherwise, until all the Obligations and other amounts payable under this Parent Undertaking shall have been paid in full and the Facility Termination shall have occurred. If any amount shall be paid to the Parent on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Parent Undertaking and (y) the date after the Termination Date that all Aggregate Unpaids are paid in full, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the applicable Transaction Document or to be held by the Administrative Agent as collateral security for any Obligations thereafter existing. If (i) the Parent shall make payment to the Beneficiaries of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this Parent Undertaking shall be paid in full and (iii) the date after the Termination Date that all Aggregate Unpaids are paid in full shall have occurred, the Administrative Agent and the Facility Agents on behalf of their respective Beneficiaries will, at the Parent’s request, execute and deliver to the Parent appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent of an interest in the Obligations resulting from such payment by the Parent.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
    Section 6.01.    General Representations and Warranties of the Ferguson Parties. Except as otherwise set forth below, each of the Ferguson Parties, as to itself (and, if so specified, its Subsidiaries), hereby represents and warrants to each Purchaser, each LC Bank, each Facility Agent and the Administrative Agent on and as of the date hereof and on and as of the date of each Purchase and each Issuance or Modification that:
    (a)    Corporate Existence, Power and Authority, Etc. It is duly organized, validly existing and in good standing in its jurisdiction of organization; it is duly qualified to do business in each jurisdiction where the conduct of its business so requires and except where failure to be so qualified would not be reasonably expected to have a Material Adverse Effect; it has power and authority to execute and deliver the Transaction Documents and to carry out the transactions contemplated thereby; each of the Transaction Documents to which it is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to usual and customary bankruptcy and equitable principles exceptions); it has all necessary authorizations and approvals to execute, deliver and perform its obligations under all of the Transaction Documents to which it is a party, except where failure to obtain any such authorization or approval would not reasonably be expected to result in a Material Adverse Effect; no notices to, or filings with, any Governmental Authority are required for the due execution, delivery or performance by it of any of the Transaction Documents to which it is a party, except for the filing of financing statements referred to therein and except where the failure to provide any such notice or make any such filing would not reasonably be expected to result in a Material Adverse Effect;
    (b)    No Conflicts. The execution and delivery by such Ferguson Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, in each case, do not contravene or violate its certificate or articles of incorporation or formation, or its by-laws or limited liability company agreement, as applicable, (ii) any Law applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any adverse claim on assets of such Ferguson Party or its Subsidiaries (except that created in favor of the Administrative Agent (for the benefit of the Purchasers and the LC Banks) except, in the case of Ferguson Parties other than the Seller, where any such contraventions or violations would not reasonably be expected to result in a Material Adverse Effect; and no transaction contemplated under any Transaction Document requires compliance with any bulk sales act or similar law;

    (c)    No Termination Event. No Termination Event or Potential Termination Event has occurred and is continuing, or will, after giving effect to the Purchase and/or Issuance or Modification to occur on such day, occur;
    (d)    Eligible Receivables. All Receivables represented as being Eligible Receivables are Eligible Receivables at such time;
    (e)    Accuracy of Information. The written reports, financial statements, certificates and other written information furnished by it or on its behalf in connection with the negotiation of the Transaction Documents or delivered in connection therewith (as modified or supplemented by other written information when so furnished), when taken as a whole, did not contain as of the date such written reports, financial statements or other written information were so furnished, any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
    (f)    Servicer Reports. The information furnished by it or on its behalf in each Monthly Report or Weekly Report is true and complete as of the date of such report;
    (g)    Good Title. In the case of each Originator, each Receivable sold under the Purchase and Contribution Agreement is owned by such Originator free and clear of any lien or adverse claim (except that created in favor of the Administrative Agent (for the benefit of the Purchasers and the LC Banks) and Permitted Liens). In the case of the Seller, the Administrative Agent (on behalf of the Purchasers and LC Banks) has acquired from the Seller a valid and perfected first priority security interest in each Receivable sold and/or assigned under this Agreement free and clear of any Lien or adverse claim (except for liens created pursuant to any of the Transaction Documents);
    (h)    Ownership/Security Interest. It has taken or caused to be taken all actions, including necessary filings, to evidence the Administrative Agent’s (on behalf of the Purchasers and the LC Banks) first priority undivided percentage ownership or security interest in all Receivables (whether existing or thereafter arising) and in the Related Security and Collections with respect thereto;
    (i)     Credit and Collection Policy. It has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract. It has not made any change in its underwriting policies or the Credit and Collection Policy that would (i) impair the collectability of any Receivables in any material respect or (ii) be reasonably likely to have a material adverse effect on the Servicer’s performance of its obligations under the Transaction Documents;
    (j)    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Ferguson Party, asserted against it, which would be reasonably likely to have a Material Adverse Effect as specified in clauses (ii) through (iv) of that definition;

    (k)    Collections. Except as described in Section 4.10(a), all Obligors have been directed to remit their Collections to Lockboxes, Lockbox Accounts or Depositary Accounts, as applicable, listed on Schedule II to this Agreement;
    (l)    Payments to the Originators. The Seller has given reasonably equivalent value to the applicable Originator under the Purchase and Contribution Agreement in connection with each sale of Receivables thereunder, and no such sale was made for or on account of an antecedent debt owed by such Originator to the Seller or is or may be voidable as a fraudulent transfer under Section 547 of the Federal Bankruptcy Code or a voidable preference under Section 548 of the Federal Bankruptcy Code;
    (m)    Change of Control.    No Change of Control has occurred with respect to any Ferguson Party (other than, in the case of the Parent, a “Permitted Change of Control”, as defined in the Credit Agreement);
    (n)    Subsidiaries, Business. The Seller has no subsidiaries and is engaged in no other business activities other than the business activities contemplated by the Transaction Documents;
    (o)    Solvency. After giving effect to any Purchase, Issuance, or Modification on such date and the application of the proceeds therefrom, the Seller is (i) not “insolvent” (as such term is defined in the Federal Bankruptcy Code), (ii) able to pay its debts as they become due, (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it reasonably expects to engage, and (iv) has tangible net worth equal to at least 6% of the aggregate Outstanding Balance of Receivables (for the avoidance of doubt, for the purposes of this subsection (o), the calculation of tangible net worth shall take into account any intercompany debt issued by the Seller to Ferguson or any other Originator);
\
    (p)    Tax. The Seller or other Ferguson Party has paid when due all material sales, use or property taxes payable in connection with the origination or ownership of the Receivables, exclusive of any taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Each of the Seller or other Ferguson Party has filed or caused to be filed all material federal, state and local income tax returns and all other material tax returns on or before the applicable due date (as such due date may have been timely extended), and has paid or caused to be paid all taxes due pursuant to such returns or pursuant to any assessment received by it (other than those which are currently being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with relevant GAAP shall have been set aside on its books).

    (q)    ERISA.     Such Ferguson Party and each of its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except as any noncompliance could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan nor has any prohibited transaction under Section 406 of ERISA occurred with respect to any “Employee Benefit Plan” (as that term is defined in Section 3(3) of ERISA), of such Ferguson Party or any of its ERISA Affiliates which, in either case, could reasonably be expected to result in a Material Adverse Effect. No prohibited transaction under Section 406 of ERISA which could be expected to result in a Material Adverse Effect has occurred with respect to such Ferguson Party or any of its ERISA Affiliates or will occur upon the closing of any Purchase or any Issuance or Modification or the execution of any Transaction Document. Neither the Parent nor any of its Subsidiaries has (i) engaged in any transaction prohibited by any Law applicable to any Foreign Plan; (ii) failed to make full payment when due of all amounts due as contributions to any Foreign Plan; or (iii) otherwise failed to comply with the requirements of ay Law applicable to any Foreign Plan, where singly or cumulatively, the above could reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably likely to occur which is reasonably likely to result in a Material Adverse Effect;
    (r)    Material Adverse Effect. Since the date of its formation, the Seller is not aware of the occurrence of any event or circumstance which has had or will have a Material Adverse Effect. There has been no change in the business or financial condition of the Ferguson Parties, taken as a whole, since the delivery of the combined financial statements of the Group for its financial year ended July 31, 2019, which could reasonably be expected to have a Material Adverse Effect as specified in clauses (ii) and (iii) of that definition;
    (s)    Investment Company Act. It is not and is not required to be registered as an “investment company” or a company “controlled” by an “investment company,” each as defined in the Investment Company Act of 1940, as amended;
    (t)    Required Credit Enhancement. After giving effect to the Purchase and/or Issuance or Modification on such date, the Percentage Interest shall not exceed 100%;
    (u)    [Reserved];
    (v)    Use of Proceeds. It has not taken and will not take any action which would cause the use of the proceeds of the Purchases to violate the provisions of Regulation U of the Board of Governors of the Federal Reserve System;
    (w)    Accuracy of Financial Statements. (i) The audited combined financial statements of the Group as of the most recent fiscal year-end fairly present in all material respects, in conformity with GAAP, the combined financial position of the Group as of such date and their combined results of operations and cash flows for such fiscal year; and (ii) the audited financial statements of Ferguson and its Subsidiaries and the operating companies under its Control as of the most recent fiscal year-end fairly present in all material respects, in conformity with GAAP, the financial position of Ferguson and its Subsidiaries and the operating companies under its Control as of such date and their results of operations and cash flows for such fiscal year;
    (x)    Accounting. On its consolidated financial statements, each of the Parent and Ferguson consolidates the transactions contemplated by the Purchase and Contribution Agreement, but includes appropriate notations to indicate that the Seller is a separate entity from each Ferguson Party and that the assets of the Seller are not available to satisfy the debts and obligations of any Ferguson Party;
    (y)    Purpose. The Seller has determined that, from a business viewpoint, the purchase of the Receivables and the Related Security with respect thereto form the Originators under the Purchase and Contribution Agreement, and the sale of the Receivables to the Administrative Agent, for the benefit of the Purchasers and the LC Banks, and the other transactions contemplated herein, are in the best interests of the Seller;
    (z)    Parent Undertaking. The Parent’s guaranty in the Parent Undertaking is a direct and unsecured obligation of the Parent ranking pari passu as against all other present and future unsecured indebtedness of the Parent which is not expressed to be subordinate or junior in rank to any other indebtedness of the Parent, except for obligations mandatorily preferred by Law applying to companies generally; and
    (aa)    Foreign Assets Control, Sanctions, Etc.
        (i)    It has in place policies and procedures designed to promote and achieve compliance with applicable Sanctions.
    (ii)    It is not and, to the best of its knowledge, none of its directors, employees, officers or Affiliates (when acting in their capacity as such) is an individual or entity currently the target of any Sanctions.
(bb)    Not a Covered Fund.    The Seller is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended (together with the implementing regulations thereunder, commonly referred to as the “Volcker Rule”). In determining that the Seller is not a “covered fund,” the Seller is entitled to rely on the exception to the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended; and
    (cc)    Beneficial Ownership Certificate. The information included in the Beneficial Ownership Certificate is true and correct in all respects.
    (dd)    EU Securitisation Rules.    With respect to the Facility, Ferguson (i) is an originator established in a “third country” for the purposes of the EU Securitisation Rules (that is, a country not established in the European Union), (ii ) it was not established for the sole purpose of securitizing the Receivables, (iii) originated its respective Receivables on the basis of sound and well-defined criteria for credit-granting and clearly established processes for approving, originating, and financing such

Receivables and (iv) it has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of each Obligor's creditworthiness.
ARTICLE VII

COVENANTS
    Section 7.01.    Affirmative Covenants of the Ferguson Parties. In addition to its other covenants contained herein or made pursuant hereto, until the Facility Termination, each of the Ferguson Parties (as applicable) covenants to each Purchaser, each Facility Agent and the Administrative Agent as follows:
    (a)    General:
    (i)    Compliance with Laws, Etc. It will comply, and will cause each of its Subsidiaries to comply, with all applicable Laws and preserve and maintain its corporate or organizational existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not reasonably be expected to have a Material Adverse Effect;
    (ii)    Offices, Records, and Books of Account. It will keep its jurisdiction of organization and the office where it keeps its records concerning the Receivables at the address set forth under its name on the signature pages to this Agreement or upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent to protect and perfect the interest in the Receivables have been taken and completed. In the case of each of the Servicer and each Originator, it also will maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). Each Originator will mark its data processing records and other books and records to indicate which Receivables have been sold or contributed to the Seller under the Purchase and Contribution Agreement and the Seller will mark its data processing records and other books and records to indicate that the Receivables have been sold or assigned to the Administrative Agent;

    (iii)    Taxes. It will file all material tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except when failure to pay would not reasonably be expected to have a Material Adverse Effect or such as are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with relevant GAAP (in the case of the Seller, in accordance with GAAP) shall have been set aside on its books. It or other Ferguson Party will pay when due any sales, use or property taxes payable in connection with the origination or ownership of the Receivables, exclusive of any taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with relevant GAAP (in the case of the Seller, in accordance with GAAP) shall have been set aside on its books;
    (iv)    Performance and Compliance with Credit and Collection Policy. It will, as applicable and at its own expense, timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contracts;
    (v)    Payments to the Originators. With respect to any Receivable purchased or accepted as a capital contribution from any Originator, such sale or acceptance shall be effected under, and in strict compliance with the terms of, the Purchase and Contribution Agreement, including the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable;
    (vi)    Transfers from Local Accounts. It will direct the Depositary Banks holding the Local Accounts to transfer, within two (2) Business Days of deposit therein, Collections received in such Local Accounts to the Concentration Account;
    (vii)    Other Information. It will cause to be provided to the Administrative Agent and each Facility Agent such other information in respect of the Receivables or its condition or operations, financial or otherwise, as the Administrative Agent or such Facility Agent may from time to time reasonably request, including, but not limited to, all notices delivered to it under the Purchase and Contribution Agreement; and
    (viii)    Payments to Credit Card Processors. To the fullest extent practicable, Ferguson will use its own funds (rather than funds in the Concentration Account) to pay the entities processing the credit card payments pursuant to Credit Card Agreements with respect to its receivables (including the Receivables) the fees, assessments, chargebacks and other amounts owed to those processors.

    (b)    Reporting:
    (i)    The Parent will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) as soon as available and in any event within 120 days after the close of each of its fiscal years, its audited consolidated financial statements, certified by independent public accountants as having been prepared in accordance with the relevant GAAP;
    (ii)    [Reserved];
    (iii)    The Seller will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) as soon as available and in any event within 180 days after the close of each of its fiscal years, financial statements of the Seller, (which may be unaudited), prepared in accordance with the relevant GAAP;
    (iv)    The Parent will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) as soon as available and in any event within 90 days after the end of the first half of each of its fiscal years, its condensed consolidated financial statements prepared in accordance with the relevant GAAP;
    (v)    Each of the Parent and Ferguson will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) at the time of the delivery of the financial statements provided for above, a certificate of , in regards to the Parent, a director, and in regards to Ferguson, a Responsible Officer, to the effect that such financial statements fairly represent its financial condition as of the date as at which such financial statements were prepared;
    (vi)    Each of the Parent and Ferguson will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) within 10 days after the delivery of the financial statements provided for above, a certificate of, in regards to the Parent, a director, and in regards to Ferguson, a Responsible Officer, to the effect that to the best of such officer’s knowledge, no Termination Event or Potential Termination Event has occurred and is continuing or, if any Termination Event or Potential Termination Event has occurred and is continuing, specifying the nature and extent thereof;
    (vii)    Each of the Parent and Ferguson will cause the financial statements provided for above to be prepared using accounting practices and financial reference periods consistent with those applied in preparation of the financial statements provided on or before the Amendment Effective Date, unless it notifies the Administrative Agent (who shall promptly notify the Facility Agents) that there has been a change in the relevant GAAP, the relevant accounting practices or the relevant reference periods, together with a description of any change necessary for those financial statements to reflect the relevant GAAP, relevant accounting practices and relevant reference periods upon which such financial statements were prepared prior to such change; and
    (viii)    Each of the Parent and Ferguson shall provide to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) such additional information regarding its and its Subsidiaries’ operations, business affairs and financial condition, or compliance with the terms of this Agreement or any other Transaction Document, as may be reasonably requested by the Administrative Agent.
    (c)    Notices:
    (i)    Termination. It will provide or cause to be provided to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) promptly and in any event within five Business Days after obtaining knowledge of the occurrence of a Termination Event or Potential Termination Event, with a statement of its financial officer setting forth details of such Termination Event or Potential Termination Event;
    (ii)    Credit Agreement. It will provide to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) notice of the occurrence of an “Event of Default” under the Credit Agreement, together with a copy of the same, as soon as practicable after, but in no event later than 15 days following such occurrence;
    (iii)    ERISA Event.    It will cause to be provided to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) promptly and in any event within five Business Days after obtaining knowledge thereof, notice of the occurrence or existence of any ERISA Event which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
    (iv)    Tax Lien.    It will cause to be provided to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) promptly and in any event within five Business Days after obtaining knowledge of the arising or existence of any tax Lien which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
    (v)    Material Event. It will provide or cause to be provided to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) promptly after the occurrence thereof, notice of any event or condition of which it has knowledge that has had or could reasonably be expected to have a Material Adverse Effect; and

    (vi)    Changes with respect to Beneficial Ownership Certificate; etc. The Seller shall, promptly upon a responsible officer of the Seller becoming aware thereof, notify the Administrative Agent and each Facility Agent of any change in the information provided in the Beneficial Ownership Certificate that would result in a change to the list of beneficial owners or control party identified in such certification. Without limiting the generality of the preceding sentence, promptly following any request therefor, the Seller shall provide such information and documentation reasonably requested by the Administrative Agent or any Facility Agent for purposes of compliance with the Beneficial Ownership Regulation.
(d)    Anti-Terrorism Laws and Anti-Money Laundering Laws.
    (i)     It shall immediately notify the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) if it obtains knowledge that any of the representations contained in Section 6.01(aa) is incorrect as of any date;
    (ii)    It shall not, and it will procure that none of its Subsidiaries shall knowingly, in contravention of any Anti-Terrorism Law: (A) conduct any business with or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person; or (B) deal in, or otherwise engage in any transaction relating to, any property or interest in property blocked pursuant to any Anti-Terrorism Law.
    (iii)    No Designated Person shall have a controlling interest of any nature whatsoever in such Ferguson Party with the result that an investment in such Ferguson Party (whether direct or indirect) or the obligation to fund Purchases hereunder would be in violation of any Anti-Terrorism Law.

    (iv)    At all times throughout the term of this Agreement, to the knowledge of such Ferguson Party, based upon its reasonable inquiry, none of the funds that are used to repay any portion of the Aggregate Exposure Amount shall be derived from any unlawful activity, with the result that (A) such repayment or any transaction contemplated by the Transaction Documents (whether directly or indirectly) is prohibited by law or (B) the Purchases or obligation to fund Purchases would be in violation of law.

    (v)    It shall not, and shall not permit any of its Subsidiaries to:
    (A)    violate any Anti-Terrorism Law;
    (B)    require any Purchaser or Facility Agent to take any action that would cause it to violate any Anti-Terrorism Law, it being understood that each Purchaser or Agent can refuse to honor any such request otherwise validly made by such Ferguson Person under this Agreement;
    (C)    conduct any transaction for the benefit of any Designated Person in violation of any Anti-Terrorism Law;

    (D)    engage in any transaction relating to any property blocked pursuant to any Anti-Terrorism Law, in violation of any Anti- Terrorism Law;
    (E)     repay any Aggregate Exposure Amount with any funds derived from any unlawful activity with the result that the making of Purchases hereunder would be in violation of law; or
    (F)    cause or permit the proceeds of any Purchase to be used, directly or indirectly, to make a loan or other advance to, invest or contribute or otherwise support the activities or business of any person, entity, country or Governmental Authority that is subject to sanctions administered under any Anti-Terrorism Law; or
    (G)    engage in or conspire to engage in any transaction that evades or violates, or is intended to evade or violate, or attempts to evade or violate any Anti-Terrorism Law.

    (vi) It shall deliver to any Facility Agent any certificates or other evidence requested from time to time by such in its reasonable discretion, to confirm such Ferguson Party’s compliance with this Section 7.01(d) to the extent the same is requested so as to enable such Facility Agent to comply with an applicable law or regulation or request made of it by a regulatory body or an advisor which such Facility Agent is customarily in the habit of complying with in respect of such matters.
    (vii) No part of any Purchase Price or Letter of Credit draw will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to any of the Ferguson Parties.

(e)     Sanctions, It shall, and shall not permit any of its Subsidiaries to:

        (i)    knowingly (having taken the requisite due diligence), directly or indirectly, use the proceeds of the Facility or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partner or other person or entity (each a “Relevant Transaction”) to fund any activities or business of or with any person or entity or in any country or territory where, at the time of such funding, such Relevant Transaction would be in breach of applicable Sanctions;

         (ii)    knowingly (after due and careful enquiry) engage in, or conspire to engage in, any transaction that breaches, or is intended to breach, any Sanctions; or
        (iii)    otherwise breach any Sanctions that it is aware (after due and careful enquiry) are binding on it.
(f)    Risk Retention and Due Diligence under EU Securitization Rules. Ferguson, as the originator which is managing the Facility for the purposes of Article 6 of the EU Securitization Regulation, undertakes, for so long as there is Net Investment outstanding to any Purchaser subject to the EU Securitization Regulation, for the benefit of each Purchaser that is required to comply with the EU Securitization Rules:
(i)to hold and maintain a net economic interest in the Receivables (such net economic interest, the “Retained Interest”) in an amount (determined in accordance with Article 6 of the EU Securitisation Regulation) as in effect as at the Amendment Effective Date at least equal to 5% of the aggregate Outstanding Balance of the Receivables;
(ii)to maintain the Retained Interest in the form of a first loss tranche as referenced in paragraph (d) of Article 6(3) of the EU Securitization Regulation as in effect as at the Amendment Effective Date by holding, directly or indirectly, all of the equity interests of the Seller;
(iii)that it will not (and will not permit any of its Affiliates to) subject the Retained Interest to any credit risk mitigation or hedging, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except to the extent permitted under the EU Securitization Rules;
(iv)to include in each Monthly Report confirmation of its continuing compliance with clauses (i) through (iii) of this Section 7.01(f);
(v)that it will (A) promptly, and in event within five (5) Business Days, notify, or cause to be notified, the Administrative Agent in the event that it ceases to hold the Retained Interest in accordance with clauses (i) and (ii) or otherwise fails to comply with clauses (i) through (iii) of this Section 7.01(f) in any way; and
(vi)it will, promptly following a reasonable request in writing by any Facility Agent from time to time, provide such further information as that Facility Agent may reasonably require in order to enable the Purchasers in its Purchase Group to perform their due diligence and monitoring obligations (if any) under the EU Securitisation Rules (excluding, however, Article 5(1)(e) and Article 7 of the Securitisation Regulation and any other EU Securitisation Rules adopted pursuant to, implementing or otherwise to the extent relating to those provisions), to the extent such information is reasonably available to Ferguson (or other Originators or the Seller) and Ferguson (or the other Originators or the Seller) can provide it without breaching confidentiality obligations; provided, that if the provision of any such information specifically required under this Section 7.01(f) would result in Ferguson incurring any material third-party costs in addition to those that it would otherwise incur in connection with its compliance with any provision of this Agreement, the relevant Purchaser shall reimburse Ferguson in respect of any reasonable and document expenses incurred in connection with the provision of such information;
provided, however, that each such Purchaser, by accepting the benefits of this Section 7.01(f), acknowledges that (A) each Purchaser must independently assess and determine whether the agreement by Ferguson to retain the Retained Interest as described above and the information to be provided to the Purchasers in the Monthly Reports and otherwise pursuant to, or in connection with, this Agreement are sufficient for the purposes of complying with the EU Securitisation Rules and any corresponding national measures which may be relevant and (B) none of the Originators, Ferguson, the Seller, the Servicer, or any of their Affiliates makes any representation or provides any assurance to the effect that the terms of this Agreement and such information are sufficient for any such purpose or that compliance with such terms and provisions of such information would render the transactions described herein compliant with any EU Securitisation Rules.

    Section 7.02.    Negative Covenants of the Ferguson Parties. Except as otherwise specified below and in addition to its other covenants contained herein or made pursuant hereto, until the Facility Termination, each of the Ferguson Parties (as applicable) covenants and agrees as follows:
    (a)    Sales, Liens, Etc. Such Ferguson Party (other than the Seller) will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any adverse claim (except for the interest in favor of the Seller created pursuant to the Purchase and Contribution Agreement, the interest in favor of the Administrative Agent (for the benefit of the Purchasers and the LC Banks and Permitted Liens) created pursuant to this Agreement) upon or with respect to, any Receivable, Related Security, related Contract or Collections, or upon or with respect to any Account, or assign any right to receive income in respect thereof;
    (b)    Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Depositary Bank from those listed on Schedule II hereto provided to the Facility Agents, or make any change in its instructions to Obligors regarding payments to be made in respect of the Receivables or payments to be made to any Depositary Bank, unless the Administrative Agent will have received notice of such addition, termination or change (including an updated Schedule II) and a fully executed Blocked Account Agreement in form and substance satisfactory to the Administrative Agent with respect to each new Lockbox Account or Depositary Account;
    (c)    Change in Name or Jurisdiction of Origination, Etc. It will not change its name, identity or organizational structure unless the Administrative Agent shall have received at least thirty (30) days’ advance written notice of such change and all action by such Ferguson Party, necessary or appropriate to perfect or maintain the perfection of the Administrative Agent’s (for the benefit of the Purchasers and the LC Banks) ownership or security interest in the Receivables, the Related Security and the Collections (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation) will have been duly taken;
    (d)    Treatment as Sales. It will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Purchase and Contribution Agreement and this Agreement in any manner other than as the sale and/or absolute conveyance of Receivables, except that the transactions under this Agreement will be treated (i) under relevant GAAP as a liability in the Parent’s consolidated financial statements and in Ferguson’s consolidated financial statements and (ii) for U.S. federal income tax purposes, as a financing;
    (e)    Transaction Documents. The Seller will not terminate, amend, waive or modify, or consent to any termination, amendment, waiver or modification of, any provision of any Transaction Document or grant any other consent or other indulgence under any Transaction Document, in each case without the prior written consent of the Required Facility Agents (provided that any release and reconveyance pursuant to Section 3.03 of the Purchase and Contribution Agreement shall not be prohibited hereunder). The Seller will perform all of its obligations under the Purchase and Contribution Agreement and enforce the Purchase and Contribution Agreement in accordance with its terms;
    (f)    Nature of Business. The Seller will not engage in any business activities other than those contemplated by the Transaction Documents and will not create or form any subsidiary;
    (g)    Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by the Transaction Documents. No other Ferguson Party will (a) consolidate or merge with or into any other person or (b) sell, lease or otherwise transfer (in one transaction or in a series of transactions) all or substantially all of its assets to any other person; provided, that (i) any Person may consolidate or merge with or into the Parent in a transaction in which the Parent is the surviving Person, (ii) any Person may consolidate or merge with or into any Originator in a transaction in which such Originator is the surviving Person, (iii) any Originator may consolidate or merge with or into any other Originator in a transaction in which one or the other such Originator is the surviving Person, and (iv) if at the time thereof and immediately after giving effect thereto no Default (as defined in the Credit Agreement) or Event of Default (as defined in the Credit Agreement) under the Credit Agreement shall have occurred and be continuing, any Person may consolidate or merge with or into the Parent, and the Parent may consolidate or merge with or into any Person, as long as the surviving entity, if other than the Parent, has unsecured debt ratings at least equal to those of the Parent (prior to consolidation or merger) and the surviving entity assumes the obligations of the Parent under this Agreement pursuant to an agreement executed and delivered to the Facility Agents in a form reasonably satisfactory to the Required Facility Agents;
    (h)    Distributions, Etc. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any membership interests or other equity interests of the Seller, or return any capital to its members or other equity holders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests or other equity of the Seller or any warrants, rights or options to acquire any membership interests or other equity of the Seller, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends to its member out of Collections available for such purpose pursuant to the Transaction Documents so long as (i) no Termination Event or Potential Termination Event shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the Delaware Limited Liability Company Act, and (iii) such dividends have been approved by all necessary and appropriate limited liability company action of the Seller and its board of directors;
    (i)    Debt. The Seller will not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than the incurrence of obligations pursuant to, and, as contemplated in, the Transaction Documents and the incurrence of operating expenses in the ordinary course of business or other liabilities;
    (j)    Sales, Liens. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any adverse claim upon (including the filing of any financing statement) or with respect to, any Receivable, Related Security or Collection, or upon or with respect to any Contract under which any Receivable arises, or any Lockbox or Account or any amounts from time to time on deposit therein or credited thereto, or assign any right to receive income with respect thereto (other than, in each case the creation of the interests therein in favor of the Administrative Agent or the sale or assignment of a Reassigned Receivable pursuant to Section 2.01A hereof), and the Seller will defend the right, title and interest of the Administrative Agent in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or an Originator;
    (k)    ERISA.     (i)     Neither it nor any of its ERISA Affiliates shall (A) adopt or institute any Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Ferguson Party, or any Subsidiary or Affiliate thereof to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code involving any Plan which would subject such Ferguson Party or any ERISA Affiliate thereof to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA); (E) fail to make full payment when due (including any permissible extensions) of all amounts due as contributions to any Plan or Multiemployer Plan; or (F) fail to comply with the requirements of Section 4980B of the Code or Part 6 of Title I(B) of ERISA, where singly or cumulatively, the above could reasonably be expected to have a Material Adverse Effect; and
        (ii)     Neither it nor any Subsidiary thereof shall (A) engage in any transaction prohibited by any Governmental Authority applicable to any

Foreign Plan; (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise fail to comply with the requirements of any Governmental Authority applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect; and
    (l)    Commingling.     It will not direct any funds to be deposited into any Lockbox Account or Depositary Account other than Collections of Receivables; provided, however, that it may direct or allow ~~(i) collections of FFD Receivables and (ii)~~ Collections of Acquisition Receivables being prepared for reporting on an Approved Data Reporting System in accordance with Section 11.21 hereof until the applicable Inclusion Date for such Acquisition Receivables (after which Inclusion Date, the following limit will no longer apply) to be so deposited in an aggregate amount not in excess of $15,000,000 (as determined on the last day of each Calculation Period and reported in the related Monthly Report).
    Section 7.03.    Separateness Covenants. Until the Facility Termination, except as set forth below, each of the Ferguson Parties (as applicable) covenants and agrees as follows:
    (a)    The Seller will at all times maintain at least one independent director or manager who (i) is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of any of the Parent, Ferguson, any other Originator, the Servicer, or any of their respective Affiliates or Subsidiaries (except the Seller) (collectively, the “Other Companies”), (ii) is not a current or former officer or employee of the Seller, (iii) is not a stockholder of any of the Other Companies or any of their respective Affiliates, and (iv) who (A) has prior experience as an independent director for a corporation or manager for a limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (B) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. The Seller will provide not less than 30 business days’ prior written notice to the Administrative Agent and the Facility Agents in the event of the replacement of the Seller’s independent director or manager;
    (b)    The Seller will conduct its business in its own name and from an office separate from that of the Other Companies (but which may be located in the same facility as one or more of the Other Companies). The Seller will have stationery and other business forms separate from that of the Other Companies;
    (c)    The Seller will at all times be adequately capitalized in light of its contemplated business;

    (d)    The Seller will at all times provide for its own operating expenses and liabilities from its own funds except that common overhead expenses may be shared by the Seller one or more of the Other Companies on a basis reasonably related to use;
    (e)    The Seller will maintain its assets and transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies. The Seller will hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from the Other Companies. The Seller will not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies;
    (f)    The Seller will hold at least one annual duly noticed meeting of its board of directors, make and retain minutes of such meetings and otherwise observe all limited liability company formalities as a distinct entity;
    (g)    The Seller will prepare its financial statements separately from those of any of the Other Companies and will insure that any consolidated financial statements of any Other Company that are filed with the SEC or any other Official Body or are furnished to any creditors of any Other Company will include notes clearly stating that the Seller is a separate corporate entity and that its assets are available first and foremost to satisfy the claims of the creditors of the Seller;
    (h)    The Seller will not direct or participate in the management of any of the Other Companies’ operations;
    (i)    The Seller will not maintain any joint account with any Other Company or become liable as a guarantor or otherwise with respect to, or grant a security interest in any of its assets to secure, any debt or contractual obligation of any Other Company;
    (j)    The Seller will not engage in any transaction with, or make loans, advances or otherwise extend credit to, any of the Other Companies except as expressly contemplated by the Transaction Documents;
    (k)    The Seller will maintain its Limited Liability Company Agreement in conformity with this Agreement such that it does not amend, restate, supplement or otherwise modify its Limited Liability Company Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents;
    (l)    Such Ferguson Party (other than the Seller) will take all actions necessary to maintain the Seller as a separate, limited purpose subsidiary of Ferguson pursuant to, and in accordance with the terms of, the Seller’s Limited Liability Company Agreement; and

    (m)    Such Ferguson Party (other than the Seller) will take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions issued by Mayer Brown LLP, as counsel for Seller, in connection with the Facility on the Original Closing Date and ~~May~~June ~~19~~23, ~~2021~~2023 and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
ARTICLE VIII

TERMINATION
    Section 8.01.    Termination Events. The occurrence of each of the following events shall constitute a “Termination Event”:
    (a)    Failure of any Ferguson Party (other than Ferguson when acting in its capacity as Servicer) to perform or observe any covenant or agreement under the Transaction Documents, and such failure shall continue for five (5) Business Days after such applicable party receives written notice or has actual knowledge of such failure;
    (b)    Failure of any Ferguson Party (other than Ferguson when acting in its capacity as Servicer) to make when due any payment or deposit required to be made by it under any Transaction Document, and such failure shall continue for one (1) Business Day with respect to payments of principal and three (3) Business Days with respect to all other payments under any Transaction Document;
    (c)    Any representation or warranty made or deemed made by any Ferguson Party (other than Ferguson when acting in its capacity as Servicer) under or in connection with any Transaction Document or any certificate, report or other statement delivered by such Ferguson Party pursuant to the terms set forth in the Transaction Documents shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered (unless such representation or warranty in Section 6.01(d) or Section 6.01(g) herein relates solely to one or more specific Receivables and immediately following the removal of the related Receivables from the Net Receivables Balance, the Percentage Interest does not exceed 100%;
    (d)    the occurrence of (i) an event of default as defined in any mortgage, indenture, agreement or instrument under which there may be issued or evidenced, any indebtedness of the Seller in excess of $50,000; or (ii) an event of default as defined in any mortgage, indenture, agreement or instrument under which there may be issued or evidenced, any indebtedness of any other Ferguson Party (A) relating to the payment of principal of, or interest on, such indebtedness, but only if such indebtedness is in an aggregate amount exceeding $75,000,000 or (B) of any other type which shall result in such indebtedness being accelerated, but only if such indebtedness is in an aggregate amount exceeding $75,000,000;

    (e)    (i) One or more judgments or decrees involving a liability in excess of $50,000 shall be entered against the Seller; (ii) one or more judgments or decrees shall be entered against any Ferguson Party (other than the Seller) or any of their respective Subsidiaries or any combination thereof involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 and, in the case of either clause (i) or clause (ii), such judgments or decrees shall not have been vacated, dismissed, discharged or stayed within 60 days from the entry thereof;
    (f)    Any Ferguson Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the Federal Bankruptcy Code or any applicable bankruptcy or insolvency Law of Jersey or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of any Ferguson Party, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of such Ferguson Party an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of such Ferguson Party or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and (A) is not challenged by appropriate means by such Ferguson Party within thirty (30) days and (B) the same shall continue undismissed or unstayed for any period of 60 consecutive days after commencement of such case;
    (g)    The Administrative Agent (for the benefit of the Purchasers and the LC Banks) shall cease to have, for any reason, a valid and perfected first priority ownership or security interest in the Receivables, the Related Security and the Collections;
    (h)    [Reserved];
    (i)    Any Transaction Document shall terminate in whole or in part (except in accordance with its terms or with the consent of the parties thereto) or shall cease to be effective or to be legally valid, binding and enforceable obligation of any one of the Ferguson Parties, or any one of the Ferguson Parties shall directly or indirectly contest such effectiveness, validity, binding nature or enforceability of any such Transaction Document;
    (j)    3-month rolling average Dilution Ratio exceeds ~~9.25~~10.50%;

    (k)     3-month rolling average Delinquency Ratio exceeds (i) for ~~each~~any Calculation Period occurring ~~during~~in the ~~period beginning on January 1, 2023 and ending on June 30, 2023~~months of April through November, 8.00% and (ii) for ~~each~~any Calculation Period ~~thereafter~~occurring in the months of December through March, ~~6.50~~9.00%;
    (l)    3-month rolling average Default Ratio exceeds 2.50%;
    (m)    the Annual Gross Write-off Ratio exceeds 1.00%;
    (n)    3-month rolling average of Days Sales Outstanding exceeds 46 days;
    (o)    the Percentage Interest exceeds (i) 100%, and such circumstance continues for two (2) consecutive Business Days (one (1) Business Day on or after a Downgrade Event) the Seller knows or should know of such circumstance;
    (p)    a Servicer Default shall occur;
    (q)    a Change of Control of Ferguson, any Originator, the Seller or the Parent (other than, in the case of the Parent, a “Permitted Change of Control” as defined in the Credit Agreement) shall occur; or
    (r)    there shall have been filed against any Ferguson Party (i) notice of a material federal tax Lien from the Internal Revenue Service, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and five (5) days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged, (ii) notice of a material Lien from the PBGC under Section 430(k) of the Code or Section 303(k) of ERISA for a failure to make a required installment or other payment to plan to which either of such sections applies and five (5) days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged, or (iii) a notice of any other Lien the existence of which could reasonably be expected to have a Material Adverse Effect with respect to such Person and thirty (30) days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged.
    Section 8.02.    Consequences of a Termination Event. (a) Upon the occurrence and continuance of any Termination Event, the Administrative Agent may, or at the direction of the Required Facility Agents shall, by written notice to the Ferguson Parties, determine to commence the wind-down period during or after which no Reinvestment Purchases shall be made; provided, that, upon the occurrence of the Termination Event specified in Section 8.01(f) above, the wind-down period shall be deemed to commence automatically. In addition, (i) upon the occurrence and continuance of any Termination Event, (A) the Percentage Interest shall be increased to 100% and all Collections will be applied to repay the Facility, (B) pricing on the Facility will be at the Default Rate, (C) the Administrative Agent may, or at the direction of the Required Facility Agents shall, deliver the notices of exclusive control to the Depositary Banks under the

Blocked Account Agreements, and (D) the Administrative Agent may, or at the direction of the Required Facility Agent shall, replace the Servicer and (ii) upon the occurrence of the Termination Date, (X) the Maximum Net Investment shall be reduced as of each calendar date thereafter equal to the Aggregate Exposure Amount as of such date (and each Purchase Group’s Exposure Amount will be reduced ratably) and (Y) the Seller shall deposit into the LC Cash Collateral Account the amount necessary to cause the amount therein to be equal to the Required LC Cash Collateral Amount.
    (b)    Upon the occurrence and continuance of any Termination Event, the Purchasers, the LC Banks, the Facility Agents and the Administrative Agent shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.
    (c)    The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller within the meaning of Section 365(e)(2)(B) of the Bankruptcy Code (11 U.S.C. § 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).
ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE FACILITY AGENTS
    Section 9.01.    Authorization and Action. (a) Each Facility Agent, each Purchaser and each LC Bank hereby appoints RBC as Administrative Agent hereunder and authorizes the Administrative to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. When requested to do so by a Facility Agent, the Required Facility Agents or the Facility Agents (as the context herein requires or allows), the Administrative Agent shall take such action or refrain from taking such action consistent with its duties hereunder and under the other Transaction Documents as a Facility Agent, the Required Facility Agents or the Facility Agents, as the case may be, direct under or in connection with or on any matter relating to any Ferguson Party, this Agreement and all other Transaction Documents. In the event of a conflict between a determination or calculation made by the Administrative Agent and a determination or calculation made by any Purchaser, LC Bank or any Facility Agent, the determination or calculation of the Purchaser, the LC Bank or the Facility Agent shall control absent manifest error.
    (b)    Each Purchaser and LC Bank (if any) in a Purchase Group hereby accepts the appointment of the applicable Facility Agent hereunder, and authorizes such Facility Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Facility Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Each other Purchaser or LC Bank within any other Purchase Group hereby accepts the appointment of the related Facility Agent for such Purchase Group and authorizes and empowers such Facility Agent as provided in the preceding sentence.

    (c)    Except for actions which the Administrative Agent or any Facility Agent is expressly required to take pursuant to this Agreement or any Conduit Support Document, neither the Administrative Agent nor any Facility Agent shall be required to take any action which exposes the Administrative Agent or such Facility Agent to personal liability or which is contrary to applicable Law unless the Administrative Agent or such Facility Agent shall receive further assurances to its satisfaction from the Purchasers and LC Banks of the indemnification obligations under Section 9.06 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to each Facility Agent, each Purchaser and each LC Bank prompt notice of each notice and determination given to it by any Ferguson Party or any Depositary Bank or by it to any Ferguson Party or any Depositary Bank, pursuant to the terms of this Agreement. Each Facility Agent agrees to give the Administrative Agent and such Facility Agent’s respective Purchasers and LC Banks prompt notice of each notice and determination given to it by any Ferguson Party, any Depositary Bank or by it to any Ferguson Party or any Depositary Bank, pursuant to the terms of this Agreement. Notwithstanding the foregoing, neither the Administrative Agent nor any Facility Agent shall be deemed to have knowledge or notice of the occurrence and continuance of any Termination Event unless the Administrative Agent or such Facility Agent has received written notice from a Conduit Purchaser, a Committed Purchaser, any LC Bank, any other Facility Agent, the Seller or the Servicer referring to this Agreement, describing such Termination Event and stating that such notice is a “notice of a Termination Event.” Subject to Section 9.07 hereof, the appointment and authority of the Administrative Agent and each Facility Agent hereunder shall terminate on the date of Facility Termination.
    (d)    For the avoidance of doubt, notwithstanding any other provision hereof, (i) no Facility Agent in its capacity as such shall have any purchase, reinvestment or funding commitment or obligation hereunder, nor be obligated to remit funds to the Seller hereunder, unless such funds are received from the applicable Conduit Purchaser or Committed Purchaser, and (ii) no Facility Agent shall have any personal liability for any default by its Conduit Purchaser or Committed Purchaser hereunder.
    Section 9.02.    UCC Filings. The Administrative Agent, the Purchasers, the LC Banks, the Facility Agents, the Seller, Originators, the Servicer and the Parent expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on, and the Administrative Agent, the Facility Agents, the Purchasers, the LC Banks, expressly authorize the Administrative Agent to execute on their behalf as their agent, the various UCC filings required to be made hereunder and under the Transaction Documents in order to perfect the sale and assignment of the Receivable Interest from the Seller to the Facility Agents, for the benefit of the Purchasers and the LC Banks, that such listing and/or execution shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Facility Agents, the Purchasers and the LC Banks or to execute UCC filings on behalf of the Facility Agents, the Purchasers and the LC Banks and that such listing and/or execution will not affect in any way the status of the Administrative Agent, the Facility Agents, and the Purchasers and the LC Banks as the beneficial owners of, and secured parties with respect to, the Receivable Interest. In addition, such listing or execution shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article IX. In furtherance of the foregoing, the Administrative Agent, each

Facility Agent, Purchaser and LC Bank shall be entitled to enforce their respective rights created under this Agreement without the need to conduct such enforcement through the Administrative Agent except as provided herein.
    Section 9.03.    Administrative Agent’s and Facility Agents’ Reliance, Etc. (a) Neither the Administrative Agent nor any Facility Agent nor any of their respective directors, officers, agents or employees shall be liable to the Purchasers, the Administrative Agent or the Facility Agents for any action taken or omitted to be taken by it or them as Administrative Agent or Facility Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Receivables as Servicer pursuant to Section 4.01(c) hereof), except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. Without limiting the foregoing, the Administrative Agent and each Facility Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser or LC Bank and shall not be responsible to any Purchaser or LC Bank for any statements, warranties or representations made by any Ferguson Party in connection with this Agreement or any Transaction Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Transaction Agreement on the part of any Ferguson Party or to inspect the property (including the books and records) of any Ferguson Party; (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or electronic means) believed by it in good faith to be genuine and signed or sent by the proper party or parties.
    (b)    Each Facility Agent shall determine with its related Purchasers and LC Banks, the number of such (each, a “Voting Block”) which shall be required to request or direct such Facility Agent to take action, or refrain from taking action, under this Agreement and the other Transaction Documents on behalf of such Purchasers and LC Banks. Such Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of its appropriate Voting Block, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Facility Agent’s Purchasers and LC Banks.
    (c)    Unless otherwise advised in writing by a Facility Agent or by any Purchaser or LC Bank on whose behalf such Facility Agent is purportedly acting, each party to this Agreement may assume that (i) such Facility Agent is acting for the benefit of each of its respective Purchasers and LC Banks, as well as for the benefit of each assignee or other transferee from any such Purchaser or LC Bank, and (ii) such action taken by such Facility Agent has been duly authorized and approved by all necessary action on the part of the Purchasers and LC Banks on whose behalf it is purportedly acting. Each Conduit Purchaser (or, with the consent of all other members of the respective Purchase Group then existing, any other Purchaser or LC Bank) shall have the right to designate a Facility Agent (which may be itself) to act on its behalf and on behalf of its assignees and transferees for purposes of this Agreement by giving to the Administrative Agent written notice thereof signed by such Purchaser(s) and/or LC Bank(s) and the newly designated Facility Agent; provided, however, if such new Facility Agent is not an Affiliate of a Facility Agent that is party hereto, any such designation of a new Facility Agent shall require the consent of the Seller, which consent shall not be unreasonably withheld. Such notice shall be effective when receipt thereof is acknowledged by the Administrative Agent, which acknowledgement the Administrative Agent shall not unreasonably delay giving, and thereafter the party named as such therein shall be Facility Agent for such Purchasers and LC Banks under this Agreement. Each Facility Agent and its respective Purchasers and LC Banks shall agree among themselves as to the circumstances and procedures for removal and resignation of such Facility Agent.
    Section 9.04.    Non-Reliance on the Administrative Agents and the Facility Agents. Without limiting the generality of any other provision of this Agreement: (a) each of the Conduit Purchasers, the Committed Purchasers, the LC Banks and the Facility Agents expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Ferguson Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the Conduit Purchasers, the Committed Purchasers, the LC Banks and the Facility Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Conduit Purchaser, Committed Purchaser, LC Bank or Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Ferguson Party and made its own decision to enter into this Agreement. Each of the Conduit Purchasers, the Committed Purchasers, the LC Banks and the Facility Agents also represents that it will, independently and without reliance upon the Administrative Agent or any other Conduit Purchaser, Committed Purchaser, LC Bank or Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Ferguson Party. Except for notices, reports and other documents expressly required to be furnished to the Facility Agents, the other Purchasers and LC Banks by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Conduit Purchaser, any Committed Purchaser, any LC Bank or any Facility Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Ferguson Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Each of the Committed Purchasers and LC Banks expressly acknowledges that neither its Facility Agent (or any other Facility Agent) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by its Facility Agent (or any other Facility Agent) hereinafter taken, including any review of the affairs of any Ferguson Party shall be deemed to constitute any representation or warranty by any Facility Agent to any such Person. Each of the Committed Purchasers and LC Banks represents to the Facility Agents that it has, independently and without reliance upon its Facility Agent or any other Committed Purchaser, LC Bank or Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Ferguson Party made its own decision to enter into this Agreement. Each of the Committed Purchasers and LC Banks also represents that it will, independently and without reliance upon its Facility Agent, any other Committed Purchaser, LC Bank or Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Ferguson Party. Except for notices, reports and other documents expressly required to be furnished to any Purchaser or LC Bank by its Facility Agent hereunder, no Facility Agent shall have any duty or responsibility to provide any Purchaser or LC Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Ferguson Party which may come into the possession of such Facility Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
    Section 9.05.    Administrative Agent, Facility Agents and Affiliates. RBC, each Facility Agent and their respective Affiliates may generally engage in any kind of business with any Ferguson Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Ferguson Party or any Obligor or any of their respective Affiliates, all as if such parties did not have the agency agreements contemplated by this Agreement and without any duty to account therefor to the Purchasers or the LC Banks.
    Section 9.06.    Indemnification. (a) The Committed Purchasers and LC Banks in each Purchase Groups (proportionately, among the Purchase Groups, in accordance with their respective Purchase Group Percentages) severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller or the Servicer), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided, that (i) no Committed Purchaser or LC Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order and (ii) no Committed Purchaser or LC Bank shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Facility Agents. Without limitation of the generality of the foregoing, the Committed Purchasers and LC Banks in each Purchase Groups (proportionately, among the Purchase Groups, in accordance with their respective Purchase Group Percentages) agree to reimburse the Administrative Agent (to the extent not reimbursed by the Seller or the Servicer), promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement; provided, that no Purchaser or LC Bank shall be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.
    (b)    Each Purchaser and LC Bank also agrees to indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser or LC Bank (but only to the extent that the Seller has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Seller to do so), (ii) any Taxes attributable to such Purchaser’s or LC Bank’s failure to comply with the provisions of Section 11.02 relating to the maintenance of a participant register and (iii) any Excluded Taxes attributable to such Purchaser or LC Bank, in each case that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
    Section 9.07.    Successor Administrative Agent. The Administrative Agent may resign at any time by giving at least sixty days’ written notice thereof to the Purchasers, the LC Banks, the Facility Agents, the Seller, Originators, the Servicer and the Parent. Upon the resignation of the Administrative Agent, the Seller shall have the right to appoint a successor Administrative Agent approved by the Facility Agents (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Seller, and shall have accepted such appointment, within thirty days after the retiring Administrative Agent’s delivery of notice of resignation, then the retiring Administrative Agent may appoint a successor Administrative Agent which, if such successor Administrative Agent is not an Affiliate of any of the Facility Agents, is approved by the Seller (which approval will not be unreasonably withheld or delayed), and which successor Administrative Agent shall be (a) a commercial bank having a combined capital and surplus of at least $250,000,000 and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
    Section 9.08.    Erroneous Payments.     (a) If the Administrative Agent notifies a Purchaser (any such Purchaser, a “Payment Recipient”) that the Administrative Agent has determined in its reasonable sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided that, without limiting any of its other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 10 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent demonstrable error.
    (b)    Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient, otherwise becomes aware was transmitted to it, or received by it, in error or by mistake (in whole or in part), then:
    (i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
    (ii)    such Payment Recipient shall (and shall cause any of its Affiliates that receives all or a portion of such payment, prepayment or repayment on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.08(b).
    (c)    Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any

Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under the immediately preceding clause (a) or under the indemnification provisions of this Agreement. In addition, each party hereto agrees that, irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Transaction Documents with respect to each Erroneous Payment (or portion thereof that is not returned to the Administrative Agent as provided herein) (the “Erroneous Payment Subrogation Rights”).
    (d)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Seller, any Originator, the Servicer, the Parent or any Facility Agent to the Administrative Agent; provided that this Section 9.08 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Seller, any Originator the Servicer or the Parent relative to the amount (and/or timing for payment) of the Aggregate Capital and other obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, this clause (d) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Seller, any Originator, the Servicer or the Parent for the purpose of making such Erroneous Payment.
    (e)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
    (f)    Each party’s obligations, agreements and waivers under this Section 9.08 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Purchaser, the termination of the Purchase Group Maximum Net Investments and/or the repayment, satisfaction or discharge of all obligations of the Seller (or any portion thereof) under any Transaction Document.
ARTICLE X

INDEMNIFICATION; EXPENSES
    Section 10.01.    Indemnity by Seller. (a)     The Seller shall indemnify the Administrative Agent, the Facility Agents, the Purchasers, the Support Providers and the LC Banks and their respective assigns, officers, directors and employees (each, an “Indemnified Party”) against all liabilities, claims, damages, costs, expenses, or losses (“Losses”) associated with the Facility, excluding, however, (i) Losses to the extent resulting from the gross negligence or willful misconduct of the Indemnified Party or the Indemnified Party’s breach of contract under any Transaction Document or any document delivered pursuant to any of the Transaction

Documents, (ii) recourse (except as provided in this Agreement) for uncollectable Receivables or (iii) Losses that are due to or relate to Taxes (which are addressed in Section 10.02).
Without limiting the foregoing, the Seller shall indemnify the Indemnified Parties for all Losses resulting from:
    (i)    False or incorrect representations, warranties or certifications of any Ferguson Party in any Transaction Document or any document delivered pursuant to any of the Transaction Documents;
    (ii)    Failure by any Ferguson Party to comply with applicable law, rules or regulations related to the Receivables;
    (iii)    Failure to vest in the Administrative Agent (for the benefit of the Purchasers and the LC Banks) a first priority perfected ownership or security interest in the Receivables, the Related Security and the Collections, free and clear of any Liens;
    (iv)    Failure to file, or delay in filing, any financing statements or similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Receivables, the Related Security or the Collections;
    (v)    Any dispute, claim or defense of an Obligor (other than discharge in bankruptcy) to the payment of any Receivable including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid or binding obligation of such Obligor, or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable or any Contract related thereto, or any adjustment, cash discount, warranty, rebate, return of product or cancellation with respect to such Receivable;
    (vi)    Failure by any Ferguson Party to perform any of their respective duties or other obligations or comply with any of their respective covenants under the Transaction Documents;
    (vii)    Any products liability, personal injury or damage suit, environmental or other claim by an Obligor or other third party arising out of the goods or services which are the subject of any Receivable;
    (viii)    Any third party investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, or the use of proceeds of Purchases under this Agreement or the draw under any Letter of Credit, or in respect of any Receivable;
    (ix)    Commingling of Collections with any other funds of any Ferguson Party or any set-off against Collections by any credit card servicers;

    (x)    Third party claims arising from the Seller’s, any Originator’s or the Servicer’s administration of the Receivables;
    (xi)    The sale of any Receivable in violation of applicable Law;
    (xii)    Any setoff by any Obligor;
    (xiii)    Any Letter of Credit issued pursuant to this Agreement or the use of the proceeds thereof by the applicable beneficiary or any affiliate, agent, employee or assignee thereof;
    (xiv)    The failure of the Seller or any Originator to pay when due any sales, excise, business and occupation, property or other similar taxes payable in connection with the Receivables;
    (xv)    Any action or omission by any Ferguson Party which reduces or impairs the rights of the Administrative Agent, the Facility Agents, the Purchasers or the LC Banks with respect to any Receivable and the Related Security and Collections with respect thereto or the value of any such Receivable and the Related Security and Collections with respect thereto;
    (xvi)    Any dispute, suit or claim arising out of any provision in any Contract restricting or prohibiting sale and assignment of the related Receivables;
    (xvii)    Overstatement of the balance of any Receivable due to provisions of the related Contract relating to retainage, data assumptions, cash on delivery sales, or bill and hold sales, or other similar provisions of comparable effect; and
    (xviii)    Any dispute, suit or claim arising out of the efforts to collect on a Reassigned Receivable.
Except as set forth in Section 10.01(a)(xiv) above, all obligations of the Seller with respect to Taxes are addressed in Section 10.02.
    (b)    Promptly upon receipt by any Indemnified Party under this Section 10.01 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Seller hereunder, notify the Seller in writing of the commencement thereof. Any notice claiming compensation under this Section shall set forth in reasonable detail the amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. The Seller may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Seller and such Indemnified Party. The approval of the Seller and such Indemnified Party will not be unreasonably withheld or delayed. After notice from the Seller to the Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Facility Agents, and so long as the

Seller so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent and the Facility Agents, the Seller shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Seller and the Indemnified Party, in which case the Indemnified Party(ies) shall have the right to employ one counsel to so represent it (them).
    (c)    The Seller will promptly pay to the Facility Agent for the Indemnified Party such indemnity amount as shall be specified to the Seller in a certificate of the Indemnified Party (or its Facility Agent, on its behalf) setting forth the calculations of such amount, together with the basis therefor. Any such certificate submitted by or on behalf of the Indemnified Party shall be conclusive and binding for all purposes, absent manifest error.
    (d)    Each Indemnified Party, on behalf of itself, its assigns, officers, directors, officers and employees, shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification.
    Section 10.02.    Indemnity for Taxes. (a) Any and all payments by or on account of any obligation of the Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Seller) requires the deduction or withholding of any Tax from any such payment by the Seller, then the Seller shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 10.02) the applicable Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.
    (b)    The Seller shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the written request of the applicable Indemnified Party timely reimburse it for the payment of, any Other Taxes.
    (c)    The Seller shall indemnify each Indemnified Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 10.02) payable or paid by such Indemnified Party or required to be withheld or deducted from a payment to such Indemnified Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Administrative Agent and each Facility Agent will promptly notify the Seller of any event of which it has knowledge, which will entitle it or any Person in its Purchase Group to compensation pursuant to this Section 10.02; provided, however, that failure of any Indemnified Party to demand indemnification for any Taxes shall not constitute a waiver of such right to indemnification, except that the Seller shall not be required to indemnify an Indemnified Party for Taxes under this Section 10.02 unless such Indemnified Party notifies the Seller of such claim no later than 180 days after such Indemnified Party has knowledge of such Taxes being imposed or arising. Any notice claiming compensation under this Section 10.02 shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. Absent manifest error, the Seller shall be obligated to any claim for Indemnified Taxes promptly upon receipt of such notice.
    (d)    Each Indemnified Party agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 10.02 including, subject to applicable Law, a change in the funding office of such Indemnified Party; provided, however, that nothing contained herein shall obligate any Indemnified Party to take any action that imposes on such Indemnified Party any additional costs (without reimbursement) or imposes legal or regulatory burdens which such Indemnified Party reasonably considers material, nor which, in such Indemnified Party’s reasonable opinion, would have an adverse effect on its business, operations or financial condition.
    (e)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (e) plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
    Section 10.03.    Indemnity by Originators. (a) Each Originator shall indemnify the Indemnified Parties for all Losses (other than recourse for uncollectible Receivables) resulting from:
    (i)    False or incorrect representations, warranties or certifications of such Originator in this Agreement or any document delivered pursuant to this Agreement; and
    (ii)     Failure by such Originator to perform any of its duties or other obligations or comply with any of its covenants under this Agreement.

    (b)    Promptly upon receipt by any Indemnified Party under this Section 10.03 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against any Originator hereunder, notify such Originator in writing of the commencement thereof. Any notice claiming compensation under this Section 10.03 shall set forth in reasonable detail the amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. Any affected Originator may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of such Originator and the Indemnified Party. The approval of such affected Originator will not be unreasonably withheld or delayed. After notice from an affected Originator to the Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Facility Agents, and so long as such Originator so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent and the Facility Agents, such Originator shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of such Originator and the Indemnified Party, in which case the Indemnified Party(ies) shall have the right to employ one counsel to so represent it (them).
    (c)    Each affected Originator will promptly pay to the Facility Agent for the Indemnified Party such indemnity amount as shall be specified to such Originator in a certificate of the Indemnified Party (or its Facility Agent, on its behalf) setting forth the calculations of such amount, together with the basis therefor. Any such certificate submitted by or on behalf of the Indemnified Party shall be conclusive and binding for all purposes, absent manifest error.
    (d)    Each Indemnified Party, on behalf of itself, its assigns, officers, directors, officers and employees, shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification.
    Section 10.04.        Expenses. The Seller agrees, promptly following receipt of a written invoice, to pay or cause to be paid, and to save each Purchaser, each LC Bank, each Facility Agent and the Administrative Agent harmless against liability for the payment of, (a) all reasonable out-of-pocket expenses (excluding salaries and overhead costs) incurred by or on behalf of any Purchaser, any LC Bank, any Facility Agent and the Administrative Agent in connection with the negotiation, execution, delivery and preparation of this Agreement and the other Transaction Documents and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, rating agency fees, the reasonable fees of Protiviti Inc. in conducting the agreed-upon procedures, and the reasonable fees and expenses of counsel of one law firm representing the Administrative Agent and the Facility Agents) and (b) all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel from one law firm representing the Administrative Agent and the Facility Agents), including all reasonable costs and expenses actually incurred by or on behalf of any Purchaser, any LC Bank, any Facility Agent and the Administrative Agent from time to time (i) relating to any requested amendments, waivers or consents under the Transaction Documents, (ii) arising in connection with the Purchasers’, the LC Banks’, the Facility Agents’ or the Administrative Agent’s enforcement or preservation of their respective rights (including, without limitation, the perfection and protection of the Receivable Interest)

under the Transaction Documents, (iii) relating to audit and due diligence fees (limited as provided in Section 4.06 hereof) or (iv) relating to the maintenance of the transactions contemplated by or undertaken pursuant to or in connection with this Agreement or the other Transaction Documents.
ARTICLE XI

MISCELLANEOUS
    Section 11.01.    Amendments and Waivers. The Required Facility Agents may, in writing, from time to time, (a) enter into agreements with the Seller, the Originators, the Servicer and the Parent amending, modifying or supplementing this Agreement, and (b) in their sole discretion, grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller, the Originators, the Servicer or the Parent under this Agreement; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Facility Agents and LC Banks:
    (i)    change the definitions of “Aggregate Exposure Amount”, “Concentration Limit”, “Downgrade Event”, “Eligible Receivable”, “Net Receivables Balance”, “Percentage Interest” or “Total Reserve Amount”, or any components of any of the foregoing, contained in this Agreement;
    (ii)    [Reserved];
    (iii)    reduce the amount of Aggregate Net Investment or Yield thereon or delay any scheduled date for payment thereof;
    (iv)    reduce fees payable by the Seller to the Facility Agents or the Purchasers, or delay the dates on which such fees are payable;
    (v)    extend the Scheduled Termination Date (except as extended in accordance with the terms of this Agreement);
    (vi)    change any of the provisions of this Section 11.01 or the definition of “Required Facility Agents”; or
    (vii)    change the first sentence of Section 11.02;
    and provided, further, that no amendment, waiver or consent shall (a) increase the Purchase Group Maximum Net Investment of a Purchase Group or reduce the amount of Net Investment of, or Yield or fees payable to, any Purchase Group unless in writing and signed by the Facility Agent for such Purchase Group and its related Purchasers, (b) affect the rights of the Swingline Purchaser, including by the increase of the Swingline Sublimit, the reduction of the amount of the Swingline Reimbursement Purchase or Yield on the Swingline Purchase unless in writing signed by the Swingline Purchaser or (c) affect the rights of any LC Banks, including by the reduction of the amount of the Reimbursement Obligation or Yield thereon or any fees payable with respect to the Letters of Credit issued by it, unless in writing signed by such LC Bank. Any waiver of any provision hereof, and any consent to a departure by the Seller, an Originator, the Servicer or the Parent from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.
Notwithstanding anything in this Section 11.01 to the contrary, any amendments or waivers of any provisions in this Agreement relating to a Term SOFR Replacement Event or Benchmark Replacement shall be governed by the provisions of Section 2.06.
To the extent that any Facility Agent for any Purchase Group determines that it (or the Conduit Purchaser(s) in such Purchase Group) is obligated by S&P or Moody’s to do so, such Facility Agent will provide S&P and/or Moody’s, as applicable, with a copy of each amendment to this Agreement prior to the effectiveness thereof.
    Section 11.02.    Successors and Assigns; Assignments; Participations. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that except as provided in Section 4.01(c), no Ferguson Party may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Facility Agents. Each of the Purchasers may assign, (a) without any prior written consent, in whole or in part, its interest in the Receivables and obligations hereunder to any other then-existing Purchaser, any Support Provider or to any other Conduit Purchaser administered by its Facility Agent and (b) to any other Person, with the consent of the Seller and the Administrative Agent (and the LC Banks following the LC Effective Date), which consent shall not be unreasonably withheld or delayed; provided, that if a Termination Event exists, the Seller’s consent shall not be required. To effectuate an assignment hereunder, both the assignee and the assignor (including, as appropriate, its Facility Agent) will be required to execute and deliver to the Seller, the Servicer and the Administrative Agent an Assumption Agreement (or other writing acceptable to the remaining parties hereunder), which will require such assignee to, among other things, deliver the tax forms required by Section 11.07, agree to the confidentiality provisions of Section 11.19 and such assignment must be recorded in book entries. Following any assignment in accordance with the foregoing criteria, the Purchase Group Percentage and Purchase Group Maximum Net Investment of each Purchase Group hereunder (after giving effect to the assignment), and if applicable, the Swingline Sublimit, will be adjusted to such extent as may be necessary to reflect such assignment (and Schedule I hereto shall be deemed to be amended accordingly). The Seller, each Originator and the Parent hereby agree and consent to the complete assignment by the applicable Conduit Purchasers of all of their respective rights under, interest in, title to and obligations under the Transaction Documents to the respective collateral agent or trustee under the applicable Conduit Purchaser’s Commercial Paper programs.
    (b)    Any Committed Purchaser (including the Swingline Purchaser, in such capacity) may sell participating interests (each acquirer of a participating interest, a “Participant”) in its rights and obligations pursuant to this Agreement; provided, however, that the selling Committed Purchaser shall retain all rights and obligations under this Agreement and all parties to this Agreement shall continue to deal solely with such selling Committed Purchaser. Each agreement between a Committed Purchaser and a Participant shall provide that (i) such Committed Purchaser shall retain the sole right to enforce the Transaction Documents and to approve any amendment, modification or waiver of any provision of this Agreement (other than any amendment, modification or waiver of a provision described in clause (ii) in Section 11.01 that affects such Participant), (ii) such Participant shall be entitled to receive no greater indemnity amounts than its related Committed Purchaser would have been entitled to receive (unless the Seller consents to such Participant’s receipt of such greater amounts), and (iii) such Participant provide its related Committed Purchaser with the applicable tax forms that it would have had to provide under Section 11.07, if it were a Purchaser.
    (c)    Any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any interests in the Receivable Interest and any rights to payment of Net investment and Yield) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank, without notice to or consent of any Ferguson Party; provided, that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.
    (d)    An LC Bank may assign its interests, rights and obligations as an LC Bank under this Agreement only with the consent of the Seller.
    (e)    The Administrative Agent, acting solely for this purpose as an agent of the Seller (in such role, “Registrar”), shall maintain a register (a “Register”) for the Purchases, on which it will record the name and address of each applicable Purchase Group and the Purchaser(s) therein (including any assignees), the related Purchase Group Maximum Net Investment, the Net Investment owing to each Purchase Group under this Agreement and any other information necessary to ensure that the Purchases are maintained “in registered form” within the meaning of Treasury regulations section 5f.103-1(c). The entries in each Register will be conclusive absent manifest error, and the Seller, the Servicer, the Administrative Agent and the applicable Facility Agent and Purchasers will treat each Person whose name is recorded in a Register pursuant to the terms hereof as the Purchasers hereunder for all purposes of this Agreement. The Registrar shall update the applicable Register promptly upon receiving written notice from any Purchaser (or its Facility Agent) of an assignment of such Purchaser’s interests and obligations hereunder, and no such assignment shall be effective until reflected in the related Register. The Register shall be available for inspection by the Seller, the Servicer and each other Purchaser and Facility Agent at any reasonable time and from time to time upon reasonable prior notice. In the event that the Purchase Group Percentage for any Purchase Group is adjusted in accordance with any assignment in accordance with Section 11.02(a), the Registrar shall update the applicable Register to reflect the updated Purchase Group Percentage for each such Purchase Group.
    (f)    In the event that any Committed Purchaser sells a participation of its rights and obligations hereunder, such Committed Purchaser shall maintain a register (the “Participant Register”) on which it will record the name and address of each participant, the portion of the Purchase Group Net Investment (if any) of such Participant, and the principal amounts (and stated interest) of each participant’s interest in such rights and obligations, and any other information necessary to ensure that the Purchases are maintained “in registered form” within the meaning of Treasury regulations section 5f.103-1(c). The entries in the Participant Register will be conclusive absent manifest error, and such Committed Purchaser will treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement. Such Committed Purchaser shall update the Participant Register promptly upon a sale of a participation of such Committed Purchaser’s rights and obligations hereunder, and no such sale of a participation shall be effective until reflected in the Participant Register. Such Committed Purchaser will not have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that the Advances are maintained “in registered form” within the meaning of Treasury regulations section 5f.103-1(c). The Registrar and the Administrative Agent shall not have any responsibility to monitor, track or record any such participation of a Committed Purchaser’s participation.
    Section 11.03.    No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of any Purchaser, any LC Bank, any Facility Agent or the Administrative Agent in exercising any right, power or privilege under the Transaction Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Administrative Agent, the Facility Agents, Purchasers and the LC Banks under the Transaction Documents are cumulative and not exclusive of any rights or remedies which the Administrative Agent, any Facility Agent, any Purchaser or any LC Bank would otherwise have.
    Section 11.04.    No Discharge. The respective obligations of the Seller, the Originators, the Servicer and the Parent under the Transaction Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Transaction Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by the Administrative Agent, any Facility Agent, any Purchaser or any LC Bank of any balance of any deposit account or credit on its books in favor of any Ferguson Party, as the case may be, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which could operate as a discharge of any Ferguson Party as a matter of Law.
    Section 11.05.    [Reserved] .
    Section 11.06.    Payments Set Aside. To the extent that any Ferguson Party or any Obligor makes a payment to a Purchaser or an LC Bank, or a Purchaser or LC Bank exercises its rights of set-off, and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to such Ferguson Party, such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 11.06 shall survive the termination of this Agreement.
    Section 11.07.    Tax Forms and Status. (a) Each Purchaser and each LC Bank agrees to provide the Seller, the Servicer, the Administrative Agent and the Facility Agent for such Purchaser and LC Bank with (A) (x) two appropriately executed copies of Internal Revenue Service Form W-9, or any successor form, on the date hereof (or, if later, on the date on which it becomes a Purchaser or LC Bank under this Agreement) certifying that such Purchaser or LC Bank is exempt from U.S. backup withholding or (y) two appropriate executed copies of Internal Revenue Service Form W-8ECI (or alternatively, Internal Revenue Service Form W-8BEN), or any successor forms, (i) on the date hereof (or, if later, the date on which it becomes an Purchaser or LC Bank under this Agreement), and (ii) upon the occurrence of any event that would require the amendment or resubmission of any such Form previously provided hereunder and (B) any other forms, certificates or information in connection therewith requested by the Seller, the Servicer, the Administrative Agent or the Facility Agent for such Purchaser or LC Bank.
    (b)    If a payment made to a Purchaser under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Seller, the Servicer and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Seller or Servicer such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller, the Servicer or the Administrative Agent as may be necessary for the Seller, the Servicer and the Administrative Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (b), FATCA shall include any amendments made to FATCA after the date of this Agreement.
Each Purchaser and each LC Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller, the Servicer, and the Administrative Agent in writing of its legal inability to do so.
    Section 11.08.     Replacement of Purchase Groups. If (i) any Conduit Purchaser’s Commercial Paper ceases to have a short-term debt rating of “A-1” or better by S&P, “P-1” or better by Moody’s or “F-1” or better from Fitch Ratings (but only if such Conduit Purchaser’s Commercial Paper is then rated by such Rating Agency, (ii) any Purchase Group includes a Defaulting Purchaser, or (iii) any Purchase Group makes an claim for indemnity pursuant to Section 2.14 (but not all Purchase Groups make such a claim)], as long as no Potential Termination Event or Termination Event then exists (or would occur after giving effect to any termination of a Purchase Group), upon notice to the related Facility Agent and the Administrative Agent, the Seller shall have the right to terminate the interests, rights and obligations of such Purchaser and its Purchase Group or require each Purchaser in such Facility

Agent’s Purchase Group to assign and delegate, without recourse, all of its respective interests, rights and obligations under this Agreement to an Eligible Purchaser, or other Purchaser acceptable to the Administrative Agent, that shall execute an Assumption Agreement and, if applicable, shall not have the same cause to make a claim for indemnity pursuant to Section 2.14 or Section 10.02; provided, that each member of such terminated or assigning Purchase Group shall have received payment of an amount equal to all outstanding Net Investment, Yield in respect thereof, accrued and unpaid fees and all other Aggregate Unpaids payable to it hereunder, from the Seller or the assignee, as the case may be; and provided further, that if such terminated or assigning Purchase Group includes an LC Bank whose Letters of Credit will remain outstanding after such termination or assignment, as applicable, (i) the Seller makes a deposit to the LC Cash Collateral Account in an amount equal to the aggregate Stated Amount of such outstanding and undrawn Letters of Credit and (ii) such LC Bank (a) will remain a party hereto and shall continue to have the rights and obligations of an LC Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination or assignment, other than the right to receive the Used Fee or the Unused Fee, and (b) will have no LC Bank Sublimit and no obligation to issue additional Letters of Credit. The Seller agrees to use commercially reasonable efforts to cause the Letters of Credit issued by a LC Bank which is a member of a terminated or assigning Purchase Group to be terminated and replaced. The Administrative Agent shall (1) apply funds deposited to the LC Cash Collateral Account pursuant to this Section 11.08 to satisfy, as necessary, the Seller’s Reimbursement Obligations or the Required LC Cash Collateral Amount, and (2) transfer funds deposited in the LC Cash Collateral Account pursuant to this Section 11.08 to the Seller to the extent they exceed the sum of the aggregate Stated Amount of the outstanding and undrawn Letters of Credit of the LC Banks in the terminated or assigning Purchase Group and the amounts drawn on such Letters of Credit which have been reimbursed to such LC Banks.
    Section 11.09.    No Petition. Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness of borrowed money of any Conduit Purchaser not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Purchaser to invoke, the process of any Official Body for the purpose of (a) commencing or sustaining a case against such Conduit Purchaser under any federal or state bankruptcy insolvency or similar law (including the Federal Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Conduit Purchaser or any substantial part of the property of such Person, or (c) ordering the winding up or liquidation of the affairs of such Conduit Purchaser.
    Section 11.10.    No Recourse. The obligations of each Conduit Purchaser, under this Agreement shall be payable solely out of the funds of such Conduit Purchaser available for such purpose and shall be solely the corporate or limited liability company obligations of such Conduit Purchaser. No recourse shall be had for the payment of any amount owing by a Conduit Purchaser in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any Affected Party, any Facility Agent, the Administrative Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing.

    Section 11.11    Holidays. Except as may be otherwise provided in this Agreement, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due on the next Business Day.
    Section 11.12.    Records. Except as may be otherwise provided in this Agreement to the contrary, all amounts calculated or due hereunder shall be determined from the records of the Administrative Agent or Facility Agent, which determinations shall be conclusive absent manifest error.
    Section 11.13.    Term of Agreement. This Agreement shall terminate on the date of Facility Termination; provided, however, that (i) the indemnification and payment provisions set forth in Sections 2.14, 4.13 and 11.06 and Article X hereof and (ii) the agreement set forth in Section 11.09 and the limitations set forth in Section 11.10 hereof shall be continuing and shall survive any termination of this Agreement.
    Section 11.14.    Notices. (a) All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement shall be in writing (including electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail, courier, electronic mail or other mutually acceptable method of electronic delivery, in all cases with charges prepaid. All notices shall be sent to the applicable party at the notice addresses appearing on the signature page hereof (in the case of each of the Ferguson Parties and the Administrative Agent) or on Schedule I hereto (in the case of the Facility Agents, the Purchasers and the LC Banks) or in accordance with the last unrevoked written direction from such party to the other parties hereto.
    (b)    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient.
    Section 11.15.    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
    Section 11.16.    Prior Understandings. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.
    Section 11.17.    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York, but otherwise without regard to Choice of Laws Principles thereof). Each party hereto hereby submits to the nonexclusive jurisdiction of the federal courts for the Southern District of New York for the purpose of adjudicating any claim or controversy arising in connection with any of the Transaction Documents or any of the transactions contemplated thereby, and for such purpose, to the extent they may lawfully do so, waive any objection which each may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto.
    Section 11.18.    Counterparts; Electronic Signature. This Agreement, the other Transaction Documents and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Transaction Document (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record (as defined below) and may be executed using Electronic Signatures (as defined below). Each of the parties hereto agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on it to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation enforceable against it in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by any Facility Agent or the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each Facility Agent and the Administrative Agent may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record (to the extent permitted by applicable law). Each party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf any other party without further verification and (b) upon the request of any party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
    Section 11.19.    Confidentiality. Each Ferguson Party agrees to keep the information contained in the Transaction Documents that relates to Yield, fees and other pricing terms strictly confidential. Each Purchaser, each LC Bank, each Facility Agent and the Administrative Agent shall keep all non-public information obtained pursuant to the Transaction Documents and the transactions contemplated or otherwise relating to the Ferguson Party hereby or thereby or effected in connection herewith or therewith confidential and will not disclose such information to outside parties. Notwithstanding the foregoing, any party hereto may make disclosure (i) if it is obligated to do so pursuant to a request or order under any Law or pursuant to a subpoena or other legal process; (ii) if it is requested to do so by any regulatory authority; (iii) in the case of the Facility Agents, the Purchasers and the LC Banks, to bank examiners, and to potential assignees and participants; (iv) to its Affiliates, to its and its Affiliates’ directors, officers, employees, agents, auditors, counsel, equity holders and advisors; (v) in connection with any litigation or dispute or the exercise of any remedies under the Transaction Documents; (vi) to any rating agency; or (vii) by way of posting a copy of this Agreement on any website maintained by such party pursuant to the commitment to any Rating Agency relating to such party’s debt rating if required under 17 CFR 240.17g5(a)(3), subject to, in the case of each of clause (iii), (iv), (v) and (vi), reasonable efforts to cause the recipient of such proprietary information to keep it confidential.
    Section 11.20.    USA Patriot Act. Each Committed Purchaser that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Ferguson Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each of the Ferguson Parties, which information includes the name and address of each of the Ferguson Parties and other information that will allow such Committed Purchaser to identify each of the Ferguson Parties in accordance with the Act.
    Section 11.21.    Acquisitions. At such time as any Originator acquires the assets of another Person, including that Person’s receivables (such receivables, together with receivables generated by that Person after its acquisition by such Originator as well as receivables generated by such Originator through the business groups/branches/division of that Person, until their respective Inclusion Dates, collectively, “Acquisition Receivables”), the Servicer shall notify the Facility Agents. At such time as the Acquisition Receivables relating to a particular acquisition are first reported on an Approved Data Reporting System (which, in some cases, may be their date of acquisition), such Acquisition Receivables will become Receivables hereunder and under the Purchase and Contribution Agreement (each such time, the “Inclusion Date”). In connection with each Inclusion Date, the Required Facility Agents will promptly determine, which determination will be evidenced in writing from the Required Facility Agents, after receipt from the Seller and such Originator of appropriate data and conducting of any necessary due diligence, whether the applicable Acquisition Receivables may be considered to be Eligible Receivables; provided, however, that if, on the applicable Inclusion Date, such related Acquisition Receivables, together with other Acquisition Receivables which became Receivables hereunder on their respective Inclusion Dates during the 12-month period ending the last day of month preceding such Inclusion Date (with the Outstanding Balance of each pool of Acquisition Receivables determined at the applicable Inclusion Date), are less than 5.0% of the average Outstanding Balance of all Receivables during such 12-month period (before giving effect to such most recent Inclusion Date) satisfy all eligibility criteria, then such Receivables shall automatically be determined to be “Eligible Receivables”.

    Section 11.22.    Waiver of Jury Trial. Each of the parties hereto waives its respective right to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement or the transactions contemplated hereby in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims or otherwise. Each of the parties hereto agrees that any such claim or cause of action shall be tried by a bench trial without a jury. Without limiting the foregoing, each of the parties hereto further agrees that its respective right to a trial by jury is waived by operation of this Section 11.22 as to any action, counterclaim or other proceeding that seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.
    Section 11.23.     Designated Excluded Receivables.     (a)    The Facility Agents agree that the receivables of the Designated Types specified on Schedule IV hereto shall be Designated Excluded Receivables. Schedule IV shall specify, for each Designated Type, the applicable Exclusion Date and the Originator(s) to which such Designated Types relate.
    (b)    The Seller shall have the right to add from time to time the receivables owing to an Originator of a Designated Type as Designated Excluded Receivables as of a specified Exclusion Date, upon satisfaction of the following conditions:
    (i)    the Seller (or the Servicer, on its behalf) shall provide the Facility Agents with a notice in substantially the form of Exhibit G hereto of its intention to add the receivables owing to an Originator of such Designated Type to the list of Designated Excluded Receivables, which notice shall be delivered not less than ten (10) Business Days before the Exclusion Date specified therein and shall further specify and include: (1) the Obligor name and customer number, or the Originator log-on location and log-on number, as applicable, of such Designated Type; (2) the applicable Originator(s) for such Designated Type’s receivables to be excluded; (3) an explanation of the reason for such addition; and (4) an updated Schedule IV (including the new Designated Excluded Receivables);
    (ii)    as of such Exclusion Date, no Termination Event or Potential Termination Event shall have occurred and be continuing;
    (iii)    such designation of a new Designated Type shall not result in there being more than 8 such designations during the Lookback Period for such Exclusion Date;
    (iv)    such designation shall not have been made for reasons relating to the credit quality of the Receivables of such Designated Type or to manipulate the pool characteristics of the Receivables in a manner that would be expected to be materially adverse to the Purchasers; and
    (v)    (1) the sum of (x) the aggregate, for all Designated Types added to Schedule IV during the Lookback Period for such Exclusion Date, of the aggregate Outstanding Balances of the Receivables on the first Exclusion Date hereunder for each such prior Designated Type, plus (y) the aggregate Outstanding Balance of Receivables on the first Exclusion Date with respect to such new Designated Type, plus (z) the aggregate Outstanding Balance of Receivables reconveyed to any Originator pursuant to Section 3.03 of the Purchase and Contribution Agreement during the Lookback Period for such Exclusion Date, would not exceed (2) 10.0% of the average aggregate Outstanding Balance of the Receivables (other than Excluded Receivables) on the last date of each calendar month in the Lookback Period for such Exclusion Date (all such calculations based on the information included in the Monthly Reports delivered during the relevant Lookback Periods).
    (c)    For the avoidance of doubt, with respect to any Designated Type and its related Exclusion Date, all Receivables of that Designated Type which were generated prior to that Exclusion Date shall remain Receivables under this Agreement, the Purchase and Contribution Agreement and all other Program Agreements.
    Section 11.24.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions . Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
    (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

In Witness Whereof, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

ROYAL BANK OF CANADA, as Administrative Agent

By:_______________________________
    Name:
    Title:

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

THUNDER BAY FUNDING, LLC, as a Conduit Purchaser

By: Royal Bank of Canada, as attorney-in-fact

By:__________________________________
    Name:
    Title:

ROYAL BANK OF CANADA, as a Committed Purchaser and a Facility Agent

By:__________________________________
    Name:
    Title:

By:__________________________________
    Name:
         Title:

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

TRUIST BANK (successor by merger to SunTrust Bank), as a Committed Purchaser and a Facility Agent

By:__________________________________
    Name:
    Title:~~]~~
[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

SUMITOMO MITSUI BANKING CORPORATION, as a Committed Purchaser

By:___________________________________
    Name:
    Title:

SMBC NIKKO SECURITIES AMERICA., as a Facility Agent

By:___________________________________
    Name:
    Title:

~~SOLELY FOR THE PURPOSE OF ACKNOWLEDGING THE ADJUSTMENT MADE PURSUANT TO ARTICLE IC HEREOF:~~

~~MANHATTAN ASSET FUNDING COMPANY LLC, as a Conduit Purchaser~~

~~By:    MAF Receivables Corp., Its Member~~

~~By:~~
    ~~Name:~~
    ~~Title:~~

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, the Swingline Purchaser and a Facility Agent

By:_____________________________________
    Name:
    Title:

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

GTA Funding LLC, as a Conduit Purchaser

By:________________________________
    Name:
     Title:

RELIANT TRUST, as a Conduit Purchaser
By: COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent,
THE TORONTO-DOMINION BANK

THE TORONTO-DOMINION BANK, as a Committed Purchaser and a Facility Agent

By:_________________________________
    Name:
    Title:
[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

STARBIRD FUNDING CORPORATION, as a Conduit Purchaser

By:________________________________
    Name:
    Title:

BNP PARIBAS, as a Committed Purchaser and a Facility Agent

By:________________________________
    Name:
    Title:

By:________________________________
    Name:
    Title:

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

FERGUSON RECEIVABLES, LLC, as Seller

By:_____________________________
    Name: Brenda L. Crowder
    Title: Treasurer

Address for Notices:

751 Lakefront Commons
~~12500 Jefferson Ave.~~
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: (757) ~~874-7795~~869-9703
~~Fax: (757) 989-2985~~
E-mail:
    [ ]
    [ ]

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

FERGUSON ENTERPRISES, LLC, as Servicer and as an Originator

By:______________________________
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

751 Lakefront Commons
~~12500 Jefferson Ave.~~
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: (757) ~~874-7795~~869-9703
~~Fax: (757) 989-2985~~
E-mail:
    [ ]
    [ ]

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

ENERGY & PROCESS CORPORATION, as an Originator

By:______________________________
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

751 Lakefront Commons
~~12500 Jefferson Ave.~~
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: (757) ~~874-7795~~869-9703
~~Fax: (757) 989-2985~~
E-mail:
    [ ]
    [ ]

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

FERGUSON FIRE & FABRICATION, INC., as an Originator

By:________________________________
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

751 Lakefront Commons
~~12500 Jefferson Ave.~~
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: (757) ~~874-7795~~869-9703
~~Fax: (757) 989-2985~~
E-mail:
    [ ]
    [ ]

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

DBS HOLDINGS, INC., as an Originator

By:________________________________
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

751 Lakefront Commons
~~12500 Jefferson Ave.~~
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: (757) ~~874-7795~~869-9703
~~Fax: (757) 989-2985~~

E-mail:
    [ ]
    [ ]

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

HP PRODUCTS CORPORATION, as an Originator

By:_________________________________
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

751 Lakefront Commons
~~12500 Jefferson Ave.~~
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: (757) ~~874-7795~~869-9703
~~Fax: (757) 989-2985~~
E-mail:
    [ ]
    [ ]
[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

FERGUSON FIRE DESIGN, LLC, as an Originator

By:
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

751 Lakefront Commons
Newport News, VA 23606
Attention: Brenda L. Crowder
Telephone: (757) 869-9703
E-mail:
    [ ]
    [ ]

[Signature Page to A&R Receivables Purchase Agreement (Ferguson Receivables, LLC)]

FERGUSON PLC, as Parent

By:________________________________
    Name:
    Title:

Address for Notices:
~~12500 Jefferson Avenue~~
751 Lakefront Commons
Newport News, VA ~~23602~~23606
Attention: Group General Counsel
E-mail:
    [ ]
    [ ]

Showing Changes from Conformed Copy
As of February 10, 2023

ANNEX B TO OMNIBUS AMENDMENT AND CONSENT DATED AS OF JUNE 23, 2023

PURCHASE AND CONTRIBUTION AGREEMENT
dated as of July 31, 2013
between

FERGUSON ENTERPRISES, LLC AND THE
VARIOUS SUBSIDIARIES LISTED ON SCHEDULE I HERETO FROM TIME TO TIME,
as Originators,
and
FERGUSON RECEIVABLES, LLC,
as PURCHASER

~~4821-7079-6461~~

4883-5564-6567

Table of Contents

SECTION	HEADING	PAGE
ARTICLE I	DEFINITIONS; CONSTRUCTION		1
Section 1.01.	Certain Definitions		1
Section 1.02.	Other Defined Terms		7
Section 1.03.	Interpretation and Construction		7
Section 1.04.	IFRS; Conversion to GAAP		7
ARTICLE II	PURCHASES AND SETTLEMENTS	~~8~~	7
Section 2.01.	General Terms; Intent of the Parties.		8
Section 2.01A.	Certain Reconveyances		9
~~Section 2.01B. Reconveyance of FFD Receivable~~			~~10~~
~~Section~~ 2.02.	Purchase Price	~~10~~	9
Section 2.03.	Purchase Price Credits	~~11~~	10
Section 2.04.	Payments and Computations, Etc.	~~11~~	10
Section 2.05.	Letters of Credit.	~~12~~	11
Section 2.06.	Access to Records	~~13~~	12
Section 2.07.	Characterization; Granting Clause	~~13~~	12
Section 2.08.	Transfer by Purchaser; Third-Party Beneficiary	~~14~~	13
ARTICLE III	CLOSING PROCEDURES	~~14~~	13
Section 3.01.	Conditions to Each Purchase	~~14~~	13
Section 3.02.	Addition of Originators	~~14~~	13
Section 3.03.	Removal of Originators; reconveyance of Certain Receivables	~~15~~	14
ARTICLE IV	ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE RECEIVABLES	~~16~~	15
Section 4.01.	Rights of the Purchaser	~~16~~	15
Section 4.02.	Responsibility of each Originator	~~16~~	15
Section 4.03.	Further Action Evidencing Purchases	~~17~~	16
ARTICLE VI	REPRESENTATIONS AND WARRANTIES	~~17~~	16
Section 5.01.	General Representations and Warranties of the Originators	~~17~~	16
ARTICLE VII	COVENANTS	~~20~~	19
Section 6.01.	Affirmative Covenants of the Originators	~~20~~	19
Section 6.02.	Negative Covenants of the Originators	~~22~~	21
Section 6.03.	Separateness Covenants	~~23~~	22
ARTICLE VII	PURCHASE TERMINATION EVENTS	~~23~~	22
Section 7.01.	Purchase Termination Events	~~23~~	22
Section 7.02.	Consequences of a Purchase Termination Event	~~23~~	22
ARTICLE VIII	INDEMNIFICATION; EXPENSES	~~23~~	22
Section 8.01.	Indemnity	~~23~~	22
Section 8.02.	Expenses	~~26~~	25
ARTICLE IX	MISCELLANEOUS	~~26~~	25
    -i-

Section 9.01.	Amendments and Waivers	~~26~~	25
Section 9.02.	Binding Effect; Assignments	~~26~~	25
Section 9.03.	No Implied Waiver; Cumulative Remedies	~~26~~	25
Section 9.04.	No Discharge	~~27~~	26
Section 9.05.	No Petition	~~27~~	26
Section 9.06.	No Recourse	~~27~~	26
Section 9.07.	Holidays	~~27~~	26
Section 9.08.	Notices	~~27~~	26
Section 9.09.	Severability	~~27~~	26
Section 9.10.	Prior Understandings	~~28~~	27
Section 9.11.	Governing Law; Submission to Jurisdiction	~~28~~	27
Section 9.12.	Counterparts	~~28~~	27

Schedule I    __    List of Originators
Schedule II    —    Schedule of Depositary Banks, Accounts and Lockboxes
Exhibit A    —    Credit and Collection Policy
Exhibit B    —    Form of Subordinated Note
Exhibit C    —    Form of Joinder Agreement

    -ii-

Purchase and Contribution Agreement
Purchase and Contribution Agreement, dated as of July 31, 2013 (this “Agreement”), between Ferguson Enterprises, LLC, a Virginia limited liability company(“Ferguson”) The Various Subsidiaries of Ferguson Listed on Schedule I Hereto (with Ferguson, each, an “Originator” and collectively, the “Originators”), and Ferguson Receivables, LLC, a Delaware limited liability company (the “Purchaser”)
    Recitals
Whereas, the Originators in the ordinary course of their business generate certain accounts receivable and rights and interests related thereto; and
Whereas, the Originators desire to sell or contribute (in the case of Ferguson) on each business day to the Purchaser accounts receivable and related rights and interests as more fully described herein and subject to the terms and conditions of this Agreement, and the Purchaser desires to purchase and otherwise acquire such accounts receivable and related rights and interests.
Now, Therefore, the parties hereto hereby agree as follows:
ARTICLE I

Definitions; Construction
    Section 1.01.    Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
~~“Additional Originator” shall mean DBS Holdings, Inc. and HP Products Corporation, the Originators joining this Agreement on the Amendment Effective Date.~~
“Agreement” shall mean this Purchase and Contribution Agreement, as the same may from time to time be amended, supplemented or otherwise modified.
“Amendment Effective Date” shall mean ~~May~~June ~~19~~23, ~~2021~~2023.
“Anti-Terrorism Law” shall mean each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Law of the United States or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.
“Available Funds” shall mean, on any date of determination, monies then held by or on behalf of the Purchaser after deduction of (a) all Aggregate Unpaids, if any, that are accrued or due and owing under the Receivables Purchase Agreement (together with the Aggregate Net

Investment if such date of determination is on and after the Termination Date), (b) all Servicing Fees that are then accrued, and (c) in the Purchaser’s discretion, the accrued and unpaid portion of all current expenses of the Purchaser (whether or not then due and owing), in each of the foregoing cases, whether or not the same have actually been paid as of the time of determination.
“Blocked Account Agreement” shall mean the “control” agreement related to each Lockbox Account, Depositary Account and Blocked Local Account (other than as specified in the proviso in the definition of “Blocked Local Account”) in form and substance reasonably acceptable to the Administrative Agent, by and among the Purchaser, the Servicer, the Administrative Agent and the applicable Depositary Bank.
“Blocked Local Account” shall mean, with respect to an Originator, an account established and maintained at a Depositary Bank by the Purchaser into which Obligor payments with respect to Receivables, as well as payments on cash sales, in each case, generated by such Originator are deposited~~; provided, however, that during the period from the Amendment Effective Date to September 1, 2021, Account # 10596291661 established and maintained at PNC by Ferguson shall be deemed a Blocked Locked Account for all purposes under this Agreement and the other Transaction Documents~~.
“Business Day” shall mean any day on which (i) banks are not authorized or required to close under the Laws of New York or (ii) a bond market holiday is not recommended by the Securities Industry and Financial Markets Association.
“Collections” shall mean, for any Receivable as of any date, all cash collections and other cash proceeds (whether in the form of cash, wire transfer, or checks) of that Receivable, including, without limitation, all finance charges, if any, and cash proceeds of the related property with respect to such Receivable, any Deemed Collections of such Receivable and any amounts received with respect to a Participation Interest in such Receivable.
“Contract” shall mean a contract between an Originator and an Obligor, and/or any and all invoices and other writings which, in either case, give rise to a receivable arising from the sale by an Originator of goods or rendering of services in the ordinary course of such Originator’s business.
“Credit and Collection Policy” shall mean the Servicer’s credit, collection, enforcement and other policies and practices relating to Contracts and Receivables existing on the date hereof and as set forth on Exhibit A hereto, as the same may be modified from time to time.
“Deemed Collections” shall mean collections deemed received by an Originator in an amount equal to (i) all Dilutions and (ii) the aggregate Outstanding Balance of any Receivables (a) which were included in the Net Receivables Balance and which were not Eligible Receivables, (b) in which the Administrative Agent does not have a first priority perfected ownership or security interest and (c) as to which the other representations and warranties set forth in Sections 5.01(b), (c), (d) and (e) and made by an Originator or the Servicer are no longer true and correct in all material respects (or, if made as of particular date, were not true and correct in all material respects as of such date).

“Default Rate” shall mean the Alternate Base Rate (excluding clause (iii) of that definition on and after the occurrence of a Benchmark Transition Event) plus 2.0% per annum.
“Depositary Account” shall mean an account maintained at a Depositary Bank into which Collections in the form of wire transfers or electronic funds transfers are made by Obligors.
“Depositary Bank” shall mean, at any time, any financial institution reasonably acceptable to the Administrative Agent which holds a Lockbox Account, a Depositary Account, a Blocked Local Account or the Concentration Account.
“Designated Person” shall mean any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) owned or controlled directly or indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized or operating under the laws of, or a citizen or resident of, any country that is subject to any Sanctions.
“Dilution” shall mean the portion of any Receivable which is reduced or canceled as a result of (i) any defective, rejected, returned or repossessed goods or services, any cash or other discount, or any failure by an Originator to deliver any goods or perform any services or otherwise perform under the underlying Contract, (ii) any change in or cancellation of any of the terms of such Contract or any other adjustment by an Originator which reduces the amount payable by the Obligor on the related Receivable, (iii) any rebates, warranties, allowances or charge-backs, or (iv) any setoff or credit in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction). An Originator shall be deemed to have received a Collection in an amount equal to the amount of such Dilution of each Receivable on the day such Dilution occurs.
“Discount Factor” means a percentage calculated to provide the Purchaser with a reasonable return on its investment in the Receivables acquired from an Originator after taking into account (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Purchaser of financing its investment in, or servicing and collecting, such Receivables during such period and (ii) the risk of nonpayment by the Obligors. An Originator and the Purchaser may agree from time to time to change the Discount Factor applicable to Purchases by and from such Originator based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period commencing no earlier than the last day of the current Calculation Period, and shall apply only prospectively.
“Distribution Date” shall mean the second (2nd) Business Day after each Monthly Report Date.
“Excluded Receivables” shall mean (i) the indebtedness and payment obligations owed by Obligors arising in connection with the sale of merchandise or rendering of services by the divisions of Ferguson known as “Lincoln Products/Ferguson Parts and Packaging” and

“Ferguson International”, (ii) Designated Excluded Receivables, and (iii) Acquisition ~~Receivables and (iv) FFD~~ Receivables.
“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.
“Federal Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended, and any successor statute thereto.
~~“FFD” shall mean Ferguson Fire Design LLC, the company resulting from the spin-off of the businesses of the Spun-Off Locations.~~
~~“FFD Assets” shall have the meaning specified in Section 2.01B hereof.~~
~~“FFD Effective Time” shall mean 5:00 p.m. New York City time on December 31, 2022.~~
~~“FFD Receivables” shall mean the Receivables of the Spun-Off Locations.~~
“Indemnified Parties” shall have the meaning specified in Section 8.01(a) hereof.
“Joinder Agreement” shall mean the agreement signed by a new Originator in substantially the form of Exhibit C hereto.
“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.
“Lien,” with respect to any asset, shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any production payment, proceeds production payment or similar financing arrangement with respect to such asset).
“Local Account” shall mean a deposit account established and maintained by a financial institution in the name of an Originator into which account Obligor payments with respect to Receivables as well as payments on cash sales generated by such Originator are deposited. Each Local Account shall be identified on Schedule II hereto, as amended from time to time with the consent of the Administrative Agent.
“Lockbox” shall mean a post office box to which Collections are sent and which is administered by a Depositary Bank.
“Lockbox Account” shall mean an account maintained in the name of the Purchaser at a Depositary Bank into which Collections are deposited.
“Obligor” shall mean a Person who purchased merchandise or services on credit under a Contract and who is obligated to make payments to an Originator.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case, whether foreign or domestic.
“Original Closing Date” shall mean July 31, 2013.
“Originator” shall mean Ferguson and each of its Subsidiaries listed on Schedule I hereto from time to time.
“Outstanding Balance” of any Receivable shall mean, at any time, the then outstanding amount thereof.
“Participation Interest” means, with respect to any Reassigned Receivable, a 100% undivided beneficial interest in the applicable Originator’s right, title and interest, whether now owned or hereafter arising, in, to and under such Receivable and all Related Security and Collections with respect thereto.
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).
“Permitted Liens” shall mean, on any day, any Liens securing the obligations of any Originator in connection with inventory financing not to exceed, in the aggregate for all Originators, 0.25% of the aggregate Outstanding Balance of Receivables on such day.
“Proceeds” shall mean “proceeds” as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Purchaser’s ownership or security interests therein.
“Purchase” shall mean a purchase by the Purchaser of Receivables, Related Security and Collections hereunder, including, without limitation, Receivables as to which a portion of the related Purchase Price is paid by means of a contribution of Receivables by Ferguson to the Purchaser’s capital.
“Purchase Date” shall mean the Original Closing Date (or in the case of any Originator which becomes a party hereto after the Closing Date, the day on which such Originator becomes a party hereto pursuant to Section 3.02) and each day thereafter on which Receivables arise.
“Purchase Price” shall have the meaning set forth in Section 2.02(a) hereof.
“Purchase Price Credit” shall have the meaning set forth in Section 2.03 hereof.
“Purchase Termination Event” shall have the meaning set forth in Section 7.01 hereof.

“Reassigned Receivable” shall have the meaning specified in Section 2.01A hereof.
“Receivable” shall mean all indebtedness and any payment obligations of any Obligor owed to an Originator arising from the sale of goods from the sale of merchandise or rendering of services by such Originator under a Contract, including all rights to payment of any interest or finance charges and any security related thereto. “Receivables” shall not include Excluded Receivables.
“Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement dated as of July 31, 2013, by and among Ferguson Receivables, LLC, as seller, Ferguson, as servicer and originator, the Originators party thereto from time to time, the Conduit Purchasers listed on Schedule I thereto from time to time, the Committed Purchasers listed on Schedule I thereto from time to time, the LC Banks listed on Schedule III thereto from time to time, the Facility Agents listed on Schedule I thereto from time to time, Royal Bank of Canada, as administrative agent, and Ferguson plc, as provider of the Parent Undertaking, as the same may from time to time be amended, supplemented or otherwise modified.
“Records” shall mean correspondence, memoranda, computer programs, tapes, discs, reports, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language; provided that any intellectual property (such as software) or rights therein that are not permitted by applicable Law or contract to be assigned shall not be included herein.
“Related Security” shall mean with respect to any Receivable:
    (a)    all Contracts with respect to such Receivable:
    (b)    all of the applicable Originator’s interest, if any, in the goods (including returned goods) sold by such Originator and which gave rise to such Receivable;
    (c)    all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;
    (d)    all guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;
    (e)    all Records relating to, and all service contracts and any other contracts associated with, such Receivable, the related Contracts or the related Obligors; and
    (f)    all Proceeds of the foregoing.
“Responsible Officer” shall mean, with respect to each Originator, the chief executive officer, the president, the chief financial officer or treasurer of such Originator and any other

Person designated as a Responsible Officer by any such officers, as such Originator may from time to time notify the Purchaser.
~~“Spun-Off-Locations” shall mean the two locations (namely, 3539 and 3379) of Ferguson Fire & Fabrication, Inc., the businesses of which are spun off to create FFD.~~
“Subordinated Loan” shall mean a subordinated revolving loan from an Originator to the Purchaser which is evidenced by the Subordinated Note.
“Subordinated Note” shall mean a subordinated promissory note in the form of Exhibit B hereto issued by the Purchaser to an Originator, as the same may be amended or supplemented from time to time.
“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as in effect from time to time in such jurisdiction.
    Section 1.02.    Other Defined Terms.     Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Receivables Purchase Agreement
    Section 1.03.    Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and references to the part include the whole and the words “include”, “includes” and “including” shall be deemed followed by “without limitation”. The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection, exhibit and schedule references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York from time to time shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.
    Section 1.04.    IFRS; Conversion to GAAP. (a)    If the relevant IFRS changes during the term of this Agreement such that any tests or covenants contained herein would then be calculated, or reports delivered pursuant to those tests or covenants would then be prepared, in a different manner or with different components, the parties hereto agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those tests or covenants as criteria for evaluating the applicable Originator’s financial condition to substantially the same criteria as were effective prior to such change in the relevant IFRS; provided, however, that, until the parties so amend this Agreement, all such tests or covenants shall be calculated, and all such reports prepared, in accordance with the relevant IFRS, as in effect immediately prior to such change. All accounting terms not specifically defined herein shall be construed in accordance with IFRS.

    (b)    All references in this Agreement to IFRS and all tests or covenants contained herein required to be calculated in accordance with IFRS, or reports delivered pursuant to this Agreement or any Transaction Document in accordance with IFRS, shall be deemed, on and after August 1, 2021, to be references to GAAP, or tests or covenants calculated in accordance with, or reports or calculations prepared in accordance with, as applicable, GAAP (rather than IFRS), in each case, to the extent covering periods on and after August 1, 2021.
ARTICLE II

Purchases and Settlements

    Section 2.01.    General Terms; Intent of the Parties. (a) On each Purchase Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell to the Purchaser, without recourse (except to the extent expressly provided herein), and the Purchaser does hereby purchase from such Originator, all of such Originator’s right, title and interest in and to the Receivables originated by such Originator, the Related Security, Collections and all Proceeds of each of the foregoing (other than any such assets contributed to the Purchaser pursuant to Section 2.01(d) below), in each case, whether now existing or hereafter arising or acquired.
    (b)    The Receivables arising after the initial Purchase Date and while no Purchase Termination Event exists shall be deemed to have been sold by each Originator to the Purchaser immediately (and without further action by any Person) upon the creation of such Receivable by such Originator. Receivables arising while a Purchase Termination Event exists shall not be deemed to have been sold by any Originator to the Purchaser unless and until the first day thereafter on which no Purchase Termination Event exists. The Related Security and Collections with respect to each Receivable (and Proceeds of such Receivable, Related Security and Collections) shall be sold at the same time as such Receivable together with all related Proceeds received thereon.
    (c)    It is the intention of the parties hereto that each conveyance of Receivables made under this Agreement shall constitute an outright “sale of accounts” or “sale of general intangibles” (as such terms are used in Article 9 of the UCC) or other transfer, in each case which is absolute and irrevocable and shall provide the Purchaser with the full benefits of ownership of the Receivables and the associated Related Security, Collections and Proceeds. Each conveyance of Receivables hereunder is made without recourse to the applicable Originator and without any warranty of collectability or unconventional warranty; provided, however, that (i) each Originator will be liable to the Purchaser for all representations, warranties, covenants and indemnities made by such Originator to the Purchaser pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such conveyance does not constitute and is not intended to result in an assumption by the Purchaser or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Receivables, the associated Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that the conveyances of Receivables made hereunder shall constitute outright sales or, in the case of Ferguson, contributions, of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the applicable initial Purchase Date, mark its Records to indicate that the Receivables have been sold or contributed.
    (d)    On the initial Purchase Date, Ferguson shall contribute Receivables generated by it having an aggregate Outstanding Balance of $200,000,000.00, together with associated Related Security, Collections and Proceeds, to the Purchaser’s capital. Thereafter, on each Purchase Date, Ferguson may, at its option, contribute to the Purchaser’s capital, in lieu of selling, Receivables originated by Ferguson and all associated Related Security, Collections and Proceeds, and any such contribution is made with the intention that each such contribution, if any, will be made with the same intentions as are set forth in Section 2.01(c) above. Except as provided in Section 2.02(a)(3), the Purchaser hereby acknowledges that Ferguson shall have no obligations to make capital contributions to Purchaser in respect of Ferguson’s equity interest in Purchaser or otherwise in order to provide funds to pay the Purchase Price to Ferguson under this Agreement or for any other reason.
    Section 2.01A.    Certain Reconveyances. If Ferguson, as Servicer of the Receivables under the Receivables Purchase Agreement, determines in its reasonable judgment that (i) the filing of a mechanics lien or the making of a claim on a payment bond is necessary or advisable in order to collect a Receivable that is due from a contractor or (ii) it desires to recover any sales or similar tax paid with respect to a Receivable, Ferguson shall notify the Purchaser and the Originator which originated such Receivable and shall prepare the necessary documentation for filing such lien, claim or tax refund for signature by such Originator. Immediately prior to the execution of such documentation, and without any further action hereunder, the Purchaser shall be deemed to have sold all of its right, title and interest in and to such Receivable to such Originator (immediately following the Purchaser’s purchase thereof from the Administrative Agent pursuant to the Receivables Purchase Agreement) (each such Receivable, a “Reassigned Receivable”) and such Originator shall be deemed to have repurchased such Receivable for a purchase price equal to a Participation Interest in such Reassigned Receivable (which such Originator shall be deemed to have sold), which shall entitle the Purchaser to receive from such Originator (by deposit into the Concentration Account or other Account subject to a Blocked Account Agreement) all Collections subsequently received with respect to such Reassigned Receivable, but only to the extent actually received. Notwithstanding the foregoing, no additional reconveyances of Receivables to any Originator pursuant to this Section shall occur (A) without the consent of the Administrative Agent, if a Control Event shall have occurred and be continuing or (B) if, during the 12-month period ending on the last day of the month preceding such sale, the sum of the aggregate Outstanding Balance (in each case determined as of the date of reconveyance) of Reassigned Receivables reconveyed hereunder to all Originators plus the Outstanding Balance of such additional Receivables in which a reconveyance is proposed under this Section would exceed 1% of the aggregate Outstanding Balance of the Receivables sold to the Purchaser hereunder by the Originators during such 12-month period.
    ~~Section 2.01B.    Reconveyance of FFD Receivables.~~
    ~~(a)    Effective as of the FFD Effective Time, after giving effect to the reconveyance and release provided in Section 2.01B of the Receivables Purchase Agreement, without recourse and without making any representation or warranty in connection therewith of~~

~~any type or kind (except with respect to liens as set forth below), the Seller hereby sells and assigns, without any further action being required on the part of any person or entity to effect such sale and assignment, to Ferguson Fire & Fabrication, Inc., and Ferguson Fire & Fabrication, Inc. hereby purchases and assumes from the Seller all of the right, title and interest of the Seller in and to the FFD Receivables, all Collections with respect thereto and all Related Security with respect thereto (the “FFD Assets”), free and clear of any and all liens in favor of the Seller or any other lien arising by or through the Seller; and all security interests granted to the Seller under any Transaction Document, to the extent they relate to FFD Assets, shall thereupon be released and terminate.~~
    ~~(b)    As consideration for the retransfer of the FFD Receivables as of the FFD Effective Time, Ferguson Fire & Fabrication, Inc. will pay the Seller the fair market value of the FFD Receivables as of the FFD Effective Time, which amount shall be paid by reducing the principal amount of the Subordinated Note owed by the Seller to Ferguson Fire & Fabrication, Inc.~~
    ~~(c)    The Seller acknowledges and agrees that on and after the FFD Effective Time, unless and until FFD is added as an “Originator” hereunder, the receivables generated by FFD will not be sold to the Seller pursuant to this Agreement and consequently, not sold, transferred or assigned by the Seller to the Facility Agents, for the benefit of their respective Purchasers, pursuant to the Receivables Purchase Agreement.~~
     Section 2.02.    Purchase Price. (a) The purchase price (the “Purchase Price”) for the Receivables, Related Security, Collections and Proceeds payable on each Purchase Date to each Originator shall be equal to 100% of the aggregate Outstanding Balance of the Receivables conveyed by such Originator on that date multiplied by the Discount Factor. Each Originator and the Purchaser have each determined the Purchase Price payable on each Purchase Date approximates the fair value of the Receivables, Related Security, Collections and Proceeds sold by such Originator on such Purchase Date. Such Purchase Price will be payable in full by the Purchaser to such Originator on the related Purchase Date, and shall be paid to such Originator in the following manner:
    (1)    first, by delivery of immediately available funds, to the extent of the Available Funds;
    (2)    second, if such Originator has requested a Letter of Credit pursuant to Section 2.05, by the Purchaser’s requesting and delivering such Letter of Credit; and
    (3)    third, by increasing the amount of the applicable Subordinated Loan, so long as the aggregate principal amount of such Subordinated Loan, together with the aggregate principal amount of all Subordinated Loans owed by the Purchaser, does not cause the Purchaser’s tangible net worth to be less than the 6% of the aggregate Outstanding Balance of the Receivables then owned by the Purchaser.
    (b)    Subject to the limitations set forth in Section 2.02(a)(3), each Originator irrevocably agrees to make each increase in the amount of the Subordinated Loan owing to it as contemplated in Section 2.02(a)(3), so long as no Purchase Termination Event exists. The Subordinated Loan owing to each Originator will be evidenced by, and shall be payable in accordance with the terms and provisions of the related Subordinated Note and any cash repayment of such Subordinated Loan shall be payable solely from Available Funds at the time of each such payment. Each Originator is hereby authorized by the Purchaser to maintain a record with respect to the related Subordinated Note, evidencing the date and amount of each increase in such Subordinated Loan thereunder, as well as the date of each payment with respect thereto, provided that the failure to maintain such a record shall not affect any obligation of the Purchaser thereunder.
    (c)    Although the Purchase Price for each Purchase of Receivables, Related Security, Collections and Proceeds shall be due and payable in full by the Purchaser to the applicable Originator on each Purchase Date on which Receivables are purchased from such Originator, settlement of the Purchase Price between the Purchaser and such Originator will be effected on each Distribution Date with respect to all Purchases from such Originator within the most recently ended Calculation Period. Although cash settlements shall be effected on each Distribution Date, increases or decreases in the Subordinated Loan owed to each Originator shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.
    (d)     Each contribution of Receivables, Related Security, Collections and Proceeds by Ferguson to Purchaser pursuant to Section 2.01(d) shall be deemed to be a Purchase of such Receivables, Related Security, Collections and Proceeds by Purchaser for all purposes of this Agreement.
    Section 2.03.    Purchase Price Credits. On each Purchase Date, all Deemed Collections with respect to Receivables originated by any Originator shall be credited (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder to such Originator. If, with respect to any Originator, the aggregate amount of Purchase Price Credits exceeds the Purchase Price of the Receivables to be sold by such Originator on such Purchase Date, then such Originator will pay to the Purchaser the remaining amount of such Purchase Price Credit in cash not later than the next Business Day; provided that if no Termination Event or a Potential Termination Event exists, such Originator may deduct the remaining amount of such Purchase Price Credit from any amount owed to it under the applicable Subordinated Note.
    Section 2.04.    Payments and Computations, Etc. All amounts to be paid or deposited by the Purchaser hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of each Originator designated from time to time by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, interest on the past due amount at the Default Rate until paid in full; provided, however, that such interest shall not at any time exceed the maximum rate permitted by applicable Law. All computations of the Default Rate shall be calculated based on a 365/366 day year.

    Section 2.05.    Letters of Credit. (a) With respect to any Originator, upon its request and in accordance with Section 2.02, and subject to the terms and conditions for issuing Letters of Credit under the Receivables Purchase Agreement (including any limitations therein on the amount of any such issuance), the Purchaser agrees to cause the applicable LC Bank to issue, on the Purchase Date specified by such Originator, Letters of Credit on behalf of the Purchaser (and, if applicable, on behalf of, or for the account of, such Originator in favor of such beneficiaries as such Originator may elect). The aggregate Stated Amount of the Letters of Credit being issued on any Purchase Date at the request of an Originator shall constitute a credit against the aggregate Purchase Price otherwise payable by the Purchaser on such Purchase Date to such Originator pursuant to Section 2.02. To the extent that the aggregate Stated Amount of the Letters of Credit being issued on any Purchase Date exceeds the aggregate Purchase Price payable by the Purchaser to such Originator on such Purchase Date, such excess shall be deemed to be a reduction in the outstanding principal amount of (and, to the extent necessary, the accrued but unpaid interest on) the applicable Subordinated Note. The aggregate Stated Amount of Letters of Credit to be issued on any Purchase Date cannot exceed the sum of the aggregate Purchase Prices payable on such Purchase Date plus the aggregate outstanding principal amount of and accrued but unpaid interest on the Subordinated Notes on such Purchase Date. In the event that any Letter of Credit issued (i) expires or is cancelled or otherwise terminated with all or any portion of its Stated Amount undrawn or (ii) has its Stated Amount decreased (for a reason other than a drawing having been made thereunder) or that the Purchaser’s Reimbursement Obligation in respect of a Letter of Credit is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall either be paid in cash to the applicable Originator on the next Purchase Date or, if the Purchaser does not then have cash available therefor, shall be deemed to be added to the outstanding principal amount of the Subordinated Note issued to such Originator. Under no circumstances shall any Originator (and no Affiliate thereof (other than the Company)) have any reimbursement or recourse obligations in respect of any Letter of Credit.
    (b)    In the event that an Originator requests a Letter of Credit hereunder, such Originator shall on a timely basis provide the Purchaser with such information as is necessary for the Purchaser to obtain such Letter of Credit from an LC Bank.
    (c)    Each Originator agrees to be bound by the terms of each Letter of Credit Application referenced in the Receivables Purchase Agreement and by an LC Bank’s interpretations of any Letter of Credit issued for the Purchaser and by the LC Bank’s written regulations and customary practices relating to letters of credit. The Purchaser agrees to enforce any rights that it has under the Receivables Purchase Agreement against an LC Bank in the event any Originator suffers any direct damages caused by such LC Bank’s failure to exercise care when honoring drafts under a Letter of Credit.
    (d)    Each Originator appoints the Servicer as its agent (on which appointment the Purchaser, the Facility Agents, the Administrative Agent, the LC Banks and the Purchasers may rely until such Originator provides contrary written notice to all of such Persons) to act on such Originator’s behalf to take all actions and to make all decisions in respect of the issuance, amendment and administration of the Letters of Credit, including, identification of the LC Banks to issue the Letters of Credit, requests for the issuance and extension of Letters of Credit and the allocation of the Stated Amounts of Letters of Credit against the Purchase Price owed to particular Originators and against Subordinated Notes issued to particular Originators. In the event that the Servicer requests a Letter of Credit in accordance with the terms hereof and the Receivables Purchase Agreement, the Servicer shall on a timely basis provide the Purchaser with such information as is necessary for the Purchaser to obtain such Letter of Credit from an LC Bank, and shall notify the relevant Originator, the Purchaser and the Administrative Agent of the allocations described in the preceding sentence. Such allocations shall be binding on the Purchaser and each Originator, absent manifest error.
    Section 2.06.    Access to Records. (a) In connection with the transfer of Records hereunder, each Originator hereby agrees that following any replacement of Ferguson as the Servicer, it will promptly grant access to the new Servicer to all data embedded in or created by all software used by such Originator to account for its Receivables.
    (b)    In addition to the requirements of Section 4.03, each Originator (i) shall take such action reasonably requested by the Purchaser or its assignee that may be necessary or desirable to ensure that the Purchaser has an enforceable ownership interest in the Records relating to the Receivables purchased from, or contributed by, such Originator hereunder and (ii) shall use its reasonable efforts to ensure that the Purchaser and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.
    Section 2.07.    Characterization; Granting Clause. (a) If, notwithstanding the intention of the parties expressed in Section 2.01(c), any sale or contribution by any Originator to the Purchaser of Receivables, Related Security, Collections and Proceeds hereunder shall be characterized as a secured loan and not a sale or contribution, as the case may be, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable Law. For this purpose and without being in derogation of the parties’ intention that each sale and contribution of Receivables, Related Security, Collections and Proceeds hereunder shall constitute a true sale or contribution, respectively, thereof, each Originator hereby grants to the Purchaser a duly perfected security interest in all of such Originator’s right, title and interest in, whether now existing or hereafter arising, in and to (i) (A) the Receivables originated by such Originator, (B) all Related Security with respect thereto, and (C) all Collections, (ii) with respect to all Reassigned Receivables of such Originator, all Collections subsequently received with respect thereto, and (iii) all Proceeds of any of the foregoing, which security interest shall be prior to all other Liens thereon. The Purchaser and its assigns shall have as against each Originator, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable Law, which rights and remedies shall be cumulative. Each Originator hereby authorizes Purchaser (or any of its assigns), as secured party, within the meaning of Section 9-509 of any applicable enactment of the UCC, to file, without further authorization by such Originator, as debtor, the UCC financing statements contemplated hereby. In the event that a court of competent jurisdiction holds that the transactions hereunder are not true sales or contributions, each of the Purchaser and each Originator represents and warrants, as to itself, that, each remittance of Collections by such Originator to the Purchaser hereunder will have been made (i)

in payment of a debt incurred by such Originator in the ordinary course of such Originator’s and the Purchaser’s business or financial affairs and (ii) made in the ordinary course of such Originator’s and the Purchaser’s business or financial affairs.
    Section 2.08.    Transfer by Purchaser; Third-Party Beneficiary. (a) The Originators acknowledge and agree that the Purchaser may, pursuant to the Receivables Purchase Agreement, sell and assign undivided interests in the Receivables and assign its rights under this Agreement to the Administrative Agent (for the benefit of the Facility Agents and their Purchase Groups) and (b) the Originators and the Purchaser acknowledge and agree that, by virtue of the transactions contemplated in the Receivables Purchase Agreement, the Administrative Agent (for the benefit of the Facility Agents and their Purchase Groups) shall be an assignee of this Agreement and, following the occurrence and continuance of a Termination Event, shall have the right to enforce directly all rights hereunder of Purchaser and all obligations hereunder of the Originators (but without the assumption of any obligations or liabilities hereunder).
ARTICLE III

Closing Procedures; Addition of Originators
    Section 3.01.    Conditions to Each Purchase. Each Purchase from an Originator hereunder (including the Purchase on the applicable initial Purchase Date) is subject to the conditions precedent that (i) the Purchaser shall have executed and delivered a Subordinated Note in favor of such Originator and (ii) as of such date of such Purchase, no Purchase Termination Event shall have occurred.
    Section 3.02.    Addition of Originators. Any Subsidiary of Ferguson may become an Originator hereunder with the prior written consent of the Purchaser (and the Administrative Agent and Facility Agents, as assignees of the Purchaser); provided, that such consent shall not be required if the Outstanding Balance of Receivables of such Subsidiary at the time it becomes an Originator hereunder, together with the Outstanding Balance of Receivables at such time of any other Subsidiary of Ferguson that became an Originator hereunder without such consent over the 12 calendar month period ending immediately prior to such date is less than 5.0% of the average Outstanding Balance of all Receivables (other than Excluded Receivables) on the last day of each calendar month during such 12-calendar month period . Each Subsidiary of Ferguson that is proposed to be added as an Originator shall give to the Purchaser (and the Administrative Agent and Facility Agents, as assignees of the Purchaser) prior written notice of its desire to be added as an Originator hereunder. Once the notice has been given, any addition of a Subsidiary of Ferguson as an Originator pursuant to this section shall become effective on the first Business Day following the date on which (i) such Subsidiary and the parties hereto shall have executed a Joinder Agreement and such other agreements, instruments and other documents (including, without limitation, opinions of counsel, lien searches, financing statements, Blocked Account Agreements and a Subordinated Note in favor of the new Originator) and the amendments or other modifications to the Transaction Documents, in form and substance satisfactory to the Purchaser (and the Administrative Agent and Facility Agents, as assignees of the Purchaser), that the Purchaser (and the Administrative Agent and Facility Agents, as assignees of the Purchaser) determines necessary or appropriate to effect the addition;

and (ii) the Parent confirms in writing that the obligations of such new Originator are guaranteed by the Parent under the Parent Undertaking. Upon such effectiveness, Schedule I to this Agreement shall be deemed amended to include such added Originator and any reference to “Originator” in this Agreement or any other Transaction Document shall refer to each existing Originator and each Subsidiary of Ferguson added as an Originator pursuant to this Section 3.02.
    Section 3.03.    Removal of Originators; Reconveyance of Certain Receivables. (a) In the event that any Receivables and Related Security were originated by an Originator or by a business group of any Originator, in each case, that is being sold or otherwise transferred to a third-party purchaser that is not an Affiliate of Parent (in any case, a “Sold Business”), and, at the request of such third-party purchaser, the Receivables and Related Security related to such Sold Business are to be included in such transfer, such Originator shall provide the Purchaser (and the Administrative Agent and Facility Agents as assignees of the Purchaser) notice of such sale or transfer not less than ten (10) Business Days before the date of the proposed sale or transfer and the resulting request for release and reconveyance of Receivables and Related Security. Such notice shall specify (i) if applicable, the business group being sold or transferred and (ii) the proposed date of such sale or transfer and reconveyance.
    (b)    On the sale or transfer date, the Purchaser shall, at the request of such Originator acting at the sole direction of such third-party purchaser, release and reconvey all of its right, title and interest in such Receivables and Related Security (other than any Collections or proceeds received in connection with such sale, assignment or transfer or received prior to the date thereof) (collectively, the “Transferred Assets”) to such Originator (or its designee) acting on behalf of such third-party purchaser, with such third-party purchaser being obligated to purchase such Transferred Assets, or to the applicable third-party purchaser, free and clear of any Lien created hereby, by executing a release and reconveyance agreement in a form agreed to by such Originator at the time of such release and reconveyance and delivering a copy of such executed release and reconveyance to the Administrative Agent, so long as (a) at the time of any such release and reconveyance, the then Outstanding Balance of any such Transferred Assets, together with the Outstanding Balance of any other Transferred Assets released and reconveyed pursuant to this Section 3.03 during the 12 calendar month period ending immediately prior to the date such Transferred Assets are transferred, plus the aggregate Outstanding Balance of Designated Excluded Receivables designated pursuant to Section 11.23 of the Receivables Purchase Agreement during such period (which Outstanding Balance is determined as to any Designated Type on its first respective Exclusion Date), shall not exceed 10.0% of the average aggregate Outstanding Balance of all Receivables (other than Excluded Receivables) on the last day of each calendar month during such 12-calendar month period, (b) no Termination Event or Potential Termination Event has occurred or will result from such release and reconveyance after the application of all Collections with respect thereto hereunder, and (c) after giving effect to such release and reconveyance and the application of all Collections with respect thereto under the Transaction Documents the Percentage Interest will not be greater than 100%. Any proceeds of any such release and reconveyance shall be treated as Collections hereunder.
    (c)    From and after the date any such Originator is terminated pursuant to this Section 3.03, such Originator shall have no further obligations hereunder or under any other Transaction Document, other than with respect to Collections or Deemed Collections on

Receivables previously sold by it to the Purchaser and, in respect of Indemnified Amounts arising out of events occurring or circumstances existing prior to such termination, any obligation under Section 8.01.
ARTICLE IV

Additional Rights and Obligations in Respect of the Receivables
    Section 4.01.    Rights of the Purchaser. Each Originator hereby authorizes the Purchaser and the Servicer (if other than such Originator) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables originated by such Originator, including, without limitation, endorsing such Originator’s name on checks and other instruments representing Collections and enforcing such Receivables, the invoices and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.
    Section 4.02.    Responsibility of each Originator. Anything herein to the contrary notwithstanding, each Originator hereby agrees that:
    (a)    Servicing. Ferguson, in its capacity as Servicer, shall be responsible for the servicing, administration and collection of the Receivables, all on the terms set out in the Receivables Purchase Agreement. Each Originator shall be responsible for sub-servicing the Receivables originated by it.
    (b)    Power of Attorney. It hereby grants to the Servicer (if other than such Originator) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Originator all steps which are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by such Originator in connection with any Receivable originated by it or under the Related Security (including the Records).
    (c)    Performance under Contracts. It will perform all of its obligations under the Contracts generated by it to the same extent as if the Receivables had not been sold or contributed, as applicable, hereunder and the exercise by the Purchaser, the Servicer, the Administrative Agent, any of the Facility Agents of their respective rights hereunder or under the Receivables Purchase Agreement shall not relieve such Originator from such obligations.
    Section 4.03.    Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Purchaser (or its assigns) may reasonably request in order to perfect, protect or more fully evidence the Purchaser’s ownership of the Receivables generated by such Originator (and the Related Security and Collections) purchased by the Purchaser hereunder, or to enable the Purchaser to exercise or enforce any of its rights hereunder or under any other Transaction Document.

    (b)    Each Originator hereby authorizes the Purchaser or the Administrative Agent (as Purchaser’s assignee) to file one or more financing or continuation statements, and amendments thereto and assignment thereof, relative to all or any of the Receivables (and the Related Security and Collections) now existing or hereafter sold or contributed by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Purchaser (or its assigns) may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Purchaser or its designee incurred in connection therewith shall be payable by such Originator as provided in Article VIII.
ARTICLE V

Representations and Warranties
    Section 5.01.    General Representations and Warranties of the Originators. Each Originator hereby represents and warrants to the Purchaser as to itself on and as of the date hereof and on and as of each Purchase Date that:
    (a)    Corporate Existence, Power and Authority, Etc. It is duly organized, validly existing and in good standing in its jurisdiction of organization; it is duly qualified to do business in each jurisdiction where the conduct of its business so requires and except where failure to be so qualified would not be reasonably expected to have a Material Adverse Effect; it has power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby; each of this Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to usual and customary bankruptcy and equitable principles exceptions); it has all necessary authorizations and approvals to execute, deliver and perform its obligations under this Agreement and all of the other Transaction Documents to which it is a party, except where failure to obtain any such authorization or approval would not reasonably be expected to result in a Material Adverse Effect; no notices to, or filings with, any Governmental Authority or regulatory body are required for the due execution, delivery or performance by it of this Agreement or any of the other Transaction Documents to which it is a party, except for the filing of financing statements referred to therein and except where the failure to provide any such notice or make any such filing would not reasonably be expected to result in a Material Adverse Effect;
    (b)    Eligible Receivables. All Receivables generated by such Originator and represented to be Eligible Receivables are Eligible Receivables at such time;
    (c)    Accuracy of Information. The written reports, financial statements, certificates and other written information furnished by it or on its behalf in connection with the negotiation of this Agreement and the other Transaction Documents or delivered in connection therewith (as modified or supplemented by other written information when so furnished), when taken as a whole, did not contain as of the date such written reports, financial statements or other written information were so furnished, any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
    (d)    Good Title. Each Receivable sold by such Originator under this Agreement is owned by it free and clear of any lien or adverse claim (except as provided herein and Permitted Liens);
    (e)    Ownership/Security Interest. It has taken or caused to be taken all actions, including necessary filings, to evidence the Purchaser’s first priority ownership or security interest in all Receivables (whether existing or thereafter arising) sold by it;
    (f)    Changes to Credit and Collection Policy. It has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated by it and the related Contract. It has not made any change in the Credit and Collection Policy that would (i) impair the collectability of any Receivables in any material respect or (ii) otherwise be reasonably likely to have a Material Adverse Effect;
    (g)    Collections. All of its Obligors have been directed to remit their Collections to Lockboxes, Lockbox Account, or Depositary Accounts, as applicable, listed on Schedule II hereto, except for those Obligors who pay by credit card or who, in the normal course of such Originator’s business and consistent with such Originator’s past practices, pay directly to such Originator;
    (h)    Payments from the Purchaser. The Purchase Price payable by Purchaser hereunder in connection with each sale by such Originator of Receivables hereunder represents a reasonable arms-length price for the Receivables sold by such Originator and constitutes reasonably equivalent value for the Receivables so sold. No sale of Receivables by such Originator hereunder was made for or on account of an antecedent debt owed by such Originator to the Purchaser or is or may be voidable as a fraudulent transfer under Section 548 of the Federal Bankruptcy Code or a voidable preference under Section 547 of the Federal Bankruptcy Code;
    (i)    Taxes.     It has filed or caused to be filed all material United States federal, state and local income tax returns and all other material tax returns on or before the applicable due date (as such due date may have been timely extended), and has paid or caused to be paid all taxes due pursuant to such returns or pursuant to any assessment received by it (other than those which are currently being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with relevant IFRS shall have been set aside on its books);
    (j)    ERISA.     Such Originator and each of its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except as any noncompliance could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event (as defined in Section 4043 of ERISA or the regulations thereunder) has occurred with respect to any Plan nor has any prohibited transaction under Section 406 of ERISA occurred with respect to any “Employee Benefit Plan” (as that term is defined in Section 3(3) of ERISA), of such Originator or any of its ERISA Affiliates which, in either case, could reasonably be expected to result in a Material Adverse Effect. No prohibited transaction under Section 406 of ERISA which could be expected to result in a Material Adverse Effect has occurred with respect to such Originator or any of its ERISA Affiliates or will occur on any Purchase Date. No ERISA Event has occurred, is occurring, or is reasonably likely to occur which is reasonably likely to result in a Material Adverse Effect;
    (k)    Investment Company Act. It is not and is not required to be registered as an “investment company” or a company “Controlled” by an “investment company,” each as defined in the Investment Company Act of 1940, as amended;
    (l)    Use of Proceeds. It has not taken and will not take any action which would cause the use of the proceeds of the Purchases to violate the provisions of Regulation U of the Board of Governors of the Federal Reserve System; and
    (m)    Foreign Assets Control, Etc.
    (i)    Neither it nor any of its Subsidiaries (A) is, or is controlled by, a Designated Person; (B) has received funds or other property from a Designated Person; or (C) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. None of the Originators nor any of their respective Subsidiaries engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any Designated Person. Each Originator and each Subsidiary thereof is in compliance, in all material respects, with the Patriot Act. Each Originator and each Subsidiary thereof has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws including the requirement that no Person who owns any direct or indirect interest in any Originator or any Subsidiary thereof is a Designated Person, and funds invested directly or indirectly in any Ferguson Party and each Subsidiary thereof are derived from legal sources.
    (ii)    No portion of the proceeds of any Purchase made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable law, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VI

Covenants
    Section 6.01.    Affirmative Covenants of the Originators. Until the termination of this Agreement, each Originator covenants to the Purchaser as follows:
    (a)    General:
    (i)    Compliance with Laws, Etc. It will comply, and cause each of its Subsidiaries to comply, with all applicable Laws, ordinances, rules, regulations, and requirements of any Governmental Authority (including ERISA and consumer protection laws) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;
    (ii)    Offices, Records, and Books of Account. It will keep its jurisdiction of organization and the office where it keeps its records concerning the Receivables originated by it at the address set forth under its name on the signature pages to this Agreement (or Joinder Agreement, as applicable) or upon 30 days’ prior written notice to the Purchaser (or its assignee), at any other locations in jurisdictions where all actions reasonably requested by the Purchaser (or its assignee) to protect and perfect the interest in the Receivables have been taken and completed. It also will maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing Receivables originated by it and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables originated by it (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). It will mark its data processing records and other books and records to indicate which Receivables it has sold or contributed to the Purchaser under this Agreement;
    (iii)    Taxes. It will file all material tax returns and reports required by Law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except when failure to pay would not reasonably be expected to have a Material Adverse Effect or such as are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. It will pay when due any sales, use or property taxes payable in connection with the origination or ownership of the Receivables originated by it, except for taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with relevant IFRS shall have been set aside on its books;

    (iv)    Performance and Compliance with Credit and Collection Policy. It will, as applicable and at its own expense, timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable originated by it and the related Contracts;
    (v)    Deposits to Lockboxes or Depositary Accounts. It will instruct all Obligors to remit all their payments in respect of Receivables to Lockbox Accounts or Depositary Accounts (either by check mailed to a Lockbox maintained by the relevant Depositary Bank or directly by wire transfer or electronic funds transfer to a Depositary Account), except for those Obligors who pay by credit card or who, in the normal course of such Originator’s business and consistent with such Originator’s past practices, pay directly to such Originator. If it receives any Collections directly, it will promptly (and in any event within two Business Days) cause such Collections to be deposited into the Concentration Account. It will not direct any funds to be deposited into any Lockbox Account or Depositary Account other than Collections of Receivables; provided, however, that it may direct or allow ~~(i) collections of FFD Receivables and (ii)~~ Collections of Acquisition Receivables being prepared for reporting on an Approved Data Reporting System in accordance with Section 11.21 of the Receivables Purchase Agreement until the applicable Inclusion Date for such Acquisition Receivables (after which Inclusion Date, the following limit will no longer apply) to be so deposited in an aggregate amount not in excess of $15,000,000 (as determined on the last day of each Calculation Period and reported in the related Monthly Report);
    (vi)    Transfers from Local Accounts. It will direct the Depositary Banks holding the Local Accounts to transfer Collections, within two (2) Business Days of deposit therein, received in such Local Accounts to the Concentration Account; and
    (vii)    Other Information. It will cause to be provided to the Purchaser (or its assignee) such other information in respect of the Receivables or its condition or operations, financial or otherwise, as the Purchaser (or its assignee) may from time to time reasonably request.
    (b)    Reporting.    Ferguson shall provide to the Purchaser and the Administrative Agent (as Purchaser’s assignee) such information regarding its and its Subsidiaries’ operations, business affairs and financial condition, or compliance with the terms of this Agreement or any other Transaction Document, as may be reasonably requested by the Purchaser or the Administrative Agent (as Purchaser’s assignee).
    (c)    Notice of Termination. It will cause to be provided to the Purchaser and the Administrative Agent (as Purchaser’s assignee) promptly and in any event within five business days after obtaining knowledge of the occurrence of a Termination Event or Potential Termination Event with a statement of its financial officer setting forth details of such Termination Event or Potential Termination Event; and

    Section 6.02.    Negative Covenants of the Originators. Except as otherwise specified below, until the termination of this Agreement, each Originator covenants and agrees as follows:
    (a)    Sales, Liens, Etc. It will not sell, assign (by operation of Law or otherwise) or otherwise dispose of, or create or suffer to exist any adverse claim (except for the interest in favor of the Purchaser created pursuant to this Agreement, the interest in favor of the Administrative Agent (for the benefit of the Purchase Groups (as defined in the Receivables Purchase Agreement)and Permitted Liens) created pursuant to the Receivables Purchase Agreement) upon or with respect to, any Receivable, Related Security, related Contract or Collections, or upon or with respect to any Account, or assign any right to receive income in respect thereof;
    (b)    Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Depositary Bank from those listed on Schedule II hereto, or make any change in its instructions to Obligors regarding payments to be made in respect of the Receivables or payments to be made to any Depositary Bank, unless the Purchaser and the Administrative Agent (as assignee of Purchaser) will have received notice of such addition, termination or change (including an updated schedule) and a fully executed Blocked Account Agreement in form and substance satisfactory to the Administrative Agent with respect to each new Lockbox Account or Depositary Account;
    (c)    Change in Name or Jurisdiction of Origination, Etc. It will not change its name, identity or organizational structure unless the Purchaser and the Administrative Agent (as Purchaser’s assignee) shall have received at least thirty (30) days’ advance written notice of such change and all action by such Originator, necessary or appropriate to perfect or maintain the perfection of the Purchaser’s ownership or security interest in the Receivables originated by it, the Related Security and the Collections (including, without limitation, the filing of all financing statements and the taking of such other action as the Purchaser or the Administrative Agent (as Purchaser’s assignee) may request in connection with such change or relocation) will have been duly taken;
    (d)    Treatment as Sales. It will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than as the sale and/or absolute conveyance of Receivables to the Purchaser (it being understood that the Purchaser is consolidated with Ferguson and the Parent under IFRS). It (or Parent) shall treat the transactions under this Agreement, for U.S. federal income tax purposes, as indebtedness secured by the Receivables and shall take no position inconsistent therewith; and
    (e)    Merger. It will not consolidate or merge with or into any other Person other than the Parent, Ferguson or any other Originator, and if the Parent is the surviving entity, unless the Parent assumes the obligations of such Originator hereunder.
    Section 6.03.    Separateness Covenants. Until the termination of this Agreement, each Originator covenants and agrees that it will take such actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions issued by Mayer Brown LLP, as counsel for Purchaser, in connection with the Facility on the Original Closing Date and on the Amendment Effective Date and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
ARTICLE VII

Purchase Termination Events
    Section 7.01.    Purchase Termination Events. The occurrence of the Termination Date under the Receivables Purchase Agreement shall constitute a “Purchase Termination Event” hereunder:
    Section 7.02.    Consequences of a Purchase Termination Event. (a) Upon the occurrence of a Purchase Termination Event, there shall be no further sales or contributions of Receivables under this Agreement; provided, however, that the termination of this Agreement shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any indemnification obligations.
    (b)    Upon the occurrence and continuance of a Purchase Termination Event, the Purchaser shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.
ARTICLE VIII

Indemnification; Expenses
    Section 8.01.    Indemnity. (a) Each Originator shall indemnify the Purchaser and its assigns, officers, directors and employees (each, an “Indemnified Party”) against all liabilities, claims, damages, costs, expenses, or losses (“Losses”) arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Purchaser of the Receivables, excluding, however, (i) Losses to the extent resulting from the gross negligence or willful misconduct of the Indemnified Party or from the Indemnified Party’s breach of this Agreement or any other Transaction Document or (ii) recourse (except as expressly provided in this Agreement) for uncollectable Receivables.
Without limiting the foregoing, each Originator shall indemnify the Indemnified Parties for all Losses resulting from:
    (i)    False or incorrect representations, warranties or certifications of such Originator in this Agreement or any report or document delivered by such Originator to the Purchaser pursuant to this Agreement;

    (ii)    Failure by such Originator to comply with applicable Law, rules or regulations related to the Receivables;
    (iii)    Failure to vest in the Purchaser a first priority perfected ownership or security interest in the Receivables originated by such Originator;
    (iv)    Failure to file, or delay in filing, any financing statements or similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to the Receivables originated by such Originator, the Related Security or the Collections;
    (v)    Any dispute, claim or defense of an Obligor to the payment of any Receivable originated by such Originator including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid or binding obligation of such Obligor, or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable or any Contract related thereto, or any adjustment, cash discount, rebate, return of product or cancellation with respect to such Receivable (provided that this clause (v) shall not be applied to provide credit recourse in respect of the portion of the Outstanding Balance of any Receivable which has been discharged in bankruptcy);
    (vi)    Failure by such Originator to perform any of its duties or other obligations, or to comply with any of its covenants, under this Agreement;
    (vii)    Any products liability, environmental or other claim by an Obligor or other third party arising out of the goods or services which are the subject of any Receivable;
    (viii)    Any third-party investigation, litigation or proceeding (actual or threatened) related to this Agreement or the transactions contemplated hereby or thereby, or the use of proceeds of Purchases under this Agreement or in respect of any Receivable;
    (ix)    Commingling of Collections with any other funds of such Originator or any of its Affiliates or Subsidiaries or any set-off against Collections by any credit card servicers;
    (x)    Third party claims arising from such Originator’s administration of the Receivables;
    (xi)    The sale of any Receivable in violation of applicable Law;
    (xii)    Any setoff by any Obligor;
    (xiii)    Any Letter of Credit issued at the request of an Originator (other than costs associated with the issuance of such Letter of Credit or reimbursement obligations with respect to draws made thereunder) or the use of the proceeds thereof by the applicable beneficiary or any affiliate, agent, employee or assignee thereof;
    (xiv)    The failure of such Originator to pay when due any sales, excise, motor fuel, business and occupation, property or other similar taxes payable in connection with the Receivables;
    (xv)    Any dispute, suit or claim arising out of any provision in any Contract restricting or prohibiting sale and assignment of the related Receivables;
    (xvi)    Overstatement of the balance of any Receivable of such Originator due to provisions in the related Contract relating to retainage, data assumptions cash on delivery sales, or bill and hold sales or other similar provisions of comparable effect; and
    (xvii)    Taxes, other than Excluded Taxes (as defined in the Receivables Purchase Agreement except modified by replacing the term “Indemnified Party” in each relevant place with “Purchaser and its assigns”), imposed on the Purchaser on account of payments made by or on account of its entering into this Agreement, and Other Taxes (as defined in the Receivables Purchase Agreement except modified by replacing the term “Transaction Document” with “this Purchase and Contribution Agreement”).
    (b)    Promptly upon receipt by any Indemnified Party under this Section 10.01 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against an Originator hereunder, notify such Originator in writing of the commencement thereof. Any notice claiming compensation under this Section shall set forth in reasonable detail the amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. Such Originator may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of such Originator and the Indemnified Party. The approval of such Originator and the Indemnified Party will not be unreasonably withheld or delayed. After notice from such Originator to the Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Purchaser (and its assignee), and so long as such Originator so assumes the defense thereof in a manner reasonably satisfactory to the Purchaser (and its assignee), such Originator shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of such Originator and the Indemnified Party, in which case the Indemnified Party(ies) shall have the right to employ one counsel to so represent it (them).
    (c)    Each Originator against which an indemnification claim is made will promptly pay to each Indemnified Party such indemnity amount as shall be specified to such Originator in a certificate of the Indemnified Party setting forth the calculations of such amount, together with the basis therefor.

        (d)    Each Indemnified Party, on behalf of itself, its assigns, officers, directors, officers and employees, shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification.
    Section 8.02.    Expenses. The Originators, jointly and severally, are obligated to pay or cause to be paid, to the Purchaser (a) all reasonable out-of-pocket expenses (excluding salaries and overhead costs) incurred by or on behalf of the Purchaser in connection with the negotiation, execution, delivery and preparation of this Agreement and (b) all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel for the Purchaser) from time to time (i) relating to any requested amendments, waivers or consents hereunder, or (ii) arising in connection with the Purchaser’s enforcement or preservation of its rights (including, without limitation, the perfection and protection of the Purchaser’s ownership of the Receivables) hereunder.
ARTICLE IX

Miscellaneous
    Section 9.01.    Amendments and Waivers. The provisions of this Agreement may from time to time be amended, restated, otherwise modified or waived, if such amendment, modification or waiver is in writing and consented to by the Originators, the Purchaser and the Administrative Agent. No failure or delay on the part of the Purchaser (or its assigns) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.
    Section 9.02.    Binding Effect; Assignments. This Agreement shall be binding upon and inure to the benefit of the Originators, the Purchaser and their respective successors and permitted assigns. Except as a result of a merger or consolidation permitted by Section 6.02(e), no Originator may assign its rights hereunder or any interest herein without the prior written consent of the Purchaser, the Administrative Agent and the Required Facility Agents. Until the Facility Termination, the Purchaser may not assign its rights hereunder or any interest herein except to the Administrative Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Facility Termination. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article VIII and the provisions of Sections 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.
    Section 9.03.    No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the parties hereto (or, in the case of the Purchaser, its assigns) in exercising any right, power or privilege under this Agreement shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the parties hereto (and, in the case of the

Purchaser, its assigns) under this Agreement are cumulative and not exclusive of any rights or remedies which such Person would otherwise have.
    Section 9.04.    No Discharge. The respective obligations of the Originators and the Purchaser under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by any exercise or nonexercise of any right, remedy, power or privilege under or in respect of this Agreement or any other Transaction Documents or applicable Law.
    Section 9.05.    No Petition. Each Originator agrees not, prior to the date which is one (1) year and one (1) day after the Facility Termination, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause the Purchaser to invoke, the process of any Official Body for the purpose of (a) commencing or sustaining a case against the Purchaser under any federal or state bankruptcy insolvency or similar Law (including the Federal Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Purchaser or any substantial part of the property of the Purchaser, or (c) ordering the winding up or liquidation of the affairs of the Purchaser.
    Section 9.06.    No Recourse. The obligations of the Purchaser payable in cash under this Agreement shall be payable solely out of the Available Funds and shall be solely the limited liability company obligations of the Purchaser.
    Section 9.07    Holidays. Except as may be otherwise provided in this Agreement, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due on the next Business Day.
    Section 9.08.    Notices. (a) All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement shall be in writing (including electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail, electronic mail or courier, in all cases with charges prepaid. All notices shall be sent to the applicable party at the notice addresses appearing on the signature pages hereof (or such other address as such party may give by notice to the other).
    (b)    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient.
    Section 9.09.    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

    Section 9.10.    Prior Understandings. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.
    Section 9.11.    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York, but Otherwise without regard to Choice of Laws Principles thereof). Each party hereto hereby submits to the nonexclusive jurisdiction of the federal courts for the Southern District of New York for the purpose of adjudicating any claim or controversy arising in connection with this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, and for such purpose, to the extent they may lawfully do so, waive any objection which each may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect hereto or thereto.
    Section 9.12.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

In Witness Whereof, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

Ferguson Receivables, LLC, as Purchaser

By:________________________
    Name: Brenda L. Crowder
    Title: Treasurer

Address for Notices:

~~12500 Jefferson Avenue~~
751 Lakefront Commons
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: ~~757-874-7795~~757-869-9703
~~Fax: 757-989-2985~~
E-mail: [ ]
     [ ]

S-I-1

Ferguson Enterprises, LLC, as an Originator

By:_________________________________
Name: ~~William~~Brenda ~~S~~L. ~~Brundage~~Crowder
Title: ~~Chief Financial Officer~~Assistant Treasurer

Address for Notices:

~~12500 Jefferson Avenue~~
751 Lakefront Commons
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: ~~757-874-7795~~757-869-9703
~~Fax: 757-989-2985~~
E-mail: [ ]
    [ ]

S-II-2

Energy & Process Corporation, as an Originator

By:______________________________
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

~~12500 Jefferson Avenue~~
751 Lakefront Commons
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: ~~757-874-7795~~757-869-9703
~~Fax: 757-989-2985~~
E-mail: [ ]
    [ ]

S-II-3

Ferguson Fire & Fabrication, Inc., as an Originator

By:_____________________________
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

~~12500 Jefferson Avenue~~
751 Lakefront Commons
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: ~~757-874-7795~~757-869-9703
Fax: 757-989-2985
E-mail: [ ]
    [ ]

S-II-4

DBS Holdings, Inc., as an Originator

By:_____________________________
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

~~12500 Jefferson Avenue~~
751 Lakefront Commons
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: ~~757-874-7795~~757-869-9703
~~Fax: 757-989-2985~~
E-mail: [ ]
    [ ]

HP Products Corporation, as an Originator

By:_______________________________
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

~~12500 Jefferson Avenue~~
751 Lakefront Commons
Newport News, VA ~~23602~~23606
Attention: ~~General Counsel~~Brenda L. Crowder
Telephone: ~~757-874-7795~~757-869-9703
Fax: 757-989-2985
E-mail: [ ]
    [ ]
S-I-1

Ferguson Fire Design, LLC, as an Originator

By:
    Name: Brenda L. Crowder
    Title: Assistant Treasurer

Address for Notices:

751 Lakefront Commons
Newport News, VA 23606
Attention: Brenda L. Crowder
Telephone: 757-869-9703
Fax: 757-989-2985
E-mail: [ ]
    [ ]

S-I-1

Annex C to Omnibus Amendment and Consent Dated as of June 23, 2023

Closing Index

S-I-1